    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1996
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                MIDAMERICAN ENERGY FINANCING I
                MIDAMERICAN ENERGY FINANCING II                                   MIDAMERICAN ENERGY COMPANY
(Exact name of registrants as specified in their Trust Agreements)
                                                                        (Exact name of registrant as specified in its charter)
                           DELAWARE                                                          IOWA
                                (State or other jurisdiction of incorporation or organization)
                     (To be applied for)                                                  42-1425214
                                            (I.R.S. Employer Identification Nos.)
                                                                                       Paul J. Leighton
                                                                            Vice President and Corporate Secretary
                       666 Grand Avenue                                           MidAmerican Energy Company
                         P.O. Box 657                                                  666 Grand Avenue
                 Des Moines, Iowa 50303-0657                                             P.O. Box 657
                        (515) 242-4300                                           Des Moines, Iowa 50303-0657
      (Address, including zip code, and telephone number                                (515) 242-4300
   including area code, of registrants' principal executive        (Name, address, including zip code, and telephone number
                           offices)                                       including area code, of agent for service)

                  PLEASE SEND COPIES OF ALL CORRESPONDENCE TO:
                             R. Todd Vieregg, P.C.
                                Sidley & Austin
                            One First National Plaza
                            Chicago, Illinois 60603

    Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

    If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                       AMOUNT TO           OFFERING PRICE       AGGREGATE OFFERING
            SECURITIES TO BE REGISTERED                BE REGISTERED(1)          PER UNIT(2)             PRICE(2)
MidAmerican Energy Financing I
MidAmerican Energy Financing II
  Preferred Securities.............................
MidAmerican Energy Company
  Guarantees with respect to
  Preferred Securities(3)..........................
MidAmerican Energy Company
  Junior Subordinated Debentures...................
MidAmerican Energy Company
  Medium-Term Notes................................
Total..............................................      $500,000,000               100%               $500,000,000

              TITLE OF EACH CLASS OF                       AMOUNT OF
            SECURITIES TO BE REGISTERED                REGISTRATION FEE
MidAmerican Energy Financing I
MidAmerican Energy Financing II
  Preferred Securities.............................
MidAmerican Energy Company
  Guarantees with respect to
  Preferred Securities(3)..........................
MidAmerican Energy Company
  Junior Subordinated Debentures...................
MidAmerican Energy Company
  Medium-Term Notes................................
Total..............................................        $151,515

(1) There are being registered hereunder a presently indeterminate number of Preferred Securities of MidAmerican Energy Financing I and MidAmerican Energy Financing II (together with related Guarantees and Junior Subordinated Debentures of MidAmerican Energy Company for which no separate consideration will be received by any of the Registrants) and a presently indeterminate number of Medium-Term Notes of MidAmerican Energy Company, all with an aggregate initial public offering price not to exceed $500,000,000.

(2) Pursuant to Rule 457(n) and (o), the registration fee is calculated on the basis of the proposed aggregate maximum offering price of the Preferred Securities and the Medium-Term Notes.

(3) Includes the rights of holders of the Preferred Securities under the Guarantee Agreements and certain back-up undertakings as described in the Registration Statement.
                       ----------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement contains the following prospectuses: (i) a prospectus to be used in connection with the offer and sale of medium-term notes of MidAmerican Energy Company, an Iowa corporation ("MidAmerican Energy"), and
(ii) a prospectus and form of prospectus supplement to be used in connection with the offer and sale of preferred securities of MidAmerican Energy Financing I, a Delaware business trust, and MidAmerican Energy Financing II, a Deleware business trust (collectively, the "Trust Issuers").

    MidAmerican Energy and the Trust Issuers plan to consummate, from time to time, transactions involving the sale of securities registered pursuant to this Registration Statement, provided that the proceeds therefrom will not exceed an aggregate of $500,000,000. No decisions have been made as to which securities will be issued or the timing or size of any offering of such securities. Such determinations will be made from time to time in the light of market and other conditions.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 1, 1996
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

                                     [LOGO]

                           MIDAMERICAN ENERGY COMPANY
                               MEDIUM-TERM NOTES
              DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE

                               -----------------

    MidAmerican Energy Company ("MidAmerican Energy" or the "Company") may offer from time to time, at prices and on terms to be determined at or prior to the time of sale, its unsecured Medium-Term Notes (the "Notes"), having an aggregate initial offering price not to exceed $500,000,000, subject to reduction in the event of sales of certain other securities under the registration statement referred to below of which this Prospectus is a part. Each Note will rank as senior unsecured debt, be registered as to principal and interest, and be denominated in United States dollars.

    Specific terms of the Notes in respect of which this Prospectus is being delivered will be set forth in an accompanying prospectus supplement, (as supplemented by any applicable pricing supplement relating thereto, a "Prospectus Supplement"), together with the terms of the offering of the Notes, the initial offering price and the net proceeds to the Company from the sale thereof. The applicable Prospectus Supplement will set forth, among other matters, the following with respect to the particular Notes: the aggregate principal amount, authorized denominations, maturity, rate or method of calculation of interest and dates for payment thereof, and any redemption, prepayment or sinking fund provisions.

                              -------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY
          PROSPECTUS SUPPLEMENT HERETO. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

    The Company may sell Notes directly to purchasers or through agents designated from time to time by the Company or to or through underwriters or a group of underwriters which may be managed by one or more underwriters. If any agents of the Company or any underwriters are involved in the sale of Notes in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commission or discount will be set forth in the applicable Prospectus Supplement. The net proceeds to the Company from the sale of Notes will be the public offering price of such Notes less such discount, in the case of an offering through an underwriter, or the purchase price of such Notes less such commission, in the case of an offering through an agent, and less, in each case, other expenses of the Company associated with the issuance and distribution of such Notes.

                              -------------------

               The date of this Prospectus is             , 1996.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes offered hereby and certain other securities. This Prospectus does not contain all information set forth in the Registration Statement and reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Notes offered hereby. Such reports, proxy statements, Registration Statement and exhibits and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company is subject to the electronic filing requirements of the Commission. Accordingly, pursuant to the rules and regulations of the Commission, certain documents, including annual and quarterly reports and proxy statements, filed by the Company with the Commission have been filed electronically. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission at (http://www.sec.gov). Certain of the Company's securities are listed on the New York Stock Exchange and such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Annual Report of the Company on Form 10-K, as amended, for the year ended December 31, 1995, the Quarterly Reports of the Company on Form 10-Q for the period ended March 31, 1996, as amended, and for the periods ended June 30, 1996 and September 30, 1996, and Current Reports of the Company on Form 8-K reporting events occurring on February 20, 1996, April 25, 1996, May 28, 1996 and October 17, 1996 are incorporated by reference into this Prospectus. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in the applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    Copies of the above documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon written or oral request without charge from the Company, 666 Grand Avenue, P.O. Box 657, Des Moines, Iowa 50303-0657 (telephone number
(515) 242-4300), Attention: Investor Relations.

                                  THE COMPANY

GENERAL

    MidAmerican Energy was formed on July 1, 1995 through the merger (the "Merger") of Iowa-Illinois Gas and Electric Company ("Iowa-Illinois"), Midwest Resources Inc. ("Midwest Resources") and Midwest Power Systems Inc. ("Midwest Power") with and into MidAmerican Energy. MidAmerican Energy is a combination electric and natural gas public utility engaged in the generation, transmission, distribution and sale of electric energy in Illinois, Iowa and South Dakota, and the purchase, distribution, transportation and sale of natural gas in those states and in the state of Nebraska. MidAmerican Energy's nonregulated operations are conducted by its MidAmerican Capital Company ("MidAmerican Capital") subsidiary; a separate wholly-owned subsidiary, Midwest Capital Group, Inc. ("Midwest Capital"), functions as a regional business development company in the utility service territory.

    The Company is incorporated in Iowa. Its executive offices are located at 666 Grand Avenue, P.O. Box 657, Des Moines, Iowa 50303-0657 (telephone number
(515) 242-4300).

RECENT DEVELOPMENTS

    On April 24, 1996, the Company's shareholders approved a proposal to form a holding company. The holding company will have three wholly-owned subsidiaries consisting of MidAmerican Energy (utility operations), MidAmerican Capital and Midwest Capital. The transaction is structured as a share exchange, with each share of MidAmerican Energy common stock being exchanged for one share of the holding company common stock. All regulatory approvals have been obtained and it is management's intention to complete the formation of the holding company on or about December 1, 1996.

    On May 28, 1996, MidAmerican Energy announced the restructuring of portions of its nonregulated businesses. InterCoast Energy Company ("InterCoast") was formed as an indirect subsidiary of MidAmerican Energy and a direct subsidiary of MidAmerican Capital. InterCoast has operations in oil and gas, natural gas marketing and wholesale electric power marketing and brokering. On October 17, 1996, MidAmerican Capital agreed to sell its subsidiaries which conduct oil and gas and gas marketing operations to KCS Energy, Inc. for $174 million in cash, $40 million in short term notes and warrants to acquire 610,000 shares of KCS Energy, Inc. common stock for $45 per share.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth the consolidated and utility only ratios and supplemental ratios of earnings to fixed charges of MidAmerican Energy for each of the years 1991 through 1995 and for the twelve months ended September 30, 1996.

                                                                    YEAR ENDED DECEMBER 31
                                                     -----------------------------------------------------
                                                       1991       1992       1993       1994       1995
                                                     ---------  ---------  ---------  ---------  ---------  TWELVE MONTHS ENDED
                                                                                                            SEPTEMBER 30, 1996
                                                                                                            -------------------
                                                                                                                (UNAUDITED)
CONSOLIDATED:
Ratio of earnings to fixed charges(1)..............      2.46x      1.87x      2.84x      2.78x      2.82x           3.08x
Supplemental ratio of earnings to fixed
  charges(2).......................................      2.39x      1.82x      2.75x      2.70x      2.75x           3.01x

UTILITY ONLY(3):
Ratio of earnings to fixed charges(1)..............      2.92x      2.34x      3.40x      3.30x      3.39x           3.72x
Supplemental ratio of earnings to fixed
  charges(2).......................................      2.80x      2.24x      3.25x      3.16x      3.28x           3.61x

------------------------

(1) For purposes of computing the ratios of earnings to fixed charges, "earnings" consist of net income from continuing operations before interest charges and preferred dividend requirements, plus income taxes, plus the estimated interest component of rentals. "Earnings" also include allowances for borrowed and other funds used during construction. Fixed charges consist of interest charges and the estimated interest component of rentals.

(2) The supplemental ratios have been calculated including obligations of the Company under its long-term power purchase contract with the Nebraska Public Power District relating to Cooper Nuclear Station.

(3) Reflects the formation of the holding company and the transfer of MidAmerican Capital and Midwest Capital to the holding company by MidAmerican Energy.

                                USE OF PROCEEDS

    Except as set forth in the Prospectus Supplement for a specific offering of Notes, MidAmerican Energy will use the net proceeds from the sale of the Notes for the repayment of a portion of its outstanding indebtedness. The Company has not yet selected the indebtedness to be repaid with such net proceeds.

                              DESCRIPTION OF NOTES

GENERAL

    The Notes offered hereby will be issued under the Indenture dated as of
           , 1996, as supplemented from time to time (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The summary contained herein of certain provisions of the Notes is subject to and is qualified in its entirety by reference to the provisions of the Indenture and the forms of Notes (including the definitions of certain terms therein), each of which has been filed as an exhibit to the Registration Statement, to which exhibits reference is hereby made. Certain capitalized terms used below but not defined herein have the meanings ascribed to them in the Indenture. Unless otherwise noted, section references below are to the Indenture.

    The Notes are the only securities that may be issued under the Indenture. The Indenture does not limit the aggregate amount of Notes that may be issued under the Indenture, but the aggregate initial offering price of the Notes that may be issued under this Prospectus is limited to $500,000,000, subject to reduction in the event of sales of certain other securities under the Registration Statement of which this Prospectus is a part. The Notes will be denominated in United States dollars, and payments of principal of, premium, if any, and any interest on the Notes will be made in United States dollars. Currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars. Unless otherwise specified in the applicable Prospectus Supplement, the Notes will have the terms described below.

    The general provisions of the Indenture do not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Notes protection in the event of a highly leveraged or similar transaction involving the Company. However, the general provisions of the Indenture contain certain restrictions on mortgages and liens. See "Restrictions on Secured Debt" below. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of covenants or other provisions providing event risk or similar protection.

    All of the Notes need not be issued at the same time, and may vary as to interest rate, maturity and other provisions. (Section 2.05) The Notes are offered on a continuing basis and will mature on a day from nine months to 30 years from their date of issue, as selected by the initial purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the Holder prior to Stated Maturity (as defined below). See "Redemption and Repayment" below.

    Each Note will be represented by either a global security (a "Book-Entry Note") registered in the name of a nominee of the Depositary or a certificate issued in definitive form (a "Certificated Note"), as specified in the applicable Prospectus Supplement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes only under the limited circumstances described herein. See "Book-Entry System" below. Unless otherwise specified in the applicable Prospectus Supplement, Notes will be issued in denominations of $1,000 and integral multiples thereof. (Section 2.04)

    Payments of interest and principal (and premium, if any) to Beneficial Owners (as defined below under "Book-Entry System") of Book-Entry Notes are expected to be made in accordance with the procedures of the Depositary and its participants in effect from time to time as described below under "Book-Entry System."

    Unless otherwise specified in the applicable Prospectus Supplement, the principal of and any premium and accrued interest on all Notes shall be payable as follows:

    (a) On or before 10:00 a.m., New York City time, of the day on which any payment of principal, accrued interest or premium is due on any Book-Entry Note pursuant to the terms thereof, the Company will deliver to the Trustee immediately available funds sufficient to make such payment. On or before 10:30 a.m., New York City time or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which such payment is due, the Trustee will deposit with the Depositary such funds by wire transfer into the account specified by the Depositary. As a condition to the payment at the Maturity of any part of the principal and any applicable premium of any Book-Entry Note, the Depositary will surrender, or cause to be surrendered, such Book-Entry Note to the Trustee, whereupon a new Book-Entry Note will be issued to the Depositary.

    (b) With respect to any Note that is not a Book-Entry Note, principal, any premium and accrued interest due at the Maturity of such Note will be payable in immediately available funds when due upon presentation and surrender of such Note at the Corporate Trust Office of the Trustee, currently c/o First Chicago Trust Company of New York, 14 Wall Street-8th Floor-Window 2, New York, New York 10005; PROVIDED that such Note is presented to the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Accrued interest on (and, in the case of Amortizing Notes, as defined below under "Amortizing Notes", installments of principal of) any Note that is not a Book-Entry Note (other than accrued interest or such installments payable at Maturity) will be paid by a clearinghouse funds check mailed on the Interest Payment Date; PROVIDED, HOWEVER, that if any Holder of Notes, the aggregate principal amount of which equals or exceeds $10,000,000, provides a written request to the Trustee on or before the applicable Record Date for such Interest Payment Date, accrued interest (and such installments of principal) shall be paid by wire transfer of immediately available funds to a bank within the continental United States or by direct deposit into the account of such Holder if such account is maintained with the Trustee. (Section 2.11)

    Notwithstanding anything in this Prospectus to the contrary, unless otherwise specified in the applicable Prospectus Supplement, if a Note is an Original Issue Discount Note (as defined below under "Original Issue Discount Notes"), the amount payable on such Note in the event the principal amount thereof is declared to be due and payable immediately as described below under "Description of Notes-- Events of Default" or in the event of redemption or repayment thereof prior to its Stated Maturity, in lieu of the principal amount due at the Stated Maturity thereof, will be the Amortized Face Amount of such Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of an Original Issue Discount Note will be the amount equal to (i) the principal amount of such Note multiplied by the Issue Price (as defined below) specified in the applicable Prospectus Supplement plus
(ii) the portion of the difference between the dollar amount determined pursuant to the preceding clause (i) and the principal amount of such Note that has accreted at the yield to maturity specified in the applicable Prospectus Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment, but in no event will the Amortized Face Amount of an Original Issue Discount Note exceed the principal amount stated in such Note. (Section 1.03)

    Each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of a Zero Coupon Note, or at a variable rate (a "Floating Rate Note") determined by reference to the Commercial Paper Rate, LIBOR, Prime Rate or Treasury Rate or such other interest rate formula (the "Interest Rate Basis") as may be specified in the applicable Prospectus Supplement as adjusted by a Spread and/or Spread Multiplier, if any (as defined herein), applicable to such Notes. The Prospectus Supplement relating to each Note will describe, among other things, the following items: (i) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (ii) the date on which such Note will be issued (the "Original Issue Date"); (iii) the date on which such Note will mature (the "Stated Maturity") and whether the Stated Maturity may be extended by the Company, and if so, the Extension Periods and the Final Maturity Date (each as defined below under "Extension of Maturity"); (iv) whether such
Note is a Fixed Rate Note or a Floating Rate Note; (v) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, the Interest Payment Date or Dates, if different from those set forth below under "Fixed Rate Notes" and whether such rate may be changed by the Company prior to Stated Maturity; (vi) if such Note is a Floating Rate Note, the Initial Interest Rate, the Interest Rate Basis, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the Spread, if any, the Spread Multiplier, if any (all as defined herein), the maximum interest rate, if any, the minimum interest rate, if any, and any other terms relating to the particular method of calculating the interest rate for such Note, and whether any such Spread and/or Spread Multiplier may be changed by the Company prior to Stated Maturity; (vii) whether such Note is an Original Issue Discount Note, and if so, the yield to maturity; (viii) whether such Note is an Amortizing Note, and if so, the basis or formula for the amortization of principal and/or interest and the payment dates for such periodic principal payments; (ix) the record date or dates for determining the person entitled to receive payments of interest, principal and premium, if any (a "Record Date"), if other than as set forth below; (x) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity and, if so, the provisions relating to such redemption or repayment; (xi) any sinking fund or other mandatory redemption provisions with respect to such Note; (xii) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and (xiii) any other terms of such Note not inconsistent with the provisions of the Indenture.

    Certificated Notes may be presented for payment and for registration of transfer or exchange at the Corporate Trust Office of the Trustee, currently c/o First Chicago Trust Company of New York, 14 Wall Street-8th Floor-Window 2, New York, New York 10005. (Section 6.02)

    All percentages resulting from any calculation with respect to any Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on any Notes will be rounded to the nearest cent with one-half cent being rounded upward. (Section 2.04)

    As used herein, "Business Day" means, unless otherwise specified in the applicable Prospectus Supplement , any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close and, with respect to Notes as to which LIBOR (as defined below under "Floating Rate Notes--LIBOR Notes") is the applicable Interest Rate Basis is also a London Business Day. As used herein, "London Business Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market. (Section 1.03)

RESTRICTIONS ON SECURED DEBT

    The Notes will constitute unsecured and unsubordinated indebtedness of the Company, and will rank on a parity with the Company's other unsecured and unsubordinated indebtedness, but will rank junior to the first mortgage bonds of the Company ("First Mortgage Bonds") which were issued under the Indenture of Mortgage and Deed of Trust, dated as of March 1, 1947, from Iowa-Illinois to Harris Trust and Savings Bank and Lynn Lloyd (C. Potter, successor individual trustee), as trustees, and indentures supplemental thereto ("Iowa-Illinois Bond Indenture"), or under the General Mortgage Indenture and Deed of Trust, dated as of January 1, 1993, between Midwest Power and Morgan Guaranty Trust Company of New York, trustee (Harris Trust and Savings Bank, successor trustee), and indentures supplemental thereto ("Midwest Power Bond Indenture").

    The Iowa-Illinois Bond Indenture constitutes a first mortgage lien (subject to permissible encumbrances) on all of the electric generating, transmission and distribution property, and all of the gas distribution property, which was owned by Iowa-Illinois at the time of the Merger, and properties thereafter acquired by the Company which are an integral part of, or essential to the use or operation of, properties which were subject to the lien of the Iowa-Illinois Bond Indenture at the time of the Merger. The Midwest Power Bond Indenture constitutes a first mortgage lien (subject to permissible encumbrances) on all of the electric generating, transmission and distribution property of the Company within the State of Iowa which was owned by Midwest Power at the time of the Merger, and properties thereafter acquired by the Company which are an integral part of, or essential to the use or operation of, properties which were subject to the lien of the Midwest Power Bond Indenture at the time of the Merger. No gas distribution property or property located outside the State of Iowa which was owned by Midwest Power at the time of the Merger is currently subject to the lien of the Midwest Power Bond Indenture. However, the Company has the right to subject such exempted properties to the lien of the Midwest Power Bond Indenture at any time or times. As a result of the Merger, the Company has the right to issue First Mortgage Bonds under either the Iowa-Illinois Bond Indenture or the Midwest Power Bond Indenture, but after the Company has issued First Mortgage Bonds under one such Bond Indenture, it may not issue First Mortgage Bonds under the other such Bond Indenture.

    The Company has covenanted in the Indenture that while any of the Notes are outstanding, it will not (i) issue any additional First Mortgage Bonds, or (ii) subject to the lien of the Iowa-Illinois Bond Indenture or the lien of the Midwest Power Bond Indenture any property which is exempt from such liens, unless in each case the Company concurrently issues to the Trustee under the Indenture, a First Mortgage Bond or Bonds in the same aggregate principal amount and having the same interest rate or rates, maturity date or dates, redemption provisions and other terms as the Notes then outstanding and thereby give to the holders of all outstanding Notes the benefit of the security of such First Mortgage Bond or Bonds. (Section 4.01) At such time as the Trustee under the Indenture is the only holder of First Mortgage Bonds outstanding under the Iowa-Illinois Bond Indenture or the Midwest Power Bond Indenture, the Trustee will surrender such First Mortgage Bonds to the Company for cancellation and such Bond Indenture will be discharged and defeased. (Section 4.07).

    In addition, the Company has covenanted in the Indenture that neither the Company nor a Subsidiary will create or assume, except in favor of the Company or a Wholly-Owned Subsidiary (as defined below under "Certain Definitions"), any mortgage, pledge, or other lien or encumbrance upon any Principal Facility (as defined below under "Certain Definitions") or any stock of any Subsidiary or indebtedness of any Subsidiary to the Company or any other Subsidiary whether now owned or hereafter acquired without equally and ratably securing the outstanding Notes. This limitation will not apply to the lien of the Iowa-Illinois Bond Indenture, the lien of the Midwest Power Bond Indenture or certain permitted encumbrances described in the Indenture, including (a) purchase money mortgages entered into within specified time limits; (b) liens extending, renewing or refunding any liens permitted by clause (a) of this covenant; (c) liens existing on acquired property; (d) certain tax, materialmen's, mechanics' and judgment liens, certain liens arising by operation of law and certain other similar liens; (e) certain mortgages, pledges, liens or encumbrances in favor of any state or local government or governmental agency in connection with certain tax-exempt financings; (f) liens to secure the cost of construction or improvement of any property entered into within specified time limits; and (g) mortgages, pledges, liens and encumbrances not otherwise permitted if the sum of the indebtedness thereby secured does not exceed the greater of $100,000,000 or 10% of Common Shareholders' Equity (as defined below under "Certain Definitions"). (Section 6.06)

INTEREST AND INTEREST RATES

    Unless otherwise specified in the applicable Prospectus Supplement, each Note (other than a Zero Coupon Note), will bear interest from and including its Original Issue Date or from and including the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for at a fixed rate per annum or at a rate per annum determined pursuant to an Interest Rate Basis, stated therein and in the applicable Prospectus Supplement, that may be adjusted by a Spread and/or Spread Multiplier, until Maturity and the principal thereof is paid or made available for payment. Unless otherwise specified in the applicable Prospectus Supplement, interest will be payable on each Interest Payment Date and at Maturity. "Maturity" means the date on which the principal of a Note or an installment of principal becomes due and payable in accordance with its terms and the terms of the Indenture, whether at Stated Maturity, upon acceleration, redemption, repayment or otherwise. Interest (other than defaulted interest which may be paid to the Holder on a special record date) will be payable to the Holder at the close of business on the Record Date next preceding an Interest Payment Date; provided, however, that the first payment of interest on any Note originally issued between a Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the Holder on such next succeeding Record Date and interest payable on the Maturity date, including, if applicable, upon redemption, shall be payable to the person to whom principal is payable.

    Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. Unless otherwise specified in the applicable Prospectus Supplement, the Interest Payment Dates and the Record Dates for Fixed Rate Notes will be as described below under "Fixed Rate Notes." The Interest Payment Dates for Floating Rate Notes will be as specified in the applicable Prospectus Supplement, and unless otherwise specified in the applicable Prospectus Supplement, each Record Date for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) preceding each Interest Payment Date.

    Each Note (other than a Zero Coupon Note) will bear interest at either (a) a fixed rate or (b) a floating rate determined by reference to an Interest Rate Basis which may be adjusted by a Spread and/or Spread Multiplier; provided that the interest rate in effect for the ten days immediately prior to Stated Maturity will be the interest rate in effect on the tenth day preceding such Stated Maturity. Any Floating Rate Note may also have either or both of the following: (i) a maximum interest rate, or ceiling, on the rate of interest which may accrue during any interest period, and (ii) a minimum interest rate, or floor, on the rate of interest which may accrue during any interest period. The applicable Prospectus Supplement relating to each Note will designate either a fixed rate of interest per annum on the applicable Fixed Rate Note or one or more of the following Interest Rate Bases as applicable to the relevant Floating Rate Note: (a) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note," (b) LIBOR, in which case such Note will be a "LIBOR Note," (c) the Prime Rate, in which case such Note will be a "Prime Rate Note," (d) the Treasury Rate, in which case such Note will be a "Treasury Rate Note," or (e) such other Interest Rate Basis or formula as may be specified in such Prospectus Supplement.

    Notwithstanding the determination of the interest rate as provided below, the interest rate on the Notes for any interest period shall not be greater than the maximum interest rate, if any, or less than the minimum interest rate, if any, specified in the applicable Prospectus Supplement. The interest rate on the

Notes will in no event be higher than the maximum rate permitted by New York or other applicable law, as the same may be modified by United States federal law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

FIXED RATE NOTES

    Unless otherwise specified in the applicable Prospectus Supplement, each Fixed Rate Note (other than a Zero Coupon Note) will accrue interest from and including its Original Issue Date at the annual rate stated on the face thereof, as specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, payments of interest on any Fixed Rate Note with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Fixed Rate Notes may bear one or more annual rates of interest during the periods or under the circumstances specified therein and in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

    Unless otherwise specified in the applicable Prospectus Supplement, the Interest Payment Dates for Fixed Rate Notes, including Fixed Rate Amortizing Notes, will be semi-annually on each January 15 and July 15 and the Record Dates will be each January 1 and July 1 (whether or not a Business Day) and the Stated Maturity. In the case of Fixed Rate Amortizing Notes, Interest Payment Dates may be quarterly on each January 15, April 15, July 15 and October 15 if specified in the applicable Prospectus Supplement, and the Record Dates will be each January 1, April 1, July 1 and October 1 (whether or not a Business Day) next preceding each such Interest Payment Date. If the Interest Payment Date or Maturity for any Fixed Rate Note is not a Business Day, all payments to be made on such day with respect to such Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

FLOATING RATE NOTES

    The interest rate on each Floating Rate Note will be equal to the interest rate calculated by reference to the specified Interest Rate Basis (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Prospectus Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage of the Interest Rate Basis (adjusted for any Spread) specified in the applicable Prospectus Supplement as being applicable to such Note. The applicable Prospectus Supplement will specify the Interest Rate Basis and the Spread and/or Spread Multiplier, if any, and the maximum or minimum interest rate, if any, applicable to each Floating Rate Note. In addition, such Prospectus Supplement will contain particulars as to the Calculation Agent (unless otherwise specified in the applicable Prospectus Supplement, The First National Bank of Chicago (in such capacity, the "Calculation Agent")), Index Maturity, Original Issue Date, the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date specified in the applicable Prospectus Supplement (the "Initial Interest Rate"), Interest Determination Dates, Interest Payment Dates, Record Dates, and Interest Reset Dates with respect to such Note.

    Except as provided below or in the applicable Prospectus Supplement, the Interest Payment Dates for Floating Rate Notes, including Floating Rate Amortizing Notes, will be (i) in the case of Floating Rate Notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified on the face thereof and in the applicable Prospectus Supplement; (ii) in the case of Floating Rate Notes that reset quarterly, the third Wednesday of

March, June, September and December of each year as specified on the face thereof and in the applicable Prospectus Supplement; (iii) in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year, as specified on the face thereof and in the applicable Prospectus Supplement; and (iv) in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year, as specified on the face thereof and in the applicable Prospectus Supplement and, in each case, at Maturity. If any Interest Payment Date, other than Maturity, for any Floating Rate Note is not a Business Day for such Floating Rate Note, such Interest Payment Date will be postponed to the next day that is a Business Day for such Floating Rate Note, except that, in the case of a LIBOR Note, if such Business Day for such Floating Rate Note is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding London Business Day. If the Maturity for any Floating Rate Note falls on a day that is not a Business Day, all payments to be made on such day with respect to such Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

    The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day for such Floating Rate Note; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week, except as provided below; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of each March, June, September and December; in the case of Floating Rate Notes which reset semiannually, the third Wednesday of each of two months of each year, as specified in the applicable Prospectus Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable Prospectus Supplement; provided, however, that the interest rate in effect from the Original Issue Date to but excluding the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as specified in the applicable Prospectus Supplement). If any Interest Reset Date for any Floating Rate Note is not a Business Day for such Floating Rate Note, such Interest Reset Date will be postponed to the next day that is a Business Day for such Floating Rate Note, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding London Business Day. Each adjusted rate will be applicable on and after the Interest Reset Date to which it relates to but excluding the next succeeding Interest Reset Date or until Maturity.

    The interest rate for each Interest Reset Period will be the rate determined by the Calculation Agent on the Calculation Date (as defined below) pertaining to the Interest Determination Date pertaining to the Interest Reset Date for such Interest Reset Period. Unless otherwise specified in the applicable Prospectus Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for (a) a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date") or (b) a Prime Rate Note (the "Prime Interest Determination Date") will be the second Business Day immediately preceding such Interest Reset Date. Unless otherwise specified in the applicable Prospectus Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day immediately preceding such Interest Reset Date. Unless otherwise specified in the applicable Prospectus Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date falls on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date will instead be the first Business Day immediately following such auction date. Unless otherwise specified in the applicable Prospectus Supplement, the "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if such day is not a Business Day, the next day that is a Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

    "Index Maturity" means, with respect to a Floating Rate Note, the period to Stated Maturity of the instrument or obligation on which the interest rate formula of such Floating Rate Note is calculated, as specified in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, each Floating Rate Note will accrue interest from and including its Original Issue Date at the rate determined as provided in such Note and as specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, payments of interest on any Floating Rate Note with respect to any Interest Payment Date will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the Interest Payment Date or Maturity. With respect to Floating Rate Notes, accrued interest is calculated by multiplying the face amount of a Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the Original Issue Date, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day (unless otherwise specified) is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, LIBOR Notes and Prime Rate Notes or by the actual number of days in the year, in the case of Treasury Rate Notes.

    The Calculation Agent will calculate the interest rate on the Floating Rate Notes, as provided below. The Trustee will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect and, if then determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date (defined below) with respect to such Note. For purposes of calculating the rate of interest payable on Floating Rate Notes, the Company has entered into or will enter into an agreement with the Calculation Agent. The Calculation Agent's determination of any interest rate shall be final and binding in the absence of manifest error.

  COMMERCIAL PAPER RATE NOTES

    Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates (quoted on a bank discount basis) as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect immediately prior to such Commercial Paper Interest Determination Date.

    "Money Market Yield" will be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent) calculated in accordance with the following formula:

                             D x 360
Money Market Yield  =    --------------       x 100
                          360 - (D x M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

  LIBOR NOTES

    Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Note and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, "LIBOR" means, with respect to any LIBOR Interest Determination Date, the rate determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the Note and the applicable Prospectus Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in United States dollars having the Index Maturity specified in the Note and the applicable Prospectus Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Designated LIBOR Page specified in the Note and the applicable Prospectus Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the Note and the applicable Prospectus Supplement, the rate for deposits in United States dollars having the Index Maturity specified in the Note and the applicable Prospectus Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appears on the Designated LIBOR Page specified in the Note and the applicable Prospectus Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, whichever may be applicable, LIBOR with respect to such

LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

    (ii) With respect to any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, as the case may be, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with its offered rate quotation for deposits in United States dollars for the period of the Index Maturity specified in the Note and the applicable Prospectus Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M. New York City Time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States Dollars to leading European banks, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date having the Index Maturity specified in the Note and the applicable Prospectus Supplement in a principal amount that is representative for a single transaction in such United States dollars in such market at such time; PROVIDED, HOWEVER, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect immediately prior to such LIBOR Interest Determination Date.

    "Designated LIBOR Page" means either (a) the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for United States Dollars (if "LIBOR Reuters" is specified in the Note and the applicable Prospectus Supplement), or (b) the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for United States dollars (if "LIBOR Telerate" is specified in the Note and the applicable Prospectus Supplement). If neither LIBOR Reuters nor LIBOR Telerate is specified in the Note and the applicable Prospectus Supplement, LIBOR for United States dollars will be determined as if LIBOR Telerate (and page 3750) had been chosen.

  PRIME RATE NOTES

    Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if
any) specified in the Prime Rate Note and in the applicable Prospectus
Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate on such date as published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate with respect to such Prime Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 as such bank's prime rate or base lending rate as in effect with respect to such Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 with respect to such Prime Interest Determination Date, the Prime Rate with respect to such Prime Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two quotations are provided, the Prime Rate with respect to such Prime Interest Determination Date will be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; PROVIDED, HOWEVER, that if the appropriate number of substitute banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the Prime Rate in effect immediately prior to such Prime Interest Determination Date.

    "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page which may replace the USPRIME1 page on the service for the purpose of displaying the prime rate or base lending rate of major banks).

  TREASURY RATE NOTES

    Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if
any) specified in the Treasury Rate Note and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate resulting from the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate is published in H.15(519) under the heading, "Treasury bills--auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the average auction rate on such Treasury Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the specified Index Maturity are not reported as provided above by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, or if no such auction is held in a particular week, then the Treasury Rate with respect to such Treasury Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable Prospectus Supplement; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect immediately prior to such Treasury Interest Determination Date.

ORIGINAL ISSUE DISCOUNT NOTES

    The Company may from time to time offer Original Issue Discount Notes. The Prospectus Supplement applicable to certain Original Issue Discount Notes may provide that Holders of such Notes will not receive periodic payments of interest. For purposes of determining whether Holders of the requisite principal amount of Notes outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Original Issue Discount Notes shall be deemed to be the amount of the principal that would be due and payable upon declaration of acceleration of the Stated Maturity thereof as of the date of such determination. See "General."

    "Original Issue Discount Note" means (i) a Note that has a "stated redemption price at maturity" that exceeds its "issue price" (each as defined for United States federal income tax purposes) by at least 0.25% of its stated redemption price at maturity multiplied by the number of complete years from the Original Issue Date to the Stated Maturity for such Note (or, in the case of a Note that provides for payment of any amount other than the "qualified stated interest" (as so defined) prior to maturity, the weighted average maturity of the Note) and (ii) any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

AMORTIZING NOTES

    The Company may from time to time offer Notes for which payments of principal and interest are made in installments over the life of the Note ("Amortizing Notes"). Interest on each Amortizing Note will be computed as specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to an Amortizing Note will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information with respect to each Amortizing Note will be attached to such Note and to the applicable Prospectus Supplement and will be available, upon request, to subsequent Holders.

RESET NOTES

    The Prospectus Supplement relating to each Note will indicate whether the Company has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note (in each case, a "Reset Note"), and, if so,
(i) the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an "Optional Interest Reset Date") and (ii) the formula, if any, for such resetting.

    The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Interest Reset Date for such Note. If the Company so notifies the Trustee of such exercise, the Trustee will send not later than 40 calendar days prior to such Optional Interest Reset Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of such Note a notice (the "Reset Notice") indicating (i) that the Company has elected to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption of such Note during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

    Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Note. Such notice will be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Interest Reset Date to a higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, whether or not tendered for repayment as provided in the next paragraph.

    If the Company elects prior to an Optional Interest Reset Date to reset the interest rate or the Spread and/or Spread Multiplier of a Note, the Holder of such Note will have the option to elect repayment of such Note, in whole but not in part, by the Company on such Optional Interest Reset Date at a price equal to the principal amount thereof plus accrued and unpaid interest to but excluding such Optional Interest Reset Date. In order for a Note to be so repaid on an Optional Interest Reset Date, the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. A Holder who has tendered a Note for repayment following receipt of a Reset Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Interest Reset Date.

EXTENSION OF MATURITY

    The Prospectus Supplement relating to each Note will indicate whether the Company has the option to extend the Stated Maturity of such Note for one or more periods of from one to five whole years (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") specified in such Prospectus Supplement.

    The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of such Note (including, if such Stated Maturity has previously been extended, the Stated Maturity as previously extended) in effect prior to the exercise of such option (the "Pre-Exercise Stated Maturity Date"). If the Company so notifies the Trustee of such exercise, the Trustee will send not later than 40 calendar days prior to the Pre-Exercise Stated Maturity Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of such Note a notice (the "Extension Notice") relating to such Extension Period, indicating (i) that the Company has elected to extend the Stated Maturity of such Note, (ii) the new Stated Maturity, (iii) in the case of a Fixed Rate Note, the interest rate applicable to such Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption of such Note during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the sending by the Trustee of an Extension Notice to the Holder of a Note, the Stated Maturity of such Note will be extended automatically, and, except as modified by the Extension Notice and as described in the next two paragraphs, such Note will have the same terms as prior to the sending of such Extension Notice.

    Notwithstanding the foregoing, not later than 20 calendar days prior to the Pre-Exercise Stated Maturity Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Note. Such notice will be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

    If the Company extends the Stated Maturity of a Note (including, if such Stated Maturity has previously been extended, the Stated Maturity as previously extended), the Holder of such Note will have the option to elect repayment of such Note, in whole but not in part, by the Company on the Pre-Exercise Stated Maturity Date (including the last day of the then current Extension Period) at a price equal to the principal amount thereof plus accrued and unpaid interest to but excluding such date. In order for a Note to be so repaid on the Original Stated Maturity Date, the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date. A Holder who has tendered a Note for repayment following receipt of an Extension Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Original Stated Maturity Date.

RENEWABLE NOTES

    The applicable Prospectus Supplement will indicate whether a Note (other than an Amortizing Note) will mature at its Pre-Exercise Stated Maturity Date unless the term of all or any portion of any such Note is renewed by the Holder in accordance with the procedures described in such Prospectus Supplement.

COMBINATION OF PROVISIONS

    If so specified in the applicable Prospectus Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Reset Notes," "Extension of Maturity" and "Renewable Notes."

REDEMPTION AND REPAYMENT

    Unless otherwise specified in the applicable Prospectus Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to the Stated Maturity thereof only if an Initial Redemption Date is specified in the applicable Prospectus Supplement ("Initial Redemption Date"). If so specified, the Notes will be subject to redemption at the option of the Company on the date or dates and at the prices specified in such Prospectus Supplement. The selection of Notes or portions thereof to be redeemed prior to their Stated Maturity shall be in the sole discretion of the Company. Each Note which by its terms is redeemable prior to its Stated Maturity may be redeemed by the Company in whole or in part without also redeeming any other Note which is redeemable prior to its Stated Maturity. The Company may exercise any such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 calendar days prior to the date of redemption in accordance with the provisions of the Indenture. In the event of redemption of a Note in part only, such Note will be cancelled and a new Note or Notes representing the unredeemed portion thereof will be issued in the name of the Holder thereof. (Section 3.02)

    Unless otherwise specified in the applicable Prospectus Supplement, a Note will not be repayable prior to Stated Maturity at the option of the Holder. If so specified, a Note will be repayable at the option of the Holder, in whole or in part, on a date or dates prior to Stated Maturity and at a price or prices specified in the applicable Prospectus Supplement, plus accrued and unpaid interest to but excluding the date of repayment.

    In order for a Note that is repayable at the option of the Holder to be repaid prior to Stated Maturity, the Trustee must receive at least 30 but not more than 45 calendar days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" set forth in the Note duly completed or (ii) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" set forth in the Note duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission, hand delivery or letter and such Note and form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option by the Holder of a Note will be irrevocable, except that a Holder who has tendered a Note for repayment may revoke such tender for repayment by written notice to the Paying Agent received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the repayment date. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after such repayment is an authorized denomination. Upon such partial repayment such Note will be cancelled and a new Note or Notes for the remaining principal amount thereof will be issued in the name of the Holder thereof.

    While any Book-Entry Note is represented by one or more global Notes (each, a "Global Note") held by or on behalf of the Depositary, and registered in the name of the Depositary or its nominee, any such option for repayment may be exercised by the applicable Participant (as defined below under "Book-Entry System") that has an account with the Depositary, on behalf of a Beneficial Owner of the Global Note or Notes representing such Book-Entry Notes, by delivering a written notice substantially similar to the above-mentioned form duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), at least 30 but not more than 60 calendar days prior to the date of repayment. Notices of election from Participants on behalf of Beneficial Owners of the Global Note or Notes representing such Book-Entry Notes to exercise their option to have such Book-Entry Notes repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the Beneficial Owner of the Global Note or Notes representing such Book-Entry Notes must so direct the applicable Participant before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners of the Global Note or Notes representing Book-Entry Notes should consult the Participants through which they own their interest therein for the respective deadlines for such Participants. All notices shall be executed by a duly authorized officer of such Participant (with signatures guaranteed) and will be irrevocable. In addition, Beneficial Owners of the Global Note or Notes representing Book-Entry Notes shall effect delivery at the time such notices of election are given to the Depositary by causing the applicable Participant to transfer such Beneficial Owner's interest in the Global Note or Notes representing such Book-Entry Notes, on the Depositary's records, to the Trustee. See "Book-Entry System." (Section 3.04)

    If applicable, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws or regulations in connection with any such repayment.

REPURCHASE

    The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

OTHER PROVISIONS

    Any provisions with respect to the determination of an Interest Rate Basis, the specifications of an Interest Rate Basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified on the face of such Note, or in an annex relating thereto if so specified on the face thereof, and/or in the applicable Prospectus Supplement.

BOOK-ENTRY SYSTEM

    DTC will act as securities depositary for the Book-Entry Notes. The Book-Entry Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Global Note will be issued for each issue of the Notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds the maximum principal amount (if any) permitted by DTC, one Global Note will be issued with respect to such maximum principal amount and an additional Global Note will be issued with respect to any remaining principal amount of such issue.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Book-Entry Notes under DTC's system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Notes on DTC's records. The ownership interest of each actual purchaser of each Book-Entry Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. A Beneficial Owner will not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of such transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into such transaction. Transfers of ownership interests in the Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of the Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Book-Entry Notes, except in the event that use of the book-entry system for one or more Book-Entry Notes is discontinued.

    To facilitate subsequent transfers, all Global Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Global Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices for Book-Entry Notes shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    Neither DTC nor Cede & Co. will consent or vote with respect to Book-Entry Notes. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the issuer as soon as possible after the Record Date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the Record Date (identified in a listing attached to the Omnibus Proxy).

    Principal and interest payments on the Book-Entry Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants and not of DTC, the paying agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the paying agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    A Beneficial Owner must give notice to elect to have its Book-Entry Notes purchased or tendered, through its Participant, to the paying agent, and must effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Book-Entry Notes, on DTC's records, to the paying agent. The requirement for physical delivery of Book-Entry Notes in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Book-Entry Notes are transferred by Direct Participants on DTC's records.

    If DTC is at any time unwilling or unable to continue as depositary or if DTC ceases to be a "clearing agency" registered pursuant to Section 17A of the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days, or if any Notes are represented by a Global Note at a time when an Event of Default with respect to the Notes shall have occurred and be continuing, the Company will issue individual Certificated Notes in exchange for Book-Entry Notes represented by Global Notes. In addition, the Company may at any time, and in its sole discretion, determine that one or more Book-Entry Notes will no longer be represented by one or more Global Notes and, in such event, will issue individual Certificated Notes in exchange for Book-Entry Notes represented by such Global Notes.

    The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor Notes depositary). In that event, Certificated Notes will be printed and delivered in exchange for the Book-Entry Notes represented by the Global Notes held by DTC.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof. So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Note for all purposes under the Indenture. Except as provided above, owners of beneficial interests in a Global Note will not be entitled to have the Note represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of such Note in certificated form and will not be considered the owners or Holders thereof under the Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Note.

    None of the Company, the Agent, the Trustee, any paying agent or the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 2.12)

EXCHANGE, REGISTRATION AND TRANSFER

    Notes will be exchangeable for registered Notes of like aggregate principal amount and of like Stated Maturity (as defined below under "Certain Definitions") and with like terms and conditions. Upon surrender for registration of transfer of any Note at the office or agency of the Company maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new registered Notes of the like aggregate principal amount of such denominations as are authorized for Notes of a like Stated Maturity and with like terms and conditions. No service charge will be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

    The Company shall not be required (i) to register, transfer or exchange Notes during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Notes of a like Stated Maturity and with like terms and conditions selected for redemption and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (Section 3.05)

EVENTS OF DEFAULT

    Under the Indenture, "Event of Default" with respect to any Note means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; (2) default in the payment of the principal of (and premium, if any, on) any Note at its Maturity; (3) default in the performance or breach of any covenant or warranty in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default or breach and requiring it to be remedied; (4) default (i) in the payment of any principal of or interest on any Indebtedness of the Company or any Subsidiary of the Company (other than Notes), aggregating more than $10,000,000 in principal amount, when due after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any Indebtedness of the Company or any Subsidiary of the Company (other than Notes) in excess of $10,000,000 principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default or defaults; (5) the entry against the Company or any Subsidiary of the Company of one or more judgments, decrees or orders by a court from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $10,000,000, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days after the amount thereof is due without a stay of execution; (6) certain events of bankruptcy, insolvency or reorganization with respect to the Company; or (7) any other Event of Default with respect to the subject Note described in the applicable Prospectus Supplement. (Section 8.01)

    The Indenture requires the Company to file with the Trustee, annually, an officer's certificate as to the Company's compliance with all conditions and covenants under the Indenture. (Section 6.04) The Indenture provides that the Trustee may withhold notice to the Holders of Notes of any default (except payment defaults on any Note) if it determines that the withholding of such notice is in the interest of the Holders of such Notes. (Section 8.12)

    If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing, then in every case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount (or, if any Notes are Original Issue Discount Notes, the Amortized Face Amount) of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or Amortized Face Amount) shall become immediately due and payable. Upon payment of such amount in United States dollars, all obligations of the Company in respect of the payment of principal of the Notes shall terminate (except as otherwise provided in the Indenture or the Prospectus Supplement). (Section 8.02)

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default with respect to the Notes shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 9.03) The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, or exercising any trust or power conferred on the Trustee with respect to the Notes, unless the Trustee determines that the proceeding or action so directed may not lawfully be taken, would involve the Trustee in personal liability or would be unduly prejudicial to other Holders of Notes. (Section 8.11)

    At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (1) the Company has paid or deposited with the Trustee a sum in United States dollars sufficient to pay (A) all overdue installments of interest on all Notes, (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes; (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Note at the rate borne by such Note, and (D) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(2) all Events of Default with respect to the Notes, other than the nonpayment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. No such rescission and waiver will affect any subsequent default or impair any right consequent thereon. (Section 8.02)

MERGER OR CONSOLIDATION

    The Indenture provides that the Company may not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, (1) unless the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "successor corporation") is a corporation organized and existing under the laws of the United States or any State or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all Notes and the performance of every covenant of the Indenture on the part of the Company to be performed or observed; (2) unless immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not otherwise be permitted by the Indenture without making effective provision whereby the Notes then outstanding and any other indebtedness of the Company then entitled thereto will be equally and ratably secured with any and all indebtedness and obligations secured thereby, the Company or such successor corporation or Person, as the case may be, will take such steps as will be necessary effectively to secure all Notes equally and ratably with (or prior to) all indebtedness secured thereby; and (4) unless the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 12.01)

MODIFICATION OR WAIVER

    Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into a supplemental indenture for any of the following purposes: (1) to make such provision in regard to matters or questions arising under the Indenture as may be necessary or desirable and not inconsistent with the Indenture or for the purpose of supplying any omission, curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision; PROVIDED that such provisions may not adversely affect the interests of Holders of outstanding Notes created prior to the execution of such supplemental indenture in any material respect; (2) to change or eliminate any of the provisions of this Indenture; PROVIDED that any such change or elimination shall become effective only when there is no outstanding Note created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; (3) to secure the Notes; (4) to establish the form of Notes as permitted by the Indenture or to establish or reflect any terms of any Note determined in accordance with the Indenture; (5) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes; (6) to grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority; (7) to permit the Trustee to comply with any duties imposed upon it by law; (8) to specify further the duties and responsibilities of, and to define further the relationships among, the Trustee, any Authenticating Agent and any paying agent; (9) to add to the covenants of the Company for the benefit of the Holders of all or any Notes (and if such covenants are to be for the benefit of less than all Notes, stating that such covenants are expressly being included solely for the benefit of such Notes), or to surrender a right or power conferred on the Company in the Indenture; and (10) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all Notes, stating that such Events of Default are expressly being included for the benefit of such Notes). (Section 13.01)

    With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding that would be affected by the particular supplemental indenture, the Company and the Trustee, may at any time and from time to time, enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of such Notes; PROVIDED, HOWEVER, that no such supplemental indenture may (i) change the Stated Maturity of any Note; or reduce the rate of interest on any Note; or change the method of calculating interest, or any term used in the calculation of interest or the period for which interest is payable, on any Floating Rate Note; or reduce the principal amount of any Note or any premium thereon, or reduce the amount of the principal of an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the Maturity thereof, or adversely affect the right of repayment or renewal, if any, at the option of the Holder; or change the currency of payment of any Note; or change the date on which any Note may be redeemed; or adversely affect the rights of any Holder to institute suit for the enforcement of any payment of principal of or any premium or interest on any Note; in each case without the consent of the Holder of each Note then outstanding that would be affected thereby, including Notes for which an offer to purchase has been accepted by the

Company, or (ii) reduce the aforesaid percentage of the principal amount of Notes, the Holders of which are required to consent to any such supplemental indenture, or the percentage in aggregate principal amount of the Notes then outstanding, the consent of the Holders of which is required for any waiver of certain past defaults or Events of Default hereunder or the consequences thereof, in each case without the consent of the Holders of all of the Notes then outstanding. (Section 13.02)

    Prior to any declaration accelerating the Maturity of the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all the Notes waive any past default or Event of Default under the Indenture and its consequences, except a default
(1) in the payment of the principal of or any premium or interest on any Note, or (2) in respect of a covenant or provision hereof which pursuant to the second paragraph under "Modification or Waiver" cannot be modified or amended without the consent of the Holder of each Note then outstanding that would be affected thereby. Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of the Indenture and the Notes, but no such waiver will extend to any subsequent or other default or Event of Default or impair any right consequent thereon. (Section 8.11)

    The Company may omit in any particular instance to comply with the covenants in the Indenture described above under "Restrictions on Secured Debt" (and if so specified in the applicable Prospectus Supplement, any covenant not set forth in the Indenture but specified in such Prospectus Supplement to be applicable to any Note, except as otherwise provided in such Prospectus Supplement), if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Notes then outstanding either waive such compliance in such instance or generally waive compliance with such covenants, but no such waiver may extend to or affect any covenant except to the extent expressly so waived, and, until such waiver becomes effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant will remain in full force and effect. (Section 6.07)

DISCHARGE OF INDENTURE

    The Indenture may be discharged, subject to certain terms and conditions, when (1) either (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee, and the Company, in the case of (i), (ii) or (iii) of this subclause (B), has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in United States dollars, U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of United States dollars, or a combination of United States dollars and U.S. Government Obligations, sufficient to pay and discharge the entire indebtedness on such Notes for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; PROVIDED, HOWEVER, in the event a petition for relief under any applicable federal or state bankruptcy, insolvency or other similar law is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the deposited money to the Company, the obligations of the Company under the Indenture with respect to such Notes will not be deemed terminated or discharged; (2) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; (3) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent therein provided for relating to the satisfaction and discharge of the Indenture with respect to the Notes have been complied with; and (4) the Company has delivered to the Trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge. (Section 5.01)

PAYMENT AND PAYING AGENTS

    So long as any of the Notes remain outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be presented for registration of transfer and for exchange as in the Indenture provided, and where, at any time when the Company is obligated to make a payment upon Notes (other than a payment which it is permitted to make by check), the Notes may be presented for payment, and will maintain at any such office or agency and at its principal office an office or agency where notices and demands to or upon the Company in respect of the Notes or of the Indenture may be served; PROVIDED that the Company may maintain at its principal executive offices, one or more other offices or agencies for any or all of the foregoing purposes. The Company has appointed the Trustee as agent of the Company for the foregoing purposes. (Section 6.02)

REGARDING THE TRUSTEE

    The First National Bank of Chicago is one of a number of banks with which the Company maintains ordinary banking relationships and from which the Company has obtained credit facilities and lines of credit, and acts as the trustee under an indenture under which subordinated debentures of the Company may be or become outstanding.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain defined terms as used in the Indenture. Reference is made to Article One of the Indenture for the full definition of all such terms.

    "Common Shareholders' Equity," at any time, means the total common shareholders' equity of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recently completed fiscal quarter of the Company for which financial information is then available.

    "Holder" means the person in whose name a Registered Note is registered in the Note register.

    "Indebtedness" means with respect to any person (i) any liability of such person (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding trade payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles; (ii) any liability of others described in the preceding clause (i) that such person has guaranteed, that is recourse to such person or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above.

    "Maturity" when used with respect to any Note means the date on which the principal of the Note or an installment of principal becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise.

    "Outstanding" when used with respect to Notes, means, as of the date of determination, all the Notes theretofore authenticated and delivered under the Indenture, except as provided in such Indenture.

    "Principal Facility" means the real property, fixtures, machinery and equipment relating to any facility owned by the Company or any Subsidiary, except any facility that, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.

    "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Company or by one or more Subsidiaries thereof, or by the Company and one or more Subsidiaries.

    "U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

    "Wholly-Owned Subsidiary" means a Subsidiary of which all of the outstanding voting stock (other than directors' qualifying shares) is at the time, directly or indirectly, owned by the Company, or by one or more Wholly-Owned Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following summary describes the principal United States federal income tax consequences of the purchase, ownership and disposition of Notes to beneficial owners ("holders") of Notes purchasing Notes at their original issuance. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), legislative history, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Any such change may apply retroactively. This summary is also based on final Treasury Regulations (the "1996 OID Regulations") published by the Internal Revenue Service ("IRS") on June 14, 1996, which set forth rules applicable to "contingent payment debt instruments."

    This summary discusses only the principal United States federal income tax consequences to those holders holding Notes as capital assets within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules (including pension plans and other tax-exempt investors, banks, thrifts, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities, currencies and persons so treated for federal income tax purposes, persons whose functional currency (as defined in Section 985 of the Code) is other than the United States dollar, and persons who hold Notes as part of a straddle, hedging or conversion transaction). This summary also assumes that a taxpayer obtains any necessary consent of the IRS before changing a method of accounting.

    Persons considering the purchase of Notes should consult their tax advisors with regard to the application of United States federal income tax laws to their particular situations as well as any tax consequences to them arising under the laws of any state, local or foreign taxing jurisdiction. State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in Notes.

    As used herein, the term "United States Holder" means a beneficial owner of a Note who or which is, for United States federal income tax purposes, either
(i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source. The term also includes certain holders who are former citizens of the United States whose income and gain from the Notes will be subject to United States taxation.

TAXATION OF INTEREST

    The taxation of interest on a Note depends on whether it constitutes "qualified stated interest" (as defined below). Interest on a Note that constitutes qualified stated interest is includible in a United States Holder's income as ordinary interest income when actually or constructively received, if such Holder uses the cash method of accounting for federal income tax purposes, or when accrued, if such Holder uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a United States Holder's income under the rules described below under "Original Issue Discount," regardless of such Holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a Note with a maturity of one year or less from its issue date (a "Short-Term Note") is included in a United States Holder's income under the rules described below under "Short-Term Notes."

  FIXED RATE NOTES

    Interest on a Fixed Rate Note will constitute "qualified stated interest" if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments of the Company) at least annually at a single fixed rate.

  FLOATING RATE NOTES

    Interest on a Floating Rate Note that is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments of the Company) at least annually will constitute "qualified stated interest" if the Note is a "variable rate debt instrument" ("VRDI") under the rules described below and the interest is payable at a single "qualified floating rate" or single "objective rate" (each as defined below). If the Note is a VRDI but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes "qualified stated interest." See "Original Issue Discount Floating--RATE NOTES THAT ARE VRDIS," below.

  DEFINITION OF VARIABLE RATE DEBT INSTRUMENT (VRDI), QUALIFIED FLOATING RATE AND OBJECTIVE RATE

    A Note is a VRDI if all of the four following conditions are met. First, the "issue price" of the Note (as described below) must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of
(i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a Note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments.

    Second, the Note must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or
(d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

    Third, the Note must provide that a qualified floating rate or objective rate in effect at any time during the term of the Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

    Fourth, the Note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

    Subject to certain exceptions, a variable rate of interest on a Note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in United States dollars. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple (I.E., a Spread Multiplier) that is greater than 0.65, but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate (I.E., a Spread). If the variable rate equals the product of an otherwise qualified floating rate and a single Spread Multiplier greater than 1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (I.E., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the Note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the Note).

    Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within the control of the Company (or a related party) nor unique to the circumstances of the Company (or a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Code). Notwithstanding the first sentence of this paragraph, a rate on a Note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

    If interest on a Note is stated at a fixed rate for an initial period of less than one year, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

ORIGINAL ISSUE DISCOUNT

    Original issue discount ("OID") with respect to a Note is the excess, if any, of the Note's "stated redemption price at maturity" over the Note's "issue price." A Note's "stated redemption price at maturity" is the sum of all payments provided by the Note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of a Note is the first price at which a substantial amount of the Notes in the issuance that includes such Note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

    As described more fully below, United States Holders of Notes with OID that mature more than one year from their issue date generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A United States Holder's tax basis in a Note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

    The amount of OID with respect to a Note will be treated as zero if the OID is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a Note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the Note). If the amount of OID with respect to a
Note is less than that amount, the OID that is not included in payments of stated interest is generally included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the Note.

  FIXED RATE NOTES

    In the case of OID with respect to a Fixed Rate Note, the amount of OID includible in the income of a United States Holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the Note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Note (including payments of qualified stated interest), produces an amount equal to the issue price of the Note. The yield to maturity is constant over the term of the Note and, when expressed as a percentage, must be calculated to at least two decimal places.

    Second, the term of the Note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

    Third, the total amount of OID on the Note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the "adjusted issue price" of the Note at the beginning of the accrual period and the yield to maturity of the Note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a Note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the Note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the Note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a Note, the amount of OID previously includible in the gross income of any holder is determined without regard to "premium" and "acquisition premium," as those terms are defined below under "Premium and Acquisition Premium."

    Fourth, the "daily portions" of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

    A United States Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such Holder held Notes. In general, under the constant yield method described above, United States Holders will be required to include in income increasingly greater amounts of OID in successive accrual periods.

  FLOATING RATE NOTES THAT ARE VRDIS

    The taxation of OID (including interest that does not constitute qualified stated interest) on a Floating Rate Note will depend on whether the Note is a "VRDI," as that term is defined above under "Taxation of Interest--DEFINITION OF VARIABLE RATE DEBT INSTRUMENT (VRDI), QUALIFIED FLOATING RATE AND OBJECTIVE RATE."

    In the case of a VRDI that provides for qualified stated interest, the amount of qualified stated interest and the amount of OID, if any, includible in income during a taxable year are determined under the rules applicable to Fixed Rate Notes (described above) by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the Note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

    If a Note that is a VRDI does not provide for interest at a single variable rate as described above, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

    First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate, replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.

    Second, determine the fixed rate substitute for each variable rate provided by the Note. The fixed rate substitute for each qualified floating rate provided by the Note is the value of that qualified floating rate on the issue date. If the Note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day Commercial Paper Rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day Commercial Paper Rate and quarterly LIBOR, or the 30-day Commercial Paper Rate and monthly LIBOR). The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the Note.

    Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the Note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the Note.

    Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules (described above) for Fixed Rate Notes. These amounts are taken into account as if the United States Holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount--FIXED RATE NOTES," above.

    Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

  FLOATING RATE NOTES THAT ARE NOT VRDIS

    The tax treatment of Floating Rate Notes that are not VRDIs ("Contingent Notes") is as follows. First, the Company is required to determine, as of the issue date, the comparable yield for the Contingent Note. The comparable yield is generally the yield at which the Company would issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note), but not less than the applicable federal rate announced monthly by the IRS (the "AFR"). In certain cases where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. tax liability, the comparable yield for the Contingent Note, without proper evidence to the contrary, is presumed to be the AFR.

    Second, solely for tax purposes, the Company constructs a projected schedule of payments determined under the 1996 OID Regulations for the Contingent Note (the "Schedule"). The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the 1996 OID Regulations.

    Third, under the usual rules applicable to OID and based on the Schedule, the interest income on the Contingent Note for each accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note's adjusted issue price at the beginning of the accrual period (determined under rules set forth in the 1996 OID Regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States Holder held the Contingent Note.

    Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the 1996 OID Regulations, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, subject to certain limitations, as ordinary loss.

    The Company is required to provide each holder of a Contingent Note with the Schedule described above. If the Company does not create a Schedule or the
Schedule is unreasonable, a United States Holder must set its own projected payment schedule and explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the IRS, the United States Holder must make such disclosure on a statement attached to the United States Holder's timely filed federal income tax return for the taxable year in which the Contingent Note was acquired.

    In general, any gain realized by a United States Holder on the sale, exchange or retirement of a Contingent Note is interest income. In general, any loss on a Contingent Note accounted for under the method described above is ordinary loss to the extent it does not exceed such Holder's prior interest inclusions on the Contingent Note (net of negative adjustments). Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note.

  OTHER RULES

    Certain Notes having OID may be redeemed prior to maturity or may be repayable at the option of the holder. Such Notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. Purchasers of such Notes with a redemption feature should consult their tax advisors with respect to such feature since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased Note.

    The Treasury Regulations relating to the tax treatment of OID contain certain language ("aggregation rules") stating in general that, with some exceptions, if more than one type of Note is issued in connection with the same transaction or related transactions, such Notes may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any OID. Unless otherwise provided in the applicable Prospectus Supplement, the Company does not expect to treat different types of Notes as being subject to the aggregation rules for purposes of computing OID.

MARKET DISCOUNT

    If a United States Holder acquires a Note having a maturity date of more than one year from the date of its issuance and has a tax basis in the Note that is, in the case of a Note that does not have OID, less than its stated redemption price at maturity, or, in the case of a Note that has OID, less than its adjusted issue price (as defined above), the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than 1/4 of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition).

    Under the market discount rules of the Code, a United States Holder is required to treat any principal payment (or, in the case of a Note that has OID, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such Note is disposed of by the United States Holder in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income by the United States Holder as if such Holder had sold the Note at its then fair market value.

    In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a Note-by-Note basis and is irrevocable.

    With respect to Notes with market discount, a United States Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Notes. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and is irrevocable without the consent of the IRS. A United States Holder's tax basis in a Note will be increased by the amount of market discount included in such Holder's income under such an election.

    In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder's tax basis in a Contingent Note is less than the Contingent Note's adjusted issue price (determined under special rules set out in the 1996 OID Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of such rules to such Notes.

PREMIUM AND ACQUISITION PREMIUM

    A United States Holder will be treated as having purchased a Note at a "premium" (or "amortizable bond premium") if the Note's adjusted basis, immediately after its purchase by such Holder, exceeds the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest. United States Holders may elect to amortize the premium over the remaining term of the Note (where such Note is not callable prior to its maturity date), as a reduction in the amount of the interest payments otherwise includible in income, and the United States Holder will not be required to include in income OID (if any) with respect to any Note purchased at a premium. If such Note may be called by the Company prior to maturity after the United States Holder has acquired it, the amount of amortizable bond premium is determined with reference to either the amount payable at maturity, or, if it results in a smaller premium attributable to the period through the earlier call date, with reference to the amount payable on the earlier call date. If a United States Holder makes this election, the premium will be allocated among all the interest payments on the Note, on the basis of the United States Holders's yield to maturity, with compounding at the close of each accrual period. A United States Holder who elects to amortize premium must reduce the tax basis of the Note by the amount of the premium amortized in any year. If this election is made with respect to any Note, it will also apply to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies and to all debt instruments acquired by the United States Holder, and will be binding for all subsequent taxable years unless the election is revoked with the consent of the IRS.

    On June 27, 1996, the IRS published in the Federal Register proposed regulations (the "Proposed Premium Regulations") on the amortization of bond premium. The Proposed Premium Regulations describe the constant yield method under which such premium is amortized and provide that the resulting offset to interest income can be taken into account only as a United States Holder takes the corresponding interest income into account under such holder's regular accounting method. In the case of instruments that may be redeemed at the option of the Company or repaid at the option of the holder prior to maturity, the Proposed Premium Regulations provide that the premium is calculated by assuming that the Company will exercise or not exercise its redemption rights in the manner that maximizes the United States Holder's yield and the United States Holder will exercise or not exercise its repayment option in a manner that maximizes the United States Holder's yield. The Proposed Premium Regulations are proposed to be effective for debt instruments acquired on or after the date 60 days after the date final regulations are published in the Federal Register. However, if a United States Holder elects to amortize bond premium for the taxable year containing such effective date, the Proposed Premium Regulations would apply to all the United States Holder's debt instruments held on or after the first day of that taxable year. It cannot be predicted at this time whether the Proposed Premium Regulations will become effective or what, if any, modifications will be made to them prior to their becoming effective.

    If a United States Holder purchases a Note issued with OID at an "acquisition premium," the amount of OID that the United States Holder includes in gross income is reduced to reflect the acquisition premium. A Note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest and (b) greater than the Note's "adjusted issue price" (as described above under "Original Issue Discount--FIXED RATE NOTES").

    If a Note is purchased at an acquisition premium, the United States Holder reduces the amount of OID otherwise includible in income during an accrual period by an amount equal to (i) the amount of OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the Note immediately after its acquisition by the purchaser over the adjusted issue price of the Note and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

    As an alternative to reducing the amount of OID otherwise includible in income by this fraction, the United States Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

    In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder's tax basis in a Contingent Note is greater than the Contingent Note's adjusted issue price (determined under special rules set out in the 1996 OID Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of such rules to such Notes.

SHORT-TERM NOTES

    In the case of a Short-Term Note, no interest is treated as qualified stated interest, and therefore all interest is included in OID. United States Holders that report income for federal income tax purposes on an accrual method and certain other United States Holders, including banks and dealers in securities, are required to include OID in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding.

    Any other United States Holder of a Short-Term Note is not required to accrue OID for federal income tax purposes, unless it elects to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a United States Holder that is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, United States Holders that are not required, and do not elect, to include OID in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. A United States Holder of a Short-Term Note may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than OID. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the United States Holder's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A United States Holder's tax basis in a Short-Term Note is increased by the amount included in such Holder's income on such a Note.

ELECTION TO TREAT ALL INTEREST AS OID

    United States Holders may elect to include in gross income all interest that accrues on a Note, including any stated interest, acquisition discount, OID, market discount, DE MINIMIS OID, DE MINIMIS market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under "Original Issue Discount." Such an election for a Note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States Holder with amortizable bond premium and may be revoked only with the permission of the IRS. Similarly, such an election for a Note with market discount will result in a deemed election to accrue market discount in income currently for such Note and for all other debt instruments acquired by the United States Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS. A United States Holder's tax basis in a Note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES

    If so specified in an applicable Prospectus Supplement relating to a Note, the Company or a holder may have the option to extend the maturity of or renew such Note. See "Description of Notes--Extension of Maturity" and "Description of Notes--Renewable Notes." In addition, the Company may have the option to reset the interest rate, the Spread or the Spread Multiplier with respect to a Note. See "Description of Notes--Reset Notes." The treatment of a United States Holder of Notes to which such options apply will depend, in part, on the terms established for such Notes by the Company pursuant to the exercise of such option by the Company or a holder. Upon the exercise of any such option, the United States Holder of such Notes may be treated for federal income tax purposes as having exchanged such Notes (the "Old Notes") for new Notes with revised terms (the "New Notes"). If such holder is treated as having exchanged Old Notes for New Notes, such exchange may be treated as either a taxable exchange or a tax-free recapitalization.

    Final Treasury Regulations under Section 1001 of the Code, published on June 26, 1996 (the "Final Section 1001 Regulations"), generally provide that the exercise of an option provided to an issuer or a holder to change a term of a debt instrument (such as the maturity or the interest rate) in a manner such as that contemplated for Extendible Notes, Renewable Notes and Reset Notes will create a deemed exchange of Old Notes for New Notes if such exercise modifies such terms to a degree that is "economically significant." With respect to certain types of debt instruments, under the Final
Section 1001 Regulations a deemed exchange for tax purposes occurs if the exercise of such an option alters the annual yield of the debt instrument by more than the greater of (i) 25 basis points or (ii) 5 percent of the annual yield of the debt instrument prior to modification. The exercise of an option that changes the timing of payments under a debt instrument creates a deemed exchange under the Final Section 1001 Regulations (whether or not the annual yield is altered) if there is a "material deferral" of scheduled payments. In this connection, the Final Section 1001 Regulations generally provide that a deferral of scheduled payments within a safe-harbor period which begins on the original due date for the first deferred payment and extends for a period not longer than the lesser of five years or 50 percent of the original term of the debt instrument will not be considered to be a material deferral.

    If the exercise of the option by the Company or a holder is not treated as an exchange of Old Notes for New Notes, no gain or loss will be recognized by a United States Holder as a result thereof. If the exercise of the option is treated as a taxable exchange of Old Notes for New Notes, a United States Holder will recognize gain or loss equal to the difference between the issue price of the New Notes and such Holder's tax basis in the Old Notes. However, if the exercise of the option is treated as a tax-free recapitalization, no loss will be recognized by a United States Holder as a result thereof and gain, if any, will be recognized to the extent of the fair market value of the excess, if any, of the principal amount of securities received over the principal amount of securities surrendered. In this regard, the meaning of the term "principal amount" is not clear. Such term could be interpreted to mean "issue price" with respect to securities that are received and "adjusted issue price" with respect to securities that are surrendered. Legislation to that effect has been introduced in the past. It is not possible to determine whether such legislation will be reintroduced or enacted, and, if enacted, whether it would apply to a recapitalization occurring prior to the date of enactment.

    The presence of such options may also affect the calculation of interest income and OID, among other things. For purposes of determining the yield and maturity of a Note, if the Company has an unconditional option or combination of options to require payments to be made on the Note under an alternative payment schedule or schedules (e.g., an option to extend or an option to call the Note at a fixed premium), it will be deemed to exercise or not exercise an option or combination of options in a manner that minimizes the yield on the Note. Conversely, a holder having such option or combination of such options will be deemed to exercise or not exercise such option or combination of options in a manner that maximizes the yield on such Note. If both the Company and the holder have options, the foregoing rules are applied to the options in the order that they may be exercised. Thus, the deemed exercise of one option may eliminate other options that are later in time. If the exercise of such option or options actually occurs or does not occur, contrary to what is deemed to occur pursuant to the foregoing rules, then, solely for purposes of the accrual of OID, the yield and maturity of the Note are redetermined by treating the Note as reissued on the date of the occurrence or non-occurrence of the exercise for an amount equal to its adjusted issue price on that date. Depending on the terms of the options described above, the presence of such options may instead cause the Notes to be taxable as Contingent Notes under the 1996 OID Regulations. See "Original Issue Discount--FLOATING RATE NOTES THAT ARE NOT VRDIS."

    THE FOREGOING DISCUSSION OF EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES IS PROVIDED FOR GENERAL INFORMATION ONLY. ADDITIONAL TAX CONSIDERATIONS MAY ARISE FROM THE OWNERSHIP OF SUCH NOTES IN LIGHT OF THE PARTICULAR FEATURES OR COMBINATION OF FEATURES OF SUCH NOTES AND, ACCORDINGLY, PERSONS CONSIDERING THE PURCHASE OF SUCH NOTES ARE ADVISED AND EXPECTED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP OF SUCH NOTES.

INTEGRATION OF NOTES WITH OTHER FINANCIAL INSTRUMENTS

    Any United States Holder of Notes that also acquires or has acquired any financial instrument which, in combination with such Notes, would permit the calculation of a single yield to maturity or could generally constitute a VRDI of an equivalent term, may in certain circumstances treat such Notes and such financial instrument as an integrated debt instrument for purposes of the Code, with a single determination of issue price and the character and timing of income, deductions, gains and losses. (For purposes of determining OID, none of the payments under the integrated debt instrument will be treated as qualified stated interest.) Moreover, under the 1996 OID Regulations, the IRS may require in certain circumstances that a United States Holder who owns Notes integrate such Notes with a financial instrument held or acquired by such Holder or a related party. United States Holders should consult their tax advisors as to such possible integration.

SALE OR EXCHANGE OF NOTES

    A United States Holder generally will recognize gain or loss upon the sale or exchange of a Note equal to the difference between the amount realized upon such sale or exchange and the United States Holder's adjusted basis in the Note. Such adjusted basis in the Note generally will equal the cost of the Note, increased by OID, acquisition discount or market discount previously included in respect thereof, and reduced (but not below zero) by any payments on the Note other than payments of qualified stated interest and by any premium that the United States Holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the United States Holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss if the Note was held as a capital asset, except as provided under "Market Discount," "Short-Term Notes" and "Original Issue Discount--FLOATING RATE NOTES THAT ARE NOT VRDIS," above. Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

FOREIGN HOLDERS

    As used herein, the term "Non-United States Holder" means a holder of a Note that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

    On April 15, 1996, proposed Treasury Regulations (the "1996 Proposed Regulations") were issued which, if adopted in final form, could affect the United States taxation of Non-United States Holders. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the Note with respect to which such payments are made, subject to certain transition rules. It cannot be predicted at this time whether the 1996 Proposed Regulations will become effective as proposed or what, if any, modifications may be made to them. The discussion under this heading and under "Backup Withholding and Information Reporting," below, is not intended to include a complete discussion of the provisions of the 1996 Proposed Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect the 1996 Proposed Regulations may have if adopted.

    Under current United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest (including OID) with respect to a Note by the Company or by any paying agent to any Non-United States Holder will not be subject to the withholding of United States federal income tax, provided, in the case of interest (including OID), that (i) such Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) such Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, (iii) such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (iv) either (A) the beneficial owner of the Note certifies, under penalties of perjury, to the Company or paying agent, as the case may be, that such Holder is a Non-United States Holder and provides such Holder's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Company or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including OID) made to the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary Treasury Regulations, the foregoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

    The 1996 Proposed Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1996 Proposed Regulations would not affect the documentation rules described above, but would add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent would be allowed to rely on IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus is a "qualified intermediary." Under another option, an authorized foreign agent of the U.S. withholding agent would be permitted to act on behalf of the U.S. withholding agent, provided certain conditions are met.

    For purposes of establishing entitlement to the withholding exemption described above, the 1996 Proposed Regulations generally would, if adopted, treat as the beneficial owners of payments on a Note those persons that, under United States tax principles, are the taxpayers with respect to such payments. For example, the partners of a foreign partnership, rather than the partnership itself, would be required to provide the required certifications to qualify for such withholding exemption. Thus, subject to certain exceptions, each partner, rather than the partnership, would be required to provide the required certifications to qualify for the withholding exemption described above.

    The 1996 Proposed Regulations provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1996 Proposed Regulations would replace a number of current tax certification forms (including IRS Form W-8 and IRS Form 4224, discussed below) with a single, restated form (and, in certain circumstances, additional information) and standardize the period of time for which withholding agents could rely on such certifications.

    Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations.

    If a Non-United States Holder is engaged in a trade or business in the United States and interest (including OID) on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest (including OID) in the same manner as if it were a United States

Holder. In lieu of the certificate described above, such Holder will be required to provide a properly executed IRS Form 4224 in order to claim an exemption from withholding tax. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including OID) on a Note will be included in the earnings and profits of such Holder if such interest (including OID) is effectively connected with the conduct by such Holder of a trade or business in the United States.

    Generally, any gain or income (other than that attributable to accrued interest or OID) realized upon the sale, exchange, retirement or other disposition of a Note will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and either
(a) such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Under current United States federal income tax law, information reporting requirements apply to interest (including OID) and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate United States Holders. In addition, a 31% backup withholding tax will apply if the non-corporate United States Holder (i) fails to furnish such holder's Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the IRS, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends or
(iv) in certain circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts, provided that they establish entitlement to an exemption.

    In the case of a Non-United States Holder, under Treasury Regulations, backup withholding and information reporting will not apply to payments of principal and interest made by the Company or any paying agent thereof on a Note with respect to which such holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption, provided that (i) the Company or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person and (ii) certain other conditions are satisfied.

    In general, (i) principal or interest payments on a Note collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note and (ii) payments on the sale, exchange or retirement of a Note to or through a foreign office of a broker are not subject to backup withholding or information reporting. However, if such custodian, nominee, agent or broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, such custodian, nominee, agent or broker may be subject to certain information reporting (but not backup withholding) requirements with respect to such payments unless such custodian, nominee, agent or broker has in its records documentary evidence that the beneficial owner is not a United States person and certain conditions are met or the beneficial owner otherwise establishes an exemption.

    The 1996 Proposed Regulations would, if adopted, alter the foregoing rules in certain respects. In particular, the 1996 Proposed Regulations would require backup withholding in the event that the custodian, nominee, agent or broker has actual knowledge that the beneficial owner is a United States person.

    Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax, provided that the required information is furnished to the IRS.

    Holders should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

                              PLAN OF DISTRIBUTION

    The Company may sell the Notes in and/or outside the United States: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to the Notes being offered (the "Offered Notes") will set forth the terms of the offering of the Offered Notes, including the name or names of any underwriters or agents, the purchase price of the Offered Notes and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in the sale, the Offered Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Notes, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Notes will be subject to conditions precedent and the underwriters will be obligated to purchase all of the Offered Notes if any are purchased.

    If dealers are utilized in the sale of Offered Notes in respect of which this Prospectus is delivered, and if so specified in the applicable Prospectus Supplement, the Company will sell such Offered Notes to the dealers as principals. The dealers may then resell such Offered Notes to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable Prospectus Supplement.

    The Notes may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Notes in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement.

    Underwriters, dealers and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

    The legality of the Notes offered hereby will be passed upon for MidAmerican Energy by John A. Rasmussen, Jr., Group Vice President and General Counsel of MidAmerican Energy, and for the Agent by Sidley & Austin, Chicago, Illinois. Sidley & Austin will rely upon the opinion of Mr. Rasmussen as to matters of Iowa law and the opinion of such firm will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by MidAmerican Energy and the Trustee in connection with the issuance and sale of any particular Note, the specific terms of the Notes and other matters which may affect the validity of the Notes but which cannot be ascertained on the date of such opinion. Sidley & Austin regularly serves as special counsel to MidAmerican Energy and to its affiliates on certain matters. Mr. Rasmussen is an officer and full-time employee of MidAmerican Energy and at September 30, 1996, he owned directly and/or beneficially 6,200 shares of common stock of MidAmerican Energy and had been granted, pursuant to and subject to the terms of MidAmerican Energy's Long-Term Incentive Plan, options to purchase 40,000 shares of MidAmerican Energy common stock and 6,500 performance shares.

                                    EXPERTS

    The consolidated financial statements and supporting schedules included in or incorporated by reference in MidAmerican Energy's 1995 Annual Report on Form 10-K have been audited by Arthur Andersen LLP, independent public accountants, as set forth in its report. The consolidated financial statements and supporting schedules referred to above have been incorporated herein in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT) AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MIDAMERICAN ENERGY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                              -------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................     2

Incorporation of Certain Documents
  by Reference............................................................     2

The Company...............................................................     3

Ratios of Earnings to Fixed Charges.......................................     3

Use of Proceeds...........................................................     4

Description of Notes......................................................     4

United States Federal Income Tax
  Consequences............................................................    26

Plan of Distribution......................................................    39

Legal Matters.............................................................    40

Experts...................................................................    40

                                     [LOGO]

                               MEDIUM-TERM NOTES
                           DUE FROM NINE MONTHS TO 30
                            YEARS FROM DATE OF ISSUE

                               -----------------

                              P R O S P E C T U S

                              -------------------

                                  ------------

                                           , 1996

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED             , 1996

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED             , 1996

[LOGO]                              PREFERRED SECURITIES

                         MIDAMERICAN ENERGY FINANCING I

                         % PREFERRED SECURITIES, SERIES A
              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
               GUARANTEED TO THE EXTENT THAT THE SERIES A ISSUER
                       HAS FUNDS AS SET FORTH HEREIN, BY

                           MIDAMERICAN ENERGY COMPANY
                                   ----------

    The    % Preferred Securities, Series A (the "Series A Preferred
Securities") offered hereby are being issued by and represent undivided preferred beneficial interests in the assets of MidAmerican Energy Financing I, a statutory business trust formed under the laws of the State of Delaware (the "Series A Issuer" or the "Series A Trust"). The preferred interests represented by the Series A Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the trust interests represented by the Series A Common Securities (as defined herein) issued by the Series A Issuer. See "Description of the Preferred Securities -- Subordination of Common Securities" in the accompanying Prospectus.

    MidAmerican Energy Company, an Iowa corporation ("MidAmerican Energy" or the "Company"), is the owner of the trust interests represented by the common securities (the "Series A Common Securities" and together with the Series A Preferred Securities the "Series A Trust Securities") issued by the Series A Issuer. The Series A Issuer exists for the sole purpose of issuing its trust
interests and investing the proceeds thereof in the    % Junior Subordinated
Debentures, Series A (the "Series A Debentures") issued by MidAmerican Energy.
The Series A Debentures will mature on              , 20  , which date may be
extended to a date not later than              , 20  if certain conditions are
met. See "Certain Terms of the Series A Debentures--General". MidAmerican Energy has the right to, at any time, cause the termination of the Series A Issuer and the distribution of the Series A Debentures to the Holders of the Series A Trust Securities on a pro rata basis in liquidation of such Holders' interests in the Trust. See "Certain Terms of the Series A Preferred Securities -- Termination of the Series A Issuer and Distribution of the Series A Debentures". The First National Bank of Chicago is the Property Trustee of the Series A Issuer and the Indenture Trustee and Guarantee Trustee of MidAmerican Energy.
                                                  (COVER CONTINUED ON NEXT PAGE)
                               ------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE   HEREOF FOR CERTAIN INFORMATION
RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENT OF DISTRIBUTIONS ON THE SERIES A PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.
                                ----------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                                        PROCEEDS TO THE
                                                                      INITIAL PUBLIC    UNDERWRITING        SERIES A
                                                                      OFFERING PRICE   COMMISSION (1)    ISSUER (2)(3)
                                                                      --------------  ----------------  ----------------
Per Series A Preferred Security.....................................        $               (2)                $
Total...............................................................        $               (2)                $

----------
(1) The Series A Issuer and MidAmerican Energy have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".

(2) In view of the fact that the entire proceeds of the sale of the Series A Preferred Securities will be used to purchase the Series A Debentures, the Underwriting Agreement provides that MidAmerican Energy will pay to the Underwriters, as compensation for their arranging the investment therein of
    such proceeds, $        per Series A Preferred Security (or $
    ("Underwriters' Compensation") in the aggregate). See "Underwriting".

(3) Expenses of the offering, which are payable by MidAmerican Energy, are
    estimated to be $        .
                               ------------------

    The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series A Preferred Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company on
or about              , 1996, against payment therefor in immediately available
funds.

                            [NAMES OF UNDERWRITERS]
                                  -----------

         The date of this Prospectus Supplement is             , 1996.

(COVER CONTINUED)

    Registered owners (the "Holders") of the Series A Preferred Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the first day
of March, June, September and December of each year, commencing             , at
the per annum rate of        % of the liquidation preference amount of $25 per
Series A Preferred Security (together, at any given time, with any accrued but unpaid such amounts and interest thereon, if any, "Distributions"). Interest on the Series A Debentures is the sole source of income for the Series A Issuer from which payment of Distributions on the Series A Preferred Securities can be made.

    MidAmerican Energy has the right to defer payments of interest on the Series A Debentures by extending the interest payment period thereon at any time or from time to time for up to 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that any such Extension Period may not extend beyond the maturity of the Series A Debentures and that MidAmerican Energy may not defer any payment of Additional Interest Attributable to Taxes (as defined in the accompanying Prospectus). If interest payments on the Series A Debentures are deferred, Distributions on the Series A Preferred Securities will also be deferred. During an Extension Period, quarterly Distributions on the Series A Preferred Securities will continue to accrue and Distributions that are in arrears will bear interest on the amount thereof at
the per annum rate of [      ]% (to the extent permitted by applicable law,
compounded quarterly), and Holders of Series A Preferred Securities will be required to accrue income for United States federal income tax purposes. See "Description of the Series A Debentures -- Option to Extend Interest Payment Period" and "United States Federal Income Taxation -- Original Issue Discount." Upon the termination of any Extension Period and the payment of all amounts then due, including interest on deferred interest payments, MidAmerican Energy may select a new Extension Period, subject to the above requirements.

    The payment of Distributions and payments on liquidation of the Series A Issuer or the redemption of Series A Preferred Securities, in each case out of moneys held by the Series A Issuer as set forth below, are guaranteed by MidAmerican Energy to the extent the Series A Issuer has sufficient funds available to make such payments (the "Series A Guarantee"). See "Certain Terms of the Series A Guarantee." If MidAmerican Energy fails to make interest payments on the Series A Debentures held by the Series A Issuer, the Series A Issuer will have insufficient funds to pay Distributions on the Series A Preferred Securities. The Series A Guarantee does not cover payment of Distributions when the Series A Issuer does not have sufficient funds to pay such Distributions. In such event, a Holder of Series A Preferred Securities will have the right to institute a suit directly against MidAmerican Energy to enforce payment of principal of or interest on the Series A Debentures. See "Description of the Debentures-- Enforcement of Certain Rights by Holders of Preferred Securities" in the accompanying Prospectus. MidAmerican Energy's obligations under the Series A Guarantee are subordinate and junior in right of payment to Senior Indebtedness (as defined in the accompanying Prospectus) of MidAmerican Energy except any liabilities that may be made PARI PASSU expressly by their terms. MidAmerican Energy has agreed in an Agreement as to Expenses and Liabilities (the "Expense Agreement") to provide funds to the Series A Issuer as needed to pay obligations of the Series A Issuer to parties other than Holders of Series A Trust Securities. The Series A Debentures and the Series A Guarantee, together with the obligations of MidAmerican Energy with respect to the Series A Preferred Securities under the Indenture, the Series A Supplemental Indenture (as defined herein), the Trust Agreement (as defined herein) and the Expense Agreement constitute a full and unconditional guarantee of the Series A Preferred Securities by MidAmerican Energy.

    The Series A Preferred Securities are subject to mandatory redemption upon repayment of the Series A Debentures at maturity or upon their earlier redemption. See "Description of the Preferred Securities--Redemption Procedures" in the accompanying Prospectus. MidAmerican Energy will have the option at any
time on or after          , to redeem the Series A Debentures, in whole or in
part. MidAmerican Energy also will have the option, upon the occurrence and during the continuation of a Special Event (as defined herein), to redeem at any time the Series A Debentures, in whole but not in part, which will result in the redemption of all the Series A Trust Securities by the Series A Issuer. Any redemption of Series A Trust Securities by the Series A Issuer will be in amounts having an aggregate liquidation preference amount equal to the aggregate principal of Series A Debentures to be redeemed and will be at a redemption price equal to 100% of such liquidation preference amount, plus accrued and unpaid Distributions, if any, to the redemption date. Each class of the Series A Trust Securities will be redeemed in proportion to the percentage they represent of all the Series A Trust Securities. See "Description of the Debentures -- Optional Redemption" in the accompanying Prospectus.

    MidAmerican Energy will have the right, at any time, to cause the termination of the Series A Issuer and, in connection therewith, after satisfaction of creditors of the Series A Issuer, if any, to cause the distribution of Series A Debentures to the Holders of Series A Preferred Securities and the Common Securities in liquidation of the Series A Issuer. See "Certain Terms of the Series A Preferred Securities--Termination of Series A Issuer and Distribution of Series A Debentures".

    The Series A Debentures and the obligations of MidAmerican Energy under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the accompanying Prospectus) of MidAmerican Energy. The terms of the Series A Debentures place no limitation on the amount of Senior
Indebtedness that may be incurred by MidAmerican Energy. As of            ,
    , MidAmerican Energy had approximately $ million of principal amount of indebtedness for borrowed money and capital lease obligations constituting Senior Indebtedness. See "Description of the Debentures -- Subordination" and "Description of the Preferred Securities" in the accompanying Prospectus.

    In the event of the liquidation of the Series A Issuer, the Holders of the Series A Trust Securities will be entitled to receive either (i) Series A Debentures in an aggregate principal amount of $25 per Series A Preferred Security or (ii) a liquidation preference amount of $25 per Series A Preferred Security, plus accrued and unpaid Distributions thereon to the date of payment, subject to certain limitations. See Description of the "Preferred Securities -- Liquidation Distribution upon Termination" in the accompanying Prospectus.

    Trading of the Series A Preferred Securities on the NYSE is expected to commence within 30 days after the initial delivery of the Series A Preferred Securities. If the Series A Debentures are distributed to the holders of Series A Preferred Securities upon the liquidation of the Series A Issuer, MidAmerican Energy will use its best efforts to list the Series A Debentures on the NYSE or such other stock exchanges, if any, on which the Series A Preferred Securities are then listed.

    The Series A Preferred Securities will be represented by a global certificate registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants (as defined in the accompanying Prospectus) in DTC. Except as described herein, Series A Preferred Securities in certificated form will not be issued in exchange for the global certificate. See "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" in the accompanying Prospectus.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A PREFERRED SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                  RISK FACTORS

    Prospective purchasers of Series A Preferred Securities should carefully review the information contained elsewhere herein and should particularly consider the following risk factors with respect to the Series A Preferred
Securities:

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES A GUARANTEE AND THE SERIES
  A DEBENTURES

    MidAmerican Energy's obligations under the Series A Guarantee issued by MidAmerican Energy for the benefit of the Holders of the Series A Preferred Securities are unsecured and rank subordinate and junior in right of payment to Senior Indebtedness of MidAmerican Energy, except any liabilities that may be made PARI PASSU expressly by their terms. The obligations of MidAmerican Energy under the Series A Debentures are subordinate and junior in right of payment to
Senior Indebtedness of MidAmerican Energy. As of               , 1996,
MidAmerican Energy had approximately $     billion principal amount of Senior
Indebtedness. There are no terms of the Series A Preferred Securities, the Series A Debentures or the Series A Guarantee that limit MidAmerican Energy's ability to incur additional indebtedness, including indebtedness that would rank senior to the Series A Debentures and the Series A Guarantee. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Debentures -- Subordination" in the accompanying Prospectus.

    The ability of the Series A Issuer to pay amounts due on the Series A Preferred Securities is solely dependent upon MidAmerican Energy making payments on the Series A Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

    MidAmerican Energy has the right under the Indenture to extend the interest payment period at any time and from time to time on the Series A Debentures, for a period not exceeding 20 consecutive quarters. As a consequence of any such extension, quarterly Distributions on the Series A Preferred Securities would be deferred by the Series A Issuer during such Extension Period, but would continue
to accumulate additional Distributions thereon at the rate of    % per annum. In
the event that MidAmerican Energy exercises this right, during any Extension Period MidAmerican Energy may not and may not permit any of its subsidiaries to,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of MidAmerican Energy's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of MidAmerican Energy (including other debentures issued pursuant to the Indenture (as defined in the accompanying Prospectus)) that rank PARI PASSU with or junior in interest to the Series A Debentures or make any guarantee payments with respect to any guarantee by MidAmerican Energy of the debt securities of any of its subsidiaries if such guarantee ranks PARI PASSU with or junior in interest to the Series A Debentures (other than (a) dividends or distributions in Common Stock of MidAmerican Energy, (b) payments under any Guarantee (as defined in the accompanying Prospectus), and (c) purchases of common stock related to the issuance of common stock under any of MidAmerican Energy's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, MidAmerican Energy may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters and that such Extension Period may not extend beyond the maturity date of the Series A Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, MidAmerican Energy may elect to begin a new Extension Period subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Series A Debentures. See "Certain Terms of the Series A Preferred Securities--Distributions" and "Certain Terms of the Series A Debentures--Option to Extend Interest Payment Period."

    Because MidAmerican Energy has the right to extend the interest payment period on the Series A Debentures, the Series A Debentures will be treated as having been issued with original issue discount ("OID") for United States federal income tax purposes. As a result, Holders of Series A Preferred Securities will be required to include in their gross income Distributions as they accrue, rather than when they are paid, regardless of the Holder's regular method of accounting. OID on the Series A Preferred Securities will be treated as interest and, except with respect to an Extension Period, will generally be equal to the Distributions on the Series A Preferred Securities each year. Should an Extension Period occur, a Holder of Series A Preferred Securities will continue to accrue interest (in the form of OID) in income in respect of its pro rata share of the Series A Debentures held by the Series A Issuer for United States federal income tax purposes. As a result, a Holder of Series A Preferred Securities will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Series A Issuer if the Holder disposes of the Series A Preferred Securities prior to the record date for the payment of Distributions. See "United States Federal Income Taxation--Original Issue Discount."

    MidAmerican Energy has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Debentures. However, should MidAmerican Energy elect to exercise such right in the future, the market price of the Series A Preferred Securities is likely to be affected. A Holder that disposes of its Series A Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a Holder that continues to hold its Series A Preferred Securities. In addition, as a result of the existence of MidAmerican Energy's right to defer interest payments, the market price of the Series A Preferred Securities (which represent a preferred undivided beneficial interest in the Series A Debentures) may be more volatile than other securities on which OID accrues and which do not contain such rights.

TERMINATION OF SERIES A ISSUER AND DISTRIBUTION OF SERIES A DEBENTURES

    MidAmerican Energy has the right to, at any time, direct the Property Trustee to dissolve the Series A Issuer and, in connection therewith, after satisfaction of creditors of the Series A Issuer, if any, cause the Series A Debentures to be distributed to the Holders of Series A Trust Securities on a pro rata basis in liquidation of such Holders' interests in the Trust. Under current United States federal income tax law, a distribution of Series A Debentures upon the termination and dissolution of the Series A Issuer would not be a taxable event to holders of the Series A Preferred Securities. See "United States Federal Income Taxation--Receipt of Series A Debentures or Cash Upon Liquidation of the Series A Trust." Because Holders of Series A Preferred Securities may receive Series A Debentures, prospective purchasers of Series A Preferred Securities are also making an investment decision with regard to the Series A Debentures and should carefully review all the information regarding the Series A Debentures contained herein. See "Description of the Series A Preferred Securities--Termination of Series A Issuer and Distribution of Series A Debentures" herein and "Description of the Series A Debentures--General" in the accompanying Prospectus.

MARKET PRICE

    There can be no assurance as to the market prices for Series A Preferred Securities or Series A Debentures that may be distributed in exchange for Series A Preferred Securities if the Series A Issuer were to be terminated and dissolved. Accordingly, the Series A Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series A Debentures that a Holder of Series A Preferred Securities may receive on termination and liquidation of the Series A Issuer, may trade at a discount to the price that the investor paid to purchase the Series A Preferred Securities offered hereby.

SPECIAL EVENT REDEMPTION

    Upon the occurrence and continuation of a Special Event, MidAmerican Energy has the right to redeem the Series A Debentures, in whole but not in part, and therefore cause a mandatory redemption of all the Series A Preferred Securities and Series A Common Securities within 90 days following the occurrence of such Special Event. See "Certain Terms of the Series A Preferred Securities--Special Event Redemption." The receipt of cash by the holders of the Series A Preferred Securities upon a dissolution of the Series A Trust would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Series A Debentures or Cash Upon Liquidation of the Series A Trust."

POSSIBLE TAX LAW CHANGES

    On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was released, which would, among other things, generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provisions of the Bill were proposed to be effective generally for debt instruments issued on or after December 7, 1995. If either of such provisions were to apply to the Series A Debentures, the Company would be unable to deduct interest on the Series A Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. The Company believes that, under current law, it will be able to deduct interest on the Series A Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Series A Debentures. Such a change could give rise to a Tax Event (as hereinafter defined), which may permit the Company to cause a redemption of the Series A Preferred Securities. See "Certain Terms of the Series Preferred A Securities--Special Event Redemption" and "United States Federal Income Taxation-- Possible Tax Law Changes."

RIGHTS UNDER THE GUARANTEE; LIMITATION AS TO FUNDS AVAILABLE TO THE SERIES A
  ISSUER

    The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The First National Bank of Chicago will act as indenture trustee under the Series A Guarantee for the purposes of compliance with the Trust Indenture Act (the "Series A Guarantee Trustee") and will hold the Guarantee for the benefit of the Holders of the Series A Preferred Securities. The First National Bank of Chicago will also act as trustee for the Series A Debentures and as Property Trustee under the Series A Trust Agreement (as defined herein) pursuant to which the Series A Issuer has been formed.

    The Series A Guarantee guarantees to the Holders of the Series A Preferred Securities to the extent not paid by the Series A Issuer, the payment (but not the collection) of (i) any accrued and unpaid Distributions required to be paid on the Series A Preferred Securities, to the extent the Series A Issuer has funds available therefor, (ii) the redemption price, and all accrued and unpaid distributions to the date of redemption, with respect to Series A Preferred Securities called for redemption by the Series A Issuer, to the extent the Series A Issuer has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Series A Issuer (unless the Series A Debentures are distributed to Holders of the Series A Preferred Securities), the lesser of (a) the aggregate of the liquidation preference amount and all accrued and unpaid Distributions on the Series A Preferred

Securities to the date of payment and (b) the amount of assets of the Series A Issuer remaining available for distribution to Holders of the Series A Preferred Securities in liquidation of the Series A Issuer. The Holders of not less than a majority in aggregate liquidation preference amount of the Series A Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Series A Guarantee Trustee or to direct the exercise of any trust power conferred upon the Series A Guarantee Trustee under the Series A Guarantee. Any Holder of Series A Preferred Securities may institute a legal proceeding directly against MidAmerican Energy to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If MidAmerican Energy were to default on its obligations under the Series A Debentures, the Series A Issuer would lack available funds for the payment of Distributions or amounts payable on redemption of the Series A Preferred Securities or otherwise, and in such event Holders of the Series A Preferred Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, Holders of Series A Preferred Securities would have the limited enforcement rights described under "Description of Preferred Securities--Events of Default; Notice" in the accompanying Prospectus. See "Description of the Guarantees -- Status of the Guarantees" and "Description of the Debentures -- Subordination" in the accompanying Prospectus. The Series A Trust Agreement provides that each Holder of Series A Preferred Securities by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture (as defined in the accompanying Prospectus).

LIMITED VOTING RIGHTS

    Holders of Series A Preferred Securities will generally have limited voting rights relating only to the modification of the Series A Preferred Securities and the dissolution, winding-up or termination of the Series A Issuer. Holders of Series A Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee under the Series Trust Agreement, which voting rights are vested exclusively in the Holder of the Common Securities except upon the occurrence of certain events. The Administrative Trustees under the Series A Trust Agreement and MidAmerican Energy may amend the Series A Trust Agreement to ensure that the Series A Issuer will be classified for United States federal income tax purposes as a grantor trust without the consent of Holders, even if such action adversely affects the interests of Holders. See "Description of the Preferred Securities -- Voting Rights", "-- Amendments" and "-- Co-Trustees and Separate Property Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES A PREFERRED SECURITIES

    The Series A Preferred Securities constitute a new issue of securities with no established trading market. While MidAmerican Energy will apply to list the Series A Preferred Securities on the NYSE, a minimum of 400 beneficial holders and 1,000,000 outstanding securities is required for listing a new class of securities on the NYSE. Accordingly, no assurance can be given as to the liquidity of or the development and maintenance of trading markets for the Series A Preferred Securities. If approved for listing, the Series A Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A Debentures. A Holder that disposes of Series A Preferred Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Series A Debentures through the date of disposition in income as ordinary income and to add such amount to such Holder's adjusted tax basis in such Holder's pro rata share of the underlying Series A Debentures deemed disposed of. To the extent the selling price is less than such Holder's adjusted tax basis (which will include, in the form of OID, all accrued and unpaid interest), such Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Original Issue Discount" and "-- Sales of Series A Preferred Securities."

                         MIDAMERICAN ENERGY FINANCING I

    MidAmerican Energy Financing I is a statutory business trust formed under the Delaware Business Trust Act pursuant to (i) a Trust Agreement executed by MidAmerican Energy, as Depositor of the Series A Issuer, and the Property Trustees referred to therein and (ii) the filing of a Certificate of Trust with the Delaware Secretary of State on October 31, 1996. Such Trust Agreement will be amended and restated in its entirety (as so amended and restated, the "Series A Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The Series A Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Series A Issuer exists for the exclusive purposes of (i) issuing the Series A Preferred Securities and the Series A Common Securities representing trust interests in the Series A Issuer, (ii) purchasing the Series A Debentures with the Series A Common Securities and the proceeds from the sale of the Series A Preferred Securities and (iii) engaging only in those other activities necessary or incidental thereto.

    All of the Series A Common Securities will be owned by MidAmerican Energy. The Series A Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Series A Preferred Securities, except that upon the occurrence and continuance of a default under the Indenture, the rights of the Holders of the Series A Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise will be subordinate to the rights of the Holders of the Series A Preferred Securities. MidAmerican Energy will acquire Series A Common Securities having an aggregate Liquidation Amount (as defined in the accompanying Prospectus) equal to 3% of the total capital of the Series A Issuer.

    The Series A Issuer will terminate on               unless earlier
terminated as provided in the Series A Trust Agreement. The Series A Issuer's business and affairs will be conducted by the Administrative Trustees. The duties and obligations of the Trustees shall be governed by the Series A Trust Agreement. Philip G. Lindner, J. Sue Rozema and Paul J. Leighton, all officers of MidAmerican Energy, will be appointed as Administrative Trustees pursuant to the terms of the Series A Trust Agreement. Under the Series A Trust Agreement, the Administrative Trustees will have certain duties and powers including, but not limited to, the delivery of certain notices to the holders of the Series A Preferred Securities, the appointment of the Paying Agent (as defined in the accompanying Prospectus) and the Registrar (as defined in the accompanying Prospectus) and the registering of transfers of the Series A Preferred Securities. Under the Series A Trust Agreement, The First National Bank of Chicago, as the Property Trustee, will have certain duties and powers including, but not limited to, holding legal title to the Series A Debentures on behalf of the Series A Trust, the collection of payments in respect of the Series A Debentures, maintenance of the Payment Account (as defined in the Series A Trust Agreement), the sending of default notices with respect to the Series A Preferred Securities and the distribution of the assets of the Series A Trust in the event of a winding up of the Series A Trust. See "Description of the Preferred Securities" in the accompanying Prospectus.

    MidAmerican Energy has agreed to pay all fees and expenses related to the Series A Issuer and the offering of the Series A Preferred Securities.

                           MIDAMERICAN ENERGY COMPANY

GENERAL

    MidAmerican Energy was formed on July 1, 1995 through the merger (the "Merger") of Iowa-Illinois Gas and Electric Company ("Iowa-Illinois"), Midwest Resources Inc. ("Midwest Resources") and Midwest Power Systems Inc. ("Midwest Power") with and into MidAmerican. MidAmerican Energy is a combination electric and natural gas public utility engaged in the generation, transmission, distribution and sale of electric energy in Illinois, Iowa and South Dakota, and the purchase, distribution, transportation and sale of natural gas in those states and in the state of Nebraska. MidAmerican Energy's nonregulated operations are conducted by its MidAmerican Capital Company ("MidAmerican Capital") subsidiary; a separate wholly-owned subsidiary, Midwest Capital Group, Inc. ("Midwest Capital"), functions as a regional business development company in the utility service territory.

RECENT DEVELOPMENTS

    On April 24, 1996, MidAmerican Energy's shareholders approved a proposal to form a holding company. The holding company will have three wholly-owned subsidiaries consisting of MidAmerican Energy (utility operations), MidAmerican Capital and Midwest Capital. The transaction is structured as a share exchange, with each share of MidAmerican Energy common stock being exchanged for one share of the holding company common stock. All regulatory approvals have been obtained and it is management's intention to complete the formation of the holding company on or about December 1, 1996.

    On May 28, 1996, MidAmerican Energy announced the restructuring of portions of its nonregulated businesses. InterCoast Energy Company ("InterCoast") was formed as an indirect subsidiary of MidAmerican Energy and a direct subsidiary of MidAmerican Capital. InterCoast has operations in oil and gas, natural gas marketing and wholesale electric power marketing and brokering. On October 17, 1996, MidAmerican Capital agreed to sell its subsidiaries which conduct oil and gas and gas marketing operations to KCS Energy, Inc. for $174 million in cash, $40 million in short term notes and warrants to acquire 610,000 shares of KCS Energy, Inc. common stock for $45 per share.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth the consolidated and utility only ratio and supplemental ratio of earnings to fixed charges and ratio and supplemental ratio of earnings to fixed charges and preferred dividend requirements of MidAmerican Energy for each of the years 1991 through 1995 and for the twelve months ended September 30, 1996.

                                                               YEAR ENDED DECEMBER 31
                                                -----------------------------------------------------   TWELVE MONTHS ENDED
                                                  1991       1992       1993       1994       1995      SEPTEMBER 30, 1996
                                                ---------  ---------  ---------  ---------  ---------  ---------------------
CONSOLIDATED:
Ratios of Earnings to Fixed Charges(1)........      2.46x      1.87x      2.84x      2.78x      2.82x            3.08x
Ratios of Earnings to Fixed Charges and
  Preferred Dividend Requirements(1)..........      2.21x      1.71x      2.56x      2.44x      2.55x            2.75x
Supplemental Ratios of Earnings to Fixed
  Charges(2)..................................      2.39x      1.82x      2.75x      2.70x      2.75x            3.01x
Supplemental Ratios of Earnings to Fixed
  Charges and Preferred Dividend
  Requirements................................      2.16x      1.68x      2.49x      2.38x      2.50x            2.70x
UTILITY ONLY (3):
Ratios of Earnings to Fixed Charges(1)........      2.92x      2.34x      3.40x      3.30x      3.39x            3.72x
Ratios of Earnings to Fixed Charges and
  Preferred Dividend Requirements(1)..........      2.54x      2.06x      2.95x      2.75x      2.96x            3.21x
Supplemental Ratios of Earnings to Fixed
  Charges(2)..................................      2.80x      2.24x      3.25x      3.16x      3.28x            3.61x
Supplemental Ratios of Earnings to Fixed
  Charges and Preferred Dividend
  Requirements(2).............................      2.45x      1.99x      2.85x      2.66x      2.88x            3.13x

---------

(1) For purposes of computing the ratios of earnings to fixed charges, "earnings" consist of net income from continuing operations before interest charges and preferred dividend requirements, plus income taxes, plus the estimated interest component of rentals. "Earnings" also include allowances for borrowed and other funds used during construction. Fixed charges consist of interest charges and the estimated interest component of rentals.

(2) The supplemental ratios have been calculated including obligations of the Company under its long-term power purchase contract with the Nebraska Public Power District relating to Cooper Nuclear Station.

(3) Reflects the formation of the holding company and the transfer of MidAmerican Capital and Midwest Capital to the holding company by MidAmerican Energy.

                                USE OF PROCEEDS

    The Series A Issuer will use the proceeds from this offering of $   million
of Series A Preferred Securities, together with the issuance of the Series A Common Securities, to purchase the Series A Debentures. MidAmerican Energy will use the cash proceeds from the sale of the Series A Debentures net of the Underwriters' Compensation and the other expenses of this offering, for the repayment of a portion of its outstanding indebtedness and for general corporate purposes. The Company has not yet selected the indebtedness to be repaid with such net proceeds.

                              ACCOUNTING TREATMENT

    For financial reporting purposes, the Issuer will be treated as a subsidiary of MidAmerican Energy and, accordingly, the accounts of the Issuer will be included in the consolidated financial statements of MidAmerican Energy. The Series A Preferred Securities will be presented as a separate line item in the consolidated balance sheet of MidAmerican Energy and appropriate disclosures about the Series A Preferred Securities, the Series A Guarantee and the Series A Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, MidAmerican Energy will record Distributions payable on the Series A Preferred Securities as an expense.

               CERTAIN TERMS OF THE SERIES A PREFERRED SECURITIES

GENERAL

    The following summary of certain terms and provisions of the Series A Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Series A Trust Agreement. The form of the Series A Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part. See "Description of the Preferred Securities" in the accompanying Prospectus.

DISTRIBUTIONS

    The Series A Preferred Securities represent preferred undivided beneficial interests in the assets of the Series A Issuer, and the Distributions on each Series A Preferred Security are payable at the rate set forth on the cover page of this Prospectus Supplement, payable, except in the event of an extension, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year. Distributions in arrears after the quarterly payment date therefor will bear interest on the amount thereof at the same per annum rate (to the extent permitted by law, compounded quarterly). The term "Distributions", as used herein, includes interest payable on overdue Distributions, unless otherwise stated. Distributions will accrue from the date of original issuance of the Series A Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full month, shall be computed on the basis of the actual number of days elapsed in such period.

    So long as no Event of Default under the Indenture has occurred and is continuing, MidAmerican Energy has the right at any time and from time to time to extend the interest payment period on the Series A Debentures for not more than 20 consecutive quarters, provided that any such Extension Period shall not extend beyond the maturity date or redemption date of the Series A Debentures and that MidAmerican Energy may not defer any payment of Additional Interest Attributable to Taxes (as defined in the accompanying Prospectus). During any Extension Period quarterly distributions on the Series A Preferred Securities would be deferred by the Series A Issuer and would continue to accrue, and holders of Series A Preferred Securities would be required to accrue interest income for United States Federal income tax purposes. See "Certain Terms of the Series A Debentures -- Option to Extend Interest Payment Period" and "United States Federal Income Taxation -- Original Issue Discount."

    MidAmerican Energy has no current intention of exercising its right to defer payments of distributions on the Series A Preferred Securities by extending the interest payment period on the Series A Debentures.

TERMINATION OF SERIES A ISSUER AND DISTRIBUTION OF SERIES A DEBENTURES

    MidAmerican Energy has the right to, at any time, direct the Property Trustee to dissolve the Series A Issuer and, in connection therewith, after satisfaction of creditors of the Series A Issuer, if any, cause the Series A Debentures to be distributed to the Holders of Series A Trust Securities on a pro rata basis in liquidation of such Holders' interests in the Trust. See "Description of Preferred Securities -- Liquidation, Distribution Upon Termination" in the accompanying Prospectus. If the Series A Debentures are distributed to Holders of the Series A Preferred Securities as a result of the termination of the Series A Issuer, the Company will use its best efforts to list the Series A Preferred Securities on the NYSE or on such other exchange as the Series A Preferred Securities are then listed.

    Under current United States Federal income tax law and interpretations, if the Series A Issuer is treated as a grantor trust at the time of the distribution, such a distribution should not be a taxable event to holders of the Series A Preferred Securities. See "United States Taxation -- Receipt of Series A Debentures or Cash Upon Liquidation of the Series A Trust."

REDEMPTION

    MidAmerican Energy has the right to redeem the Series A Debentures (a) on or
after       , 200 , in whole or in part, or (b) at any time, in whole but not in part, upon the occurrence of a Tax Event or an Investment Company Event (each as defined below, a "Special Event"), subject to the conditions described under "-- Special Event Redemption," below.

    Upon the repayment of the Series A Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such payment will be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Series A Common Securities and the Series A Preferred Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the aggregate Liquidation Amount plus accumulated and unpaid distributions, plus additional distributions thereon to the extent permitted by law, to the Redemption Date. See "Certain Terms of the Series A Debentures -- Redemption."

    "Like Amount" means (i) with respect to a redemption of the Series A Preferred Securities and the Series A Common Securities, Series A Trust Securities having an aggregate Liquidation Amount (as hereinafter defined) equal to the principal amount of Series A Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which shall be used to pay the Redemption Price of such Series A Trust Securities and (ii) with respect to a distribution of Series A Debentures to Holders of Series A Trust Securities in connection with a termination or liquidation of the Series A Issuer, Series A Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Trust Securities of the Holders to such Series A Debentures are distributed.

SPECIAL EVENT REDEMPTION

    If a Special Event shall occur and be continuing with respect to the Series A Issuer or the Series A Preferred Securities, MidAmerican Energy has the right to redeem the Series A Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Series A Preferred Securities in whole (but not in part) at a redemption price equal to the aggregate Liquidation Amount of such Preferred Securities plus accumulated and unpaid distributions thereon within 90 days following the occurrence of such Special Event. In the event a Tax Event has occurred and is continuing and MidAmerican Energy does not elect to terminate the Series A Issuer (as described in "-- Termination of Series A Issuer and Distribution of Series A Debentures") or redeem the Series A Debentures (as described in the preceding sentence), the Series A Preferred Securities will remain outstanding and Additional Interest Attributable to Taxes (as defined in the accompanying Prospectus) will be payable on the Series A Debentures.

    "Tax Event" means the receipt by the Series A Issuer of an opinion of counsel (which may be counsel to MidAmerican Energy or an affiliate but not an employee thereof and which must be acceptable to the Property Trustee) experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any amendment to, or change in an interpretation or application of, such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of issuance of the Series A Preferred Securities), there is more than an insubstantial risk that
(i) the Series A Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest income received or accrued on the Series A Debentures, (ii) interest payable by the Company on the Series A Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Series A Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    "Investment Company Event" means the occurrence of a change in law or regulation or a change in the interpretation or application of any law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Series A Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Series A Preferred Securities.

LIQUIDATION AMOUNT

    The Liquidation Amount payable on the Series A Preferred Securities in the event of any liquidation of the Series A Issuer is $25 per Series A Preferred Security, plus accumulated and unpaid distributions unless, in connection with such liquidation, the Series A Debentures are distributed to the holders of the Series A Preferred Securities.

RIGHTS UNDER THE SERIES A GUARANTEE AND THE SERIES A DEBENTURES

    The Series A Guarantee will be a full unsecured guarantee with respect to the Series A Preferred Securities from the time of issuance of the Series A Preferred Securities, but will not apply to any payment of distributions or other amounts due to the extent the Series A Issuer does not have sufficient available funds to pay such distributions or other amounts due (which will occur in the event that MidAmerican Energy has failed to make a payment of principal or interest on the Series A Debentures). There are no preconditions to a holder of Series A Preferred Securities instituting a legal proceeding directly against MidAmerican Energy to enforce such holder's rights under the Series A Guarantee. If the Guarantee Trustee fails to enforce the Series A Guarantee, any Holder of Series A Preferred Securities may institute a legal proceeding directly against MidAmerican Energy to enforce such Holder's rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If and to the extent MidAmerican Energy defaults on its obligation to pay amounts payable on the Series A Debentures, the Series A Issuer would lack sufficient available funds for the payment of distributions on or amounts payable on redemption of the Series A Trust Securities and, in such event, Holders of the Series A Preferred Securities would not be able to rely on the Series A Guarantee for payment of such amounts. Instead, Holders of Series A Preferred Securities would have the limited enforcement rights described under "Description of Preferred Securities; Events of Default; Notice" in the accompanying Prospectus.

                    CERTAIN TERMS OF THE SERIES A GUARANTEE

GENERAL

    The following summary description of the Series A Guarantee sets forth certain portions of the description of the terms and provisions of the Series A Guarantee included in the accompanying Prospectus under the heading, "Description of the Guarantees," to which reference is hereby made. This summary of certain terms and provisions of the Series A Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Series A Guarantee. The form of Series A Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part.

    MidAmerican Energy will guarantee, on an unsecured subordinated basis, the obligations of the Series A Issuer with respect to the Series A Preferred Securities; provided that the Series A Guarantee will not apply to any payment of Distributions if and to the extent that the Series A Issuer does not have funds sufficient to make such payments. If MidAmerican Energy does not make interest payments on the Series A Debentures held by the Series A Issuer, it is expected that the Series A Issuer will not pay Distributions on the Series A Preferred Securities. The Series A Guarantee will rank subordinate and junior in right of payment to all liabilities of MidAmerican Energy (except liabilities that may be made PARI

PASSU with the Series A Guarantee by their terms). See "Description of the Guarantees -- Status of the Guarantees" in the accompanying Prospectus.

EVENTS OF DEFAULT

    An event of default under the Series A Guarantee will occur upon the failure of MidAmerican Energy to perform any of its payment obligations thereunder.

    If the Guarantee Trustee fails to enforce the Series A Guarantee, any holder of Series A Preferred Securities may institute a legal proceeding directly against MidAmerican Energy to enforce such holder's rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. The Series A Guarantee is a guarantee of payment, not of collection.

TERMINATION OF THE SERIES A GUARANTEE

    The Series A Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of all Series A Preferred Securities, the distribution of Series A Debentures to holders of Series A Preferred Securities in exchange for all of the Series A Preferred Securities or upon payment in full of the amounts payable upon liquidation of the Series A Issuer.

                    CERTAIN TERMS OF THE SERIES A DEBENTURES

GENERAL

    The following summary description of the Series A Debentures sets forth certain portions of the description of the terms and provisions of the Debentures included in the accompanying Prospectus under the heading, "Description of the Debentures," to which reference is hereby made. This summary of certain terms and provisions of the Series A Debentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, including the Series A Supplemental Indenture. The forms of Indenture and Supplemental Indenture (as defined in the accompanying Prospectus) have been filed as exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part.

    Concurrently with the issuance of the Series A Preferred Securities, the Series A Issuer will invest the proceeds thereof, together with the Series A Common Securities, in the Series A Debentures issued by MidAmerican Energy to the Series A Issuer. The Series A Debentures will bear interest at the annual
rate of     %, payable quarterly in arrears, except in the event of an extension, on March 1, June 1, September 1 and December 1 of each year
commencing            , 19  . Interest which is accrued and unpaid after the
quarterly payment date therefor will bear additional interest on the amount thereof (to the extent permitted by law, compounded quarterly) at the rate specified for the Series A Debentures.

    The Series A Debentures will be issued under the Indenture and the Series A
Supplemental Indenture. The Series A Debentures will mature on            ,
20 , which date may be extended at any time at the election of MidAmerican Energy for one or more periods, but in no event to a date later than
             , 20 (such date, as it may be extended, the "Maturity Date"), provided that at the time such election is made and at the time of extension (i) MidAmerican Energy is not in bankruptcy, otherwise insolvent or in liquidation,
(ii) MidAmerican Energy is not in default in the payment of any interest or principal on the Series A Debentures, (iii) the Series A Issuer is not in arrears on payments of Distributions on the Series A Preferred Securities and no deferred Distributions are accumulated, (iv) the Series A Debentures are rated not less than BBB - by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization and (v) the extended Maturity Date is no later than the 49th anniversary of the initial issuance of the Series A Preferred Securities; provided, however, that, if MidAmerican Energy exercises its right to liquidate the Series A Issuer and distribute the Series A Preferred Securities, effective upon such exercise the Maturity Date of the Series A Debentures may be changed to any dates elected by MidAmerican Energy that is (i) no earlier than the date five years after the initial issuance of the Series A Preferred Securities and (ii) no later than the date 30 years (plus an extended term of up to an additional 19 years if the above-referenced conditions are satisfied) after the date of the initial issuance of the Series A Preferred Securities. The Series A Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of MidAmerican Energy. See "Description of the Debentures -- Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    MidAmerican Energy has the right at any time and from time to time, so long as no Event of Default under the Indenture has occurred and is continuing, to extend the interest payment period for the Series A Debentures for up to 20 consecutive quarters; provided that no Extension Period shall extend beyond the maturity of the Series A Debentures and that MidAmerican Energy may not defer any payment of Additional Interest Attributable to Taxes (which shall be payable on the relevant interest payment date). At the end of the Extension Period, MidAmerican Energy is obligated to pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by law). During any such Extension Period MidAmerican Energy may not, and may not permit any of its subsidiaries to, (i) declare or pay any dividends or distribution on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of MidAmerican Energy's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of MidAmerican Energy (including other debentures issued pursuant to the Indenture) that rank PARI PASSU with or junior in interest to the Series A Debentures or make any guarantee payments with respect to any guarantee by MidAmerican Energy of the debt securities of any of its subsidiaries if such guarantee ranks PARI PASSU with or junior in interest to such series of Debentures (other than (a) dividends or distributions in common stock of MidAmerican Energy, (b) payments under any Guarantee, and (c) purchases of common stock related to the issuance of common stock under any of MidAmerican Energy's benefit plans for its directors, officers or employees). This covenant effectively requires that any Extension Period with respect to the Series A Debentures also apply to other debentures which may be issued by MidAmerican Energy pursuant to the Indenture. Prior to the termination of any Extension Period, MidAmerican Energy may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Series A Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, MidAmerican Energy may select a new Extension Period subject to the above requirements.

REDEMPTION

    The Series A Debentures are redeemable prior to maturity at the option of
MidAmerican Energy (i) at any time on or after             , 200    , in whole
or in part, and (ii) if a Special Event occurs and is continuing, in whole, but not in part, in each case at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date. The Series A Debentures will be subject to optional redemption in whole, but not in part, upon the termination and liquidation of the Series A Issuer pursuant to an order for the dissolution, termination or liquidation of the Series A Issuer entered by a court of competent jurisdiction. For so long as the Series A Trust is the holder of all Series A Debentures outstanding, the proceeds of any redemption described in this paragraph shall be used by the Series A Issuer to redeem the Series A Preferred Securities and the Series A Common Securities in accordance with their terms.

    MidAmerican Energy may not redeem the Series A Debentures in part unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all Series A Debentures outstanding for all quarterly interest periods on or prior to the Redemption Date.

DISTRIBUTIONS OF SERIES A DEBENTURES

    Under certain circumstances involving the termination of the Series A Issuer, Series A Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of the Series A Issuer, after satisfaction of all liabilities to creditors of the Series A Issuer as provided by applicable law. If distributed to holders of Series A Preferred Securities in liquidation, the Series A Debentures will initially be issued in the form of one or more global securities, and DTC, or any successor depositary for the Series A Preferred Securities, will act as depositary for the Series A Debentures. It is anticipated that the depositary arrangements for the Series A Debentures, if distributed, would be substantially identical to those in effect for the Series A Preferred Securities. Neither MidAmerican Energy, the Debenture Trustee, any Paying Agent nor any other agent of MidAmerican Energy or the Debenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of persons holding Series A Debentures in the form of a global security for the Series A Debentures or for maintaining, supervising or reviewing any records relating to such holders.

    A global security will be exchangeable for Series A Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies MidAmerican Energy that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered to act as such depositary, (ii) MidAmerican Energy in its sole discretion determines that such global security shall be so exchangeable, or
(iii) there shall have occurred and be continuing an Event of Default with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to the ownership of beneficial interests in such global security. In the event that Series A Debentures are issued in definitive form, such Series A Debentures will be issued in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Payments on Series A Debentures represented by a global security will be made to DTC, as the depositary for the Series A Debentures. In the event Series A Debentures are issued in definitive form, principal and interest will be payable, the transfer of the Series A Debentures will be registrable, and Series A Debentures will be exchangeable for Series A Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in Chicago, Illinois, or at the offices of any paying or transfer agent appointed by MidAmerican Energy, provided that payment of interest may be made, at the option of MidAmerican Energy, by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A Debentures are issued in certificated form, the record dates for payment of interest will be the 15th day preceding the first day of March, June, September and December, respectively. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights and other matters, see "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" in the accompanying Prospectus.

    If the Series A Debentures are distributed to the holders of Series A Preferred Securities upon the liquidation of the Series A Issuer, MidAmerican Energy will use its best efforts to list the Series A Debentures on such stock exchanges, if any, as the Series A Preferred Securities are then listed.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

    The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Series A Preferred Securities. Unless otherwise stated, this summary deals only with Series A Preferred Securities held as capital assets by holders that purchase the Series A Preferred Securities upon original issuance. This summary does not address all the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, persons whose functional currency is other than the United States dollar, persons who hold Series A Preferred Securities as part of a straddle, hedging or conversion transaction or, except as specifically described herein, foreign taxpayers. In addition, this summary does not address any aspects of state, local, or foreign laws. This summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Each holder should consult its tax advisor as to its particular tax consequences of acquiring, holding, and disposing of the Series A Preferred Securities, including the tax consequences under state, local, and foreign laws.

CLASSIFICATION OF THE SERIES A DEBENTURES

    It is a condition to the issuance of the Series A Preferred Securities that Sidley & Austin, acting as counsel to the underwriters in connection with this offering, render its opinion generally to the effect that, under then current United States federal income tax law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Series A Debentures held by the Series A Trust will be classified for United States federal income tax purposes as indebtedness of the Company. Accordingly, corporate holders of Series A Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Series A Preferred Securities.

CLASSIFICATION OF THE SERIES A TRUST

    It is a condition to the issuance of the Series A Preferred Securities that Sidley & Austin, acting as counsel to the underwriters in connection with this offering, render its opinion generally to the effect that, under then current United Stated federal income tax law and assuming full compliance with the terms of the Series A Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Series A Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Series A Preferred Securities will generally be considered the owner of an undivided interest in the Series A Debentures, and each holder will be required to include in its gross income any original issue discount ("OID") accrued with respect to its allocable share of those Series A Debentures. Investors should be aware that the foregoing opinions of Sidley & Austin have not been confirmed by the Internal Revenue Service (the "Service"), by private ruling or otherwise, and are not binding on the Service or the courts.

    The Company, the Series A Trust, and, by its acceptance of a Series A Preferred Security or a beneficial interest therein, the holder of, and any person that acquires a beneficial interest in, such Series A Preferred Security agree to treat such Series A Preferred Security and the Series A Debentures consistently with the foregoing opinions.

ORIGINAL ISSUE DISCOUNT

    Because the Company has the option, under the terms of the Series A Debentures, to defer payments of interest by extending interest payment periods for up to 20 quarters, all of the stated interest payments on the Series A Debentures will be treated as OID. Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the discount, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Series A Debentures will be accounted for as OID, and actual distributions of stated interest will not be separately reported as taxable income. The amount of OID that accrues in any quarter will approximately equal the amount of the interest that accrues on the Series A Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period.

MARKET DISCOUNT AND PREMIUM

    Holders of Series A Preferred Securities other than holders that purchased the Series A Preferred Securities upon original issuance may be considered to have acquired their undivided interest in the Series A Debentures with market discount, amortizable bond premium or acquisition premium as such terms are defined for the United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Series A Preferred Securities.

RECEIPT OF SERIES A DEBENTURES OR CASH UPON LIQUIDATION OF THE SERIES A TRUST

    Under certain circumstances, as described under the caption "Certain Terms of the Series A Preferred Securities--Termination of Series A Issuer and Distribution of Series A Debentures" and "Certain Terms of the Series A Debentures--Distributions of Series A Debentures," Series A Debentures may be distributed to holders in exchange for the Series A Preferred Securities and in liquidation of the Series A Trust. Under current United States federal income tax law, such a distribution would be treated as a non-taxable event to each holder, and each holder would have an aggregate tax basis in the Series A Debentures equal to such holder's aggregate tax basis in its Series A Preferred Securities. A holder's holding period in the Series A Debentures so received in liquidation of the Series A Trust would include the period during which the Series A Preferred Securities were held by such holder.

    Under certain circumstances described herein (see "Certain Terms of the Series A Preferred Securities -- Redemption" and "Certain Terms of the Series A Debentures -- Distributions of Series A Debentures,"), the Series A Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Series A Preferred Securities. Under current United States federal income tax law, such a redemption would constitute a taxable disposition of the redeemed Series A Preferred Securities, and a holder would recognize gain or loss as if it sold such redeemed Series A Preferred Securities for cash. See "Sales of Series A Preferred Securities" below.

SALES OF SERIES A PREFERRED SECURITIES

    A holder that sells Series A Preferred Securities will recognize gain or loss equal to the difference between such holder's adjusted tax basis in the Series A Preferred Securities and the amount realized on the sale of such Series A Preferred Securities. A holder's adjusted tax basis in the Series A Preferred Securities will generally be the initial purchase price increased by OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Series A Preferred Securities. Such gain or loss will generally be a capital gain or loss and will generally be a long-term capital gain or loss if the Series A Preferred Securities have been held for more than one year.

    The Series A Preferred Securities may trade at prices that do not accurately reflect the value of accrued but unpaid interest with respect to the underlying Series A Debentures. A holder that disposes of Series A Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Series A Debentures through the date of disposition in income as ordinary income, and to add such amount to such holder's adjusted tax basis in the pro rata share of the underlying Series A Debentures deemed disposed of. To the extent that the selling price is less than the holder's adjusted tax basis (so determined), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a nonresident alien individual, a foreign partnership, or a nonresident fiduciary of a foreign estate or trust. The discussion assumes that income with respect to the Series A Preferred Security is not effectively connected with a trade or business in the United States in which the United States Alien Holder is engaged.

    Under current United States federal income tax law, and subject to the discussion of backup withholding in the following section: (1) payments of principal and interest (including OID) by the Series A Trust or any of its paying agents to any holder of a Series A Preferred Security that is a United States Alien Holder will not be subject to withholding of United States federal income tax; provided that, in the case of interest, (a) the beneficial owner of the Series A Preferred Security does not actually or constructively own 10% of more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Series A Preferred Security is not a controlled foreign corporation that is related, directly or indirectly, to the Company through stock ownership, and (c) either (A) the beneficial owner of the Series A Preferred Security certifies to the Series A Trust or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Series A Preferred Securities in such capacity, certifies to the Series A Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Series A Trust or its agent with a copy thereof; and (2) a United States Alien Holder of a Series A Preferred Security will generally not be subject to withholding of United States federal income tax on any gain realized upon the sale or other disposition of a Series A Preferred Security.

    On April 15, 1996, proposed Treasury Regulations (the "1996 Proposed Regulations") were issued which, if adopted in final form, could affect the United States taxation of United States Alien Holders. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules. It cannot be predicted at this time whether the 1996 Proposed Regulations will become effective as proposed or what, if any, modifications may be made to them. Prospective investors are urged to consult their tax advisors with respect to the effect the 1996 Proposed Regulations may have if adopted.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

    Under current United States federal income tax law, information reporting requirements apply to interest (including OID) and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate persons. In addition, a 31% backup withholding tax applies if a non-corporate person (i) fails to furnish such person's Taxpayer Identification Number ("TIN") (which, for an individual, is his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the Service, (iii) is notified by the Service that such person has failed properly to report payments of interest and dividends or (iv) in certain circumstances, fails to certify, under penalties of perjury, that such person has not been notified by the Service that such person is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding does not apply with respect to payments made to certain exempt recipients, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts, provided that they establish entitlement to an exemption.

    In the case of a United States Alien Holder, backup withholding and information reporting do not apply to payments of principal and interest on a Series A Preferred Security with respect to which such Holder has provided the required certification under penalties of perjury that such Holder is a United States Alien Holder or has otherwise established an exemption, provided that certain conditions are satisfied.

    In general, (i) principal or interest payments on a Series A Preferred Security collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Series A Preferred Security and (ii) payments on the sale, exchange or retirement of a Series A Preferred Security to or through a foreign office of a broker are not subject to backup withholding or information reporting. However, if such custodian, nominee, agent or broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% of more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, such custodian, nominee, agent or broker may be subject to certain information reporting (but not backup withholding) requirements with respect to such payments.

    Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a person under the backup withholding rules are allowed as a refund or a credit against such person's United States federal income tax, provided that the required information is furnished to the Service.

POSSIBLE TAX LAW CHANGES

    On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer, or where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Series A Debentures, the Company would be unable to deduct interest on the Series A Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. The Company believes, that, under current law, it will be able to deduct interest on the Series A Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Series A Debentures. Such a change could give rise to a Tax Event, which may permit the Company to cause a redemption of the Series A Preferred Securities. See "Certain Terms of the Series A Preferred Securities -- Special Event Redemption." Such a tax law change would not alter the United States federal income tax consequences of the purchase, ownership and disposition of Series A Preferred Securities to holders thereof.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, MidAmerican Energy and the Series A Issuer have agreed that the Series A Issuer will sell to each of the Underwriters named below, and each of such
Underwriters, for whom               ,               ,               ,
       and                             are acting as representatives (the
"Representatives"), has severally agreed to purchase from the Series A Issuer, the respective number of Series A Preferred Securities set forth opposite its name below:

                                                                                    NUMBER OF
                                                                                    SERIES A
                                                                                    PREFERRED
                                   UNDERWRITER                                     SECURITIES
---------------------------------------------------------------------------------  -----------

                                                                                   -----------
        Total....................................................................
                                                                                   -----------
                                                                                   -----------

    Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Series A Preferred Securities offered hereby, if any are taken.

    The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities
dealers at such price less a concession of $     per Series A Preferred
Security. The Underwriters may allow, and such dealers may reallow, a concession
not in excess of $     per Series A Preferred Security to certain brokers and
dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

    In view of the fact that the proceeds from the sale of the Series A Preferred Securities will be used to purchase the Series A Debentures issued by MidAmerican Energy, the Underwriting Agreement provides that MidAmerican Energy will pay as Underwriters' Compensation for the Underwriters arranging the
investment therein of such proceeds an amount of $     per Series A Preferred
Security for the accounts of the several Underwriters.

    MidAmerican Energy and the Series A Issuer have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the date on which the distribution of the Series A Preferred Securities ceases, as determined by the Representatives, and
(ii) 30 days after the issuance of the Series A Preferred Securities, they will not offer, sell, contract to sell or otherwise dispose of any securities, any other beneficial interests in the Series A Issuer or any preferred securities or interests of any other issuer, as the case may be, that are substantially similar to the Series A Preferred Securities (including any guarantee of such securities or interests) or any securities that are convertible into or exchangeable for, or that represent the right to receive, any such securities or other interests, without the prior written consent of the Representatives, except for the Series A Preferred Securities, the Series A Common Securities and the Series A Guarantee.

    Prior to this offering, there has been no public market for the Series A Preferred Securities. Application will be made to list the Series A Preferred
Securities on the New York Stock Exchange under the symbol "     ". In order to
meet one of the requirements for listing the Series A Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders. Trading of the Series A Preferred Securities on the New York Stock Exchange is expected to commence within a thirty-day period after the initial delivery of the Series A Preferred Securities. The Representatives have advised MidAmerican Energy that they intend to make a market in the Series A Preferred Securities prior to the commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Preferred Securities.

    MidAmerican Energy and the Series A Issuer have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

    Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, services for MidAmerican Energy in the ordinary course of business, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED             , 1996

[LOGO]                   MIDAMERICAN ENERGY FINANCING I

                        MIDAMERICAN ENERGY FINANCING II

                              PREFERRED SECURITIES

              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)

                GUARANTEED TO THE EXTENT THAT EACH SUCH ISSUER,

                 RESPECTIVELY, HAS FUNDS AS SET FORTH HEREIN BY

                           MIDAMERICAN ENERGY COMPANY
                                   ----------

    MidAmerican Energy Financing I and MidAmerican Energy Financing II, each a statutory business trust formed under the laws of the State of Delaware (each, an "Issuer" and, collectively, the "Issuers") may severally offer, from time to time, their respective preferred securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of each Issuer. MidAmerican Energy Company, an Iowa corporation ("MidAmerican Energy"), will be the sole owner of the undivided common beneficial interests in such assets represented by common securities (the "Common Securities", together with the Preferred Securities herein referred to as the "Trust Securities") of each Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities and payments on liquidation or redemption with respect to such Preferred Securities will be each guaranteed by MidAmerican Energy in the case of each Issuer (a "Guarantee"), in each case only out of funds held by such Issuer. Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof in MidAmerican Energy's junior subordinated debentures (the "Debentures") having terms corresponding to such Issuer's Preferred Securities. The Debentures will be unsecured and subordinate indebtedness of MidAmerican Energy issued under an
Indenture dated as of             , 1996 between the Company and The First
National Bank of Chicago, as Trustee (such Indenture, as the same may be supplemented or amended from time to time, herein referred to as the "Indenture"). The Debentures held by each Issuer will be its sole asset, and the interest and payments of principal on such Debentures will be its only revenues. The Debentures purchased by an Issuer may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Issuer. See "Description of Preferred Securities-- Termination of an Issuer and Distribution of Debentures". In addition, upon the occurrence of certain events, MidAmerican Energy may redeem the Debentures and cause the redemption of the Preferred Securities. See "Description of the Preferred Securities--Redemption."

    The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering, provided, however, that the aggregate initial public offering price of all Preferred Securities issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $500,000,000 (subject to reduction in the event of sales of certain other securities included in such Registration Statement)). Certain specific terms of each Issuer's Preferred Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement, including, where applicable and to the extent not set forth herein, the identity of the Issuer, the specific title, the aggregate amount, the distribution rate (or the method for determining such rate), the stated liquidation preference, redemption provisions, other rights, the initial public offering price and any other special terms, as well as any planned listing on a securities exchange, of such Preferred Securities.

    The Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. See "Plan of Distribution." The names of any of the underwriters or dealers involved in the sale of the Preferred Securities in respect of which this Prospectus is being delivered, the number of Preferred Securities to be purchased by any such underwriters or dealers, any applicable commissions or discounts and the net proceeds to each Issuer will be set forth in the applicable Prospectus Supplement.

    Each Prospectus Supplement will also contain information concerning certain United States federal income tax considerations applicable to the Preferred Securities offered thereby.

                                ----------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ----------------

               The date of this Prospectus is             , 1996.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). MidAmerican Energy and the Issuers have filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Preferred Securities offered hereby and certain other securities. This Prospectus does not contain all of the information set forth in the Registration Statement and reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Preferred Securities offered hereby. Such reports, proxy statements, Registration Statement and exhibits and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company is subject to the electronic filing requirements of the Commission. Accordingly, pursuant to the rules and regulations of the Commission, certain documents, including annual and quarterly reports and proxy statements, filed by the Company with the Commission have been filed electronically. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission at (http:// www.sec.gov). Certain of the Company's securities are listed on the New York Stock Exchange and such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    No separate financial statements of the Issuers are included herein. The Company considers that such financial statements would not be material to holders of the Preferred Securities because: (i) all of the Common Securities of the Issuers are owned by MidAmerican Energy, a reporting company under the Exchange Act; (ii) the Issuers have no independent operations, but exist for the sole purpose of issuing the Trust Securities and holding the Debentures as trust assets; and (iii) the obligations of the Issuers under the Preferred Securities, to the extent funds are available therefor, are fully and unconditionally guaranteed to the extent set forth herein by MidAmerican Energy.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Annual Report of the Company on Form 10-K, as amended, for the year ended December 31, 1995, the Quarterly Reports of the Company on Form 10-Q for the period ended March 31, 1996 as amended, and for the periods ended June 30, 1996 and September 30, 1996, and the Current Reports of the Company on Form 8-K reporting events occurring on February 20, 1996, April 25, 1996, May 28, 1996 and October 17, 1996, are incorporated by reference into this Prospectus. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Preferred Securities contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in the applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    Copies of the above documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon written or oral request without charge from the Company, 666 Grand Avenue, P.O. Box 657, Des Moines, Iowa 50303-0657 (telephone number
(515) 281-2268), Attention: Investor Relations.
                                ----------------

    The Company is incorporated in Iowa. Its executive offices are located at 666 Grand Avenue, P.O. Box 657, Des Moines, Iowa 50303-0657 (telephone number
(515) 242-4300).

                                  THE ISSUERS

GENERAL

    Each of the Issuers is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by MidAmerican Energy as the depositor of each Issuer (the "Depositor"), and the Issuer Trustees (as defined herein) and (ii) the filing of a certificate of trust with the Delaware Secretary of State on October 29, 1996. Each such trust agreement will be amended and restated in its entirety (as so amended and restated, a "Trust Agreement" and, collectively, the "Trust Agreements") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

    The Issuers exist for the exclusive purpose of (i) issuing Trust Securities representing undivided beneficial interests in the Issuers, (ii) holding the Debentures as Trust Assets and (iii) engaging only in those other activities necessary or incidental thereto. All of the Common Securities will be owned by MidAmerican Energy. The Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of an Event of Default under the Indenture (see "Description of the Debentures -- Events of Default"), the rights of the holders of the corresponding Common Securities to payment in respect of distributions and payments upon liquidation, redemption or other acquisition of Common Securities will be subordinated to the rights of the holders of Preferred Securities. MidAmerican Energy will acquire Common Securities of each Issuer in an aggregate equal to 3% of the total capital of each Issuer. Each Issuer will have a term of approximately 30 to 49 years, as specified in the applicable Prospectus Supplement, but may terminate earlier as provided in the Trust Agreement with respect to such Issuer. Each Issuer's business and affairs are conducted by its trustees, each appointed by MidAmerican Energy as holder of the Common Securities: First Chicago Delaware Inc. (the "Delaware Trustee"), The First National Bank of Chicago (the "Property Trustee") and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with MidAmerican Energy (collectively, the "Issuer Trustees").

                           MIDAMERICAN ENERGY COMPANY

GENERAL

    MidAmerican Energy was formed on July 1, 1995 through the merger (the "Merger") of Iowa-Illinois Gas and Electric Company ("Iowa-Illinois"), Midwest Resources Inc. ("Midwest Resources") and Midwest Power Systems Inc. ("Midwest Power") with and into MidAmerican Energy. MidAmerican Energy is a combination electric and natural gas public utility engaged in the generation, transmission, distribution and sale of electric energy in Illinois, Iowa and South Dakota, and the purchase, distribution, transportation and sale of natural gas in those states and in the state of Nebraska. MidAmerican Energy's nonregulated operations are conducted by its MidAmerican Capital Company ("MidAmerican Capital") subsidiary; a separate wholly-owned subsidiary, Midwest Capital Group, Inc., functions as a regional business development company in the utility service territory.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    The Preferred Securities and the Common Securities of each Issuer (together, the "Issuer Securities") will be created pursuant to the terms of the Trust Agreements. Each Issuer's Preferred Securities will represent undivided beneficial interests in the assets of such Issuer and entitle registered owners (the "Holders") thereof to a preference over such Issuer's Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation, as well as other benefits as described in the applicable Trust Agreement. The following summaries of certain provisions of the Trust Agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreements, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular sections or defined terms of the Trust Agreements are referred to, such sections or defined terms are incorporated herein by reference. The Trust Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

GENERAL

    All of the Common Securities are owned by MidAmerican Energy. The Common Securities of each Issuer will rank PARI PASSU, and payments will be made thereon pro rata, with the Preferred Securities of each Issuer based on the liquidation preference amount of the Trust Securities, except as described herein under "-- Subordination of Common Securities." (Section 4.03). The Debentures will be owned by the Issuers and held by the Property Trustee in trust for the benefit of the Holders of the Trust Securities. (Section 2.09). The Debentures and the Guarantees, together with the obligations of MidAmerican Energy with respect to the Preferred Securities under the Indenture, the Trust Agreements and the Expense Agreements constitute full and unconditional guarantees of the Preferred Securities by MidAmerican Energy.

DISTRIBUTIONS

    The Distributions payable on the Preferred Securities will be fixed at the rate per annum set forth in the applicable Prospectus Supplement. Distributions that are in arrears will bear interest on the amount thereof at same per annum rate (to the extent permitted by applicable law, compounded quarterly). The term "Distributions" as used herein includes interest payable on overdue Distributions, unless otherwise stated. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed. (Section 4.01(b)).

    Distributions on the Preferred Securities will be cumulative, will accrue from the date of initial issuance thereof, and will be payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, except as otherwise described below. Such Distributions will originally accrue from, and include, the date of initial issuance and will accrue to, and include, the first distribution payment date, and thereafter will accrue from, and exclude, the last distribution payment date through which Distributions have been paid. In the event that any date on which Distributions are otherwise payable on the Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are otherwise payable in accordance with the foregoing, a distribution payment date). (Section 4.01(a)). A Business Day is used herein to mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Property Trustee or the Debenture Trustee (as defined herein) is closed for business.

    MidAmerican Energy shall have the right under the Indenture, as supplemented by a Supplemental Indenture relating to a series of Debentures (a "Supplemental Indenture"), to extend the interest payment period at any time or from time to time on each series of Debentures to a period ("Extension Period") not exceeding 20 consecutive quarters. In the event that MidAmerican Energy exercises this right, during such Extension Period quarterly Distributions on the corresponding Preferred Securities will be deferred (and the amount of Distributions to which holders of such Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum set forth in the applicable Prospectus Supplement, compounded quarterly from the relevant payment date for such Distributions); provided, however, that distributions attributable to payments of Additional Interest Attributable to Taxes (as hereinafter defined), if any, on such Debentures will not be deferred and will be payable on the relevant interest payment date. During any such Extension Period MidAmerican Energy may not, and may not permit any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of MidAmerican Energy's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of MidAmerican Energy (including other Debentures) that rank PARI PASSU with or junior in interest to the series of Debentures to which such Extension Period applies, or make any guarantee payments with respect to any guarantee by MidAmerican Energy of the debt securities of any of its subsidiaries if such guarantee ranks PARI PASSU or junior in interest to such series of Debentures (other than (a) dividends or distributions in common stock of MidAmerican Energy, (b) payments under any Guarantee, and (c) purchases of common stock related to the issuance of common stock under any of MidAmerican Energy's benefit plans for its directors, officers or employees). This covenant effectively requires that any extension period with respect to any series of Debentures also apply to all other series of Debentures. Prior to the termination of any such Extension Period, MidAmerican Energy may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters and that such Extension Period may not extend beyond the maturity or the redemption date of the series of the Debentures in question. Upon the termination of any Extension Period and the payment of all amounts then due, MidAmerican Energy may select a new extended interest payment period, subject to the foregoing requirements. See "Description of the Debentures -- Interest" and "-- Option to Extend Interest Payment Period."

    It is anticipated that the income of each Issuer available for distribution to the Holders of the Preferred Securities of such Issuer will be limited to payments on the Debentures to be purchased by such Issuer with the proceeds of the sale of the Preferred Securities. See "Description of the Debentures." If MidAmerican Energy does not make interest payments on the Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities and the Common Securities. The payment of Distributions (if and to the extent an Issuer has sufficient funds available for the payment of such Distributions) is guaranteed by MidAmerican Energy as set forth herein under "Description of the Guarantees."

    Distributions on the Preferred Securities will be payable to the Holders thereof as they appear on the register of the applicable Issuer on the relevant record dates, which as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provision of the applicable Trust Agreement, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date 15 days prior to the relevant distribution date or if such date is not a Business Day, the next succeeding Business Day. (Section 4.01(d)).

REDEMPTION

    MANDATORY REDEMPTION. Upon the repayment of any series of the Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment shall be applied by the Property Trustee to redeem a Like Amount (as defined herein) of corresponding Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the aggregate Liquidation Amount (as defined herein) plus accumulated and unpaid Distributions thereon to the Redemption Date. See "Description of the Debentures -- Optional Redemption."

    "Like Amount" means (i) with respect to a redemption of any series of Preferred Securities, Preferred Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principle amount of Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which will be used to pay the Redemption Price of such Preferred Securities plus accumulated and unpaid Distributions to the date of such payment, and (ii) with respect to a distribution of Debentures to Holders of any series of Preferred Securities in connection with a termination or liquidation of the related Issuer, Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of the Holder to whom such Debentures are distributed. "Liquidation Amount" means the stated amount of $25 per Preferred Security and Common Security.

    OPTIONAL REDEMPTION. MidAmerican Energy will have the right to redeem the Debentures of any particular series in whole or in part, on or after a date to be specified in the Prospectus Supplement with respect to such series of Debentures and therefore cause a mandatory redemption of the corresponding Preferred Securities as described above.

    SPECIAL EVENT REDEMPTION. If a Tax Event or an Investment Company Event (each defined below, a "Special Event") shall occur and be continuing at any time with respect to an Issuer or the Preferred Securities of such Issuer, MidAmerican Energy has the right to redeem the corresponding Debentures in whole, but not in part, and therefore cause a mandatory redemption of such Preferred Securities at a redemption price equal to the aggregate Liquidation Amount of such Preferred Securities plus accumulated and unpaid distributions thereon within 90 days following the occurrence of such Special Event.

    "Tax Event" means the receipt by the Issuer of an opinion of counsel (which may be counsel to the Company or an affiliate but not an employee thereof and which must be acceptable to the Property Trustee) experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any amendment to, or change in an interpretation or application of, such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of issuance of the Preferred Securities), there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or
(iii) the Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority ("Change in 1940 Act Law") to the effect that an Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of a particular series of Preferred Securities.

REDEMPTION PROCEDURES

    MidAmerican Energy may not redeem fewer than all of a particular series of Debentures then outstanding and an Issuer may not redeem fewer than all of the corresponding series of the outstanding

Preferred Securities then outstanding (i) unless all accrued and unpaid Distributions have been paid on all such Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption or (ii) if a partial redemption of such Preferred Securities would result in the delisting of such Preferred Securities by any national securities exchange on which such Preferred Securities are then listed.

    Preferred Securities redeemed on each date selected for redemption (the "Redemption Date") shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of the corresponding Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be deemed payable on each Redemption Date only to the extent that an Issuer has funds available for the payment of such Redemption Price. (Section 4.02(c)). See also "Subordination of Common Securities."

    If an Issuer gives a notice of redemption in respect of a particular series of Preferred Securities (which notice will be irrevocable), then, on or before the Redemption Date, such Issuer, to the extent funds are available, will, so long as such securities are in book-entry form, irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the beneficial holders of such Preferred Securities. If such Preferred Securities are no longer in book-entry form, such Issuer, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the Holders of such Preferred Securities on the relevant record dates for the related distribution payment dates. If notice of redemption shall have been given and funds deposited as required, then on the Redemption Date, all rights of Holders of such Preferred Securities so called for redemption will cease, except the right of the Holders of such Preferred Securities to receive the Redemption Price, but without interest thereon, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the applicable Issuer or by MidAmerican Energy pursuant to the corresponding Guarantee described herein under "Description of the Guarantees", Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

    Subject to applicable law (including, without limitation, United States federal securities law), MidAmerican Energy or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

    If less than all the outstanding Trust Securities of an Issuer are to be redeemed on a Redemption Date, then the aggregate liquidation preference of such securities to be redeemed shall be allocated on a pro rata basis to the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities of such series not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of Preferred Securities in liquidation preference amounts equal to $25 or integral multiples thereof. The Property Trustee shall promptly notify the security registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation preference amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of a series of Preferred Securities shall relate, in the case of any Preferred Securities of such series redeemed or to be redeemed only in part, to the portion of the liquidation preference amount of Preferred Securities of such series that has been or is to be redeemed. (Section 4.02(f)).

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, Issuer Securities, shall be made pro rata based on the Liquidation Amount of the Common Securities and Preferred Securities comprising such Issuer Securities; provided, however, that if on any distribution payment date or Redemption Date an Event of Default under the Indenture (as described below, see "Description of the Debentures -- Events of Default") shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any Common Security corresponding thereto, and no other payment on account of the redemption, liquidation or other acquisition of the corresponding Common Securities, shall be made unless payment in full in cash of all accrued and unpaid Distributions on all outstanding Preferred Securities of such series for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all such outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full, in cash, of all Distributions on, or Redemption Price of, Preferred Securities then due and payable. (Section 4.03(a)).

    In the case of any default under a Trust Agreement resulting from an Event of Default under the Indenture, MidAmerican Energy as Holder of the Common Securities issued under such Trust Agreement will be deemed to have waived any such default under such Trust Agreement until the effect of all such defaults with respect to the Preferred Securities issued under such Trust have been cured, waived or otherwise eliminated. Until any such default under such Trust Agreement with respect to such Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of such Preferred Securities and not the Holders of such Common Securities, and only Holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf. (Section 4.03(b)).

TERMINATION OF AN ISSUER AND DISTRIBUTION OF DEBENTURES

    MidAmerican Energy has the right to, at any time, direct the Property Trustee to dissolve an Issuer and, in connection therewith, after satisfaction of creditors of such Issuer, if any, cause the Debentures held by such Issuer to be distributed to the Holders of the Trust Securities of such Issuer on a pro rata basis in liquidation of such Holders' interests in the Trust. (See "-- Liquidation, Distribution Upon Termination".

    There can be no assurance as to the market price for the Debentures which may be distributed in exchange for Preferred Securities if a termination and liquidation of an Issuer were to occur. Accordingly, the Debentures which an investor may subsequently receive on termination and liquidation of an Issuer may trade at a discount to the price of the Preferred Securities exchanged.

LIQUIDATION, DISTRIBUTION UPON TERMINATION

    Pursuant to either Trust Agreement, an Issuer shall dissolve and shall be liquidated by the Property Trustee on the first to occur of: (i) the expiration of the term of the relevant Trust; (ii) the bankruptcy, dissolution or liquidation of MidAmerican Energy; (iii) the redemption of all of the Preferred Securities of such Issuer; (iv) delivery of written direction to the Property Trustee by MidAmerican Energy, as Depositer, to dissolve such Issuer and distribute the Debentures held by such Issuer to Holders of its Issuer Securities and (v) an order for judicial dissolution of such Issuer having been entered by a court of competent jurisdiction. (Sections 9.01 and 9.02).

    If an automatic or early termination occurs as described in clause (i),
(ii), (iv) or (v) above, such Issuer shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate by adequately providing for the satisfaction of liabilities of creditors, if any, and by distributing to each Holder of Preferred Securities and Common Securities of such Issuer a Like Amount of Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such Holders will be entitled to receive, out of the assets of such Issuer available for distribution to Holders after satisfaction of liabilities of creditors as provided by applicable law, an amount determined as follows. In the case of Holders of Preferred Securities, the amount will be equal to the aggregate liquidation preference of the Preferred Securities plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), to the extent that there are sufficient assets available. If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on the Preferred Securities shall be paid on a pro rata basis. MidAmerican Energy, as Holder of the Common Securities, will be entitled to receive Distributions upon any such liquidation pro rata with the Holders of the Preferred Securities, except that if an Event of Default under the Indenture has occurred and is continuing under the Indenture, the Preferred Securities shall have a preference over the Common Securities. (Sections 9.04(a) and 9.04(d)). A Supplemental Indenture may provide that if an early termination occurs as described in clause (v) above, the Debentures will be subject to optional redemption in whole but not in part.

    On the date fixed for any distribution of Debentures upon termination of an Issuer (i) the Preferred Securities and the Common Securities issued by such Issuer will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of such Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) certificates representing such Preferred Securities will be deemed to represent Debentures of the corresponding series having an aggregate principal amount equal to the stated liquidation preference amount of, and bearing accrued and unpaid interest equal to accrued and unpaid Distributions on, such Preferred Securities until such certificates are presented to MidAmerican Energy or its agent for transfer or reissuance. (Section 9.02(c)).

EVENTS OF DEFAULT; NOTICE

    Any one of the following events constitutes an Event of Default under the affected Trust Agreement (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) the occurrence of an Event of Default as defined in Section 801 of the Indenture (see "Description of the Debentures -- Events of Default"); or

    (ii) default by an Issuer in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by an Issuer in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the applicable Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Property Trustee by the Holders of Preferred Securities of such Issuer having at least 10% of the total liquidation preference amount of the outstanding Preferred Securities of such Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a Notice of Default thereunder; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to an Issuer.

    Within five Business Days after the occurrence of any Event of Default, the Property Trustee shall transmit to the Holders of Trust Securities and MidAmerican Energy notice of any such Event of Default actually known to the Property Trustee, unless such Event of Default shall have been cured or waived.

MERGER OR CONSOLIDATION OF THE PROPERTY TRUSTEE OR THE DELAWARE TRUSTEE

    Any entity into which the Property Trustee or the Delaware Trustee may be merged or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, shall be the successor to such Trustee under the Trust Agreements, provided such entity shall be otherwise qualified and eligible. (Section 8.12).

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

    The Depository Trust Company (the "DTC") will act as securities depositary for all of the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. ("DTC's nominee"). One or more fully-registered global Preferred Securities certificates, representing the aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant ("Indirect Participants"). The rules applicable to DTC and its Direct Participants and Indirect Participants are on file with the Commission.

    Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security (the "Beneficial Owner") is in turn to be recorded in the Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as will as periodic statements of their holdings, from the Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

    To facilitate subsequent transfers, all the Preferred Securities deposited by Direct Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

    Redemption notices shall be sent to Cede & Co. as the registered Holder of Preferred Securities. If less than all of the Preferred Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date identified in a listing attached to the Omnibus Proxy. MidAmerican Energy and the Issuers believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Issuers.

    Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Property Trustee, the applicable Issuer or MidAmerican Energy, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Issuer in question, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants.

    Except as provided herein, a Beneficial Owner will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

    DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Issuer in question and MidAmerican Energy. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Administrative Trustees (with the consent of MidAmerican Energy) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that MidAmerican Energy and the Issuers believe to be reliable, but neither MidAmerican Energy nor the Issuers take responsibility for the accuracy thereof. Neither MidAmerican Energy nor any Issuer has responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

VOTING RIGHTS

    Holders of Trust Securities shall be entitled to one vote for each $25 in liquidation preferences represented by their Trust Securities in respect of any matter as to which such Holders of Trust Securities are entitled to vote. Except as described below and under "-- Amendments," and under "Description of the Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the Holders of the Preferred Securities will have no voting rights. (Section 6.01(a)).

    So long as any Debentures of a particular series are held by the Property Trustee of an Issuer, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under
Section 813 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all such Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of Preferred Securities having at least 66 2/3% of the liquidation preference amount of the outstanding Preferred Securities of such Issuer; provided, however, that where a consent under the Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each Holder of Preferred Securities of such Issuer. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Securities of a particular Issuer except pursuant to a subsequent vote of the outstanding Preferred Securities of such Issuer. The Property Trustee shall notify all Holders of an affected series of Preferred Securities of any notice of default received from the Debenture Trustee. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities of a particular series, prior to taking any of the foregoing actions, the Property Trustee shall receive an opinion of counsel experienced in such matters to the effect that the applicable Issuer will be classified as a "grantor trust" and will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action. (Section 6.01(b)).

    Notwithstanding the foregoing, a Holder of Preferred Securities of a particular series may institute a proceeding for enforcement of payment to such Holder directly of principal of or interest on Debentures of the corresponding series having a principal amount equal to the aggregate liquidation preference amount of such Preferred Securities of such Holder on or after the due dates specified in the Debentures.

    Any required approval of Holders of Preferred Securities of a particular series may be given at a separate meeting of Holders of such Preferred Securities convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of such Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be given to each Holder of such Preferred Securities in the manner set forth in the applicable Trust Agreement (Section 6.02).

    No vote or consent of the Holders of Preferred Securities of a particular series will be required for the Issuer to redeem and cancel Preferred Securities of such series in accordance with the applicable Trust Agreements.

    Notwithstanding that Holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by MidAmerican Energy, the Property Trustee or any affiliate of MidAmerican Energy or the Property Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

AMENDMENTS

    Either Trust Agreement may be amended from time to time by the applicable Issuer (on approval of a majority of the Administrative Trustees) and MidAmerican Energy, without the consent of any Holders of Trust Securities, (i) to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the applicable Trust Agreement, which shall not be inconsistent with the other provisions of the applicable Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the applicable Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at any time that any Trust Securities are outstanding or to ensure the Issuer's exemption from the status of an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"); provided, however, that, except in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Holder of Trust Securities issued pursuant to such Trust Agreement and, in the case of clause (i), any amendments of such Trust Agreement shall become effective when notice thereof is given to the Holders of Trust Securities issued thereunder.

    Except as provided below, any provision of either Trust Agreement may be amended by the Administrative Trustees and MidAmerican Energy with (i) the consent of Holders of Trust Securities issued pursuant to such Trust Agreement representing not less than a majority in liquidation preference of such Trust Securities then outstanding and (ii) receipt by the applicable Trustee of an opinion of counsel to the effect that such amendment or the exercise of any power granted to such Trustee in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or affect the Issuer's exemption from status of an "investment company" under the 1940 Act.

    Without the consent of each affected Holder of Trust Securities, a Trust Agreement may not be amended to (i) change the amount or timing of any distribution with respect to the Trust Securities issued pursuant to such Trust Agreement or otherwise adversely affect the amount of any distribution required to be made in respect of such Trust Securities as of a specified date or (ii) restrict the right of a Holder of such Trust Securities to institute suit for the enforcement of any such payment on or after such date.

REMOVAL OF PROPERTY TRUSTEE

    Unless an Event of Default under the Indenture shall have occurred and be continuing, the Property Trustee may be removed at any time by act of MidAmerican Energy as the Holder of the Common Securities. If an Event of Default under the Indenture has occurred and is continuing, the Property Trustee may be removed at such time by act of the Holders of Preferred Securities having a majority of the liquidation preference of the Preferred Securities then outstanding. In no event will the Holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in MidAmerican Energy as the Holder of the Common Securities. No resignation or removal of the Property Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Property Trustee in accordance with the provisions of the Trust Agreements. (Section 8.10).

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

    Unless an Event of Default under the Indenture shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in the applicable Trust Agreement) may at the time be located, the Holder of the Common Securities and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, MidAmerican Energy, as Depositor, shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. If MidAmerican Energy, as Depositor, does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default under the Indenture has occurred and is continuing, the Property Trustee alone shall have the power to make such appointment. (Section 8.09).

FORM, EXCHANGE AND TRANSFER

    Preferred Securities will be issuable only in fully registered form each having a liquidation preference amount of $25 and any integral multiple thereof.

    At the option of the Holder, subject to the terms of the applicable Trust Agreement, Preferred Securities of any series will be exchangeable for other Preferred Securities of such series, of any authorized denomination and of like tenor and aggregate liquidation preference.

    Subject to the terms of the applicable Trust Agreement, Preferred Securities of any series may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a duly executed instrument of transfer) at the office of the Transfer Agent designated for such purpose. The Administrative Trustees may designate MidAmerican Energy as Transfer Agent and as Registrar. No service charge will be made for any registration of transfer or exchange of Preferred Securities, but MidAmerican Energy may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Transfer Agent being satisfied with the documents of title and identity of the person making the request. The Administrative Trustees may at any time designate additional Transfer Agents or rescind the designation of any Transfer Agent or approve a change in the office through which any Transfer Agent acts.

    An Issuer will not be required to (i) issue, register the transfer of, or exchange any of its Preferred Securities during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of redemption of any of its Preferred Securities called for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Preferred Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Preferred Securities being redeemed in part. (Section 5.04).

REGISTRAR AND TRANSFER AGENT

    Initially, The First National Bank of Chicago will act as Registrar and Transfer Agent for the Preferred Securities.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of either Issuer, but upon payment (with the giving of such indemnity as the Issuer or MidAmerican Energy may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

    The Issuers will not be required to register or cause to be registered any transfer of Preferred Securities after they have been called for redemption except the unredeemed portion of any Preferred Securities being redeemed in part. (Section 5.04).

CONCERNING THE PROPERTY TRUSTEE

    MidAmerican Energy maintains deposit accounts and conducts other banking transactions with the Property Trustee in the ordinary course of its businesses. The Property Trustee also acts as the Guarantee Trustee under the Guarantee, the Debenture Trustee under the Indenture and under another indenture under which medium-term notes of MidAmerican Energy are or may become outstanding.

MISCELLANEOUS

    Application will be made to list the Preferred Securities on the New York Stock Exchange.

    The Delaware Trustee will act as the resident trustee in the state of Delaware and will have no other significant duties. The Property Trustee will hold the Debentures on behalf of the Issuers and will maintain a payment account with respect to the Trust Securities, and will also act as trustee under the Trust Agreements for the purposes of the Trust Indenture Act. See "-- Events of Default; Notice." The Administrative Trustees will administer the day to day operations of the Issuers. See "-- Voting Rights."

    The Administrative Trustees are authorized and directed to conduct the affairs of each Issuer and to operate each Issuer so that neither Issuer will be deemed to be an "investment company" required to be registered under the 1940 Act or classified other than as a grantor trust for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of MidAmerican Energy for United States federal income tax purposes. In this connection, the Administrative Trustees and MidAmerican Energy are authorized to take any action, not inconsistent with applicable law, the certificate of trust of either Issuer or the Trust Agreements, that the Administrative Trustees and MidAmerican Energy determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the Holders of the Preferred Securities. (Section 2.07(d)).

    Holders of the Preferred Securities have no preemptive or similar rights.

                         DESCRIPTION OF THE GUARANTEES

    Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by MidAmerican Energy for the benefit of the Holders from time to time of Preferred Securities of each series. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as Guarantee Trustee under each Guarantee for the purposes of compliance with the Trust Indenture Act. The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantees, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Guarantee Trustee will hold each Guarantee for the benefit of the Holders of the corresponding Preferred Securities.

GENERAL

    MidAmerican Energy will fully and unconditionally agree, to the extent set forth herein, to pay the Guarantee Payments (as defined herein) in full to the Holders of the Preferred Securities of a particular series (except to the extent paid by or on behalf of the applicable Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the applicable Issuer may have or assert. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the applicable Issuer (the "Guarantee Payments"), will be subject to the related Guarantee (without duplication): (i) any accrued and unpaid Distributions required to be paid on the Preferred Securities of such series, to the extent the Property Trustee has available in the payment account for such Issuer sufficient funds to make such payment, (ii) the Redemption Price with respect to any Preferred Securities called for redemption by the applicable Issuer, to the extent the Property Trustee has available in the payment account for such Issuer sufficient funds to make such payment and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the applicable Issuer (other than in connection with a redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation preference amount and all accrued and unpaid Distributions on such Preferred Securities to the date of payment and (b) the amount of assets of such Issuer remaining available for distribution to Holders of such Preferred Securities in liquidation of such Issuer. MidAmerican Energy's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by MidAmerican Energy to the Holders of such Preferred Securities or by causing the applicable Issuer to pay such amounts to such Holders.

    Each Guarantee will be a guarantee with respect to the Preferred Securities issued by the applicable Issuer from the time of issuance of such Preferred Securities, but will not apply to (i) any payment of Distributions if and to the extent that such Issuer does not have funds available to make such payments, or
(ii) collection of payment. If MidAmerican Energy does not make interest payments on the Debentures held by an Issuer, such Issuer will not have funds available to pay Distributions on the Preferred Securities. The Guarantees will rank subordinate and junior in right of payment to all Senior Indebtedness (except those made PARI PASSU by their terms). See "Status of the Guarantees." MidAmerican Energy will agree in the Agreements as to Expenses and Liabilities (the "Expense Agreements"), a form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, to provide funds to the Issuers as needed to pay obligations of the Issuers to parties other than Holders of Trust Securities. The Debentures and the Guarantees, together with the obligations of MidAmerican Energy with respect to the Preferred Securities under the Indenture, the Trust Agreements, the Guarantees and the Expense Agreements constitute full and unconditional guarantees of the Preferred Securities by MidAmerican Energy. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantees. It is only the combined operation of these documents that has the effect of providing full and unconditional guarantees by MidAmerican Energy of the Preferred Securities.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of Holders of Preferred Securities of a particular Issuer (in which case no vote will be required), the terms of a Guarantee may be changed only with the prior approval of the Holders of such Preferred Securities having at least 66 2/3% of the liquidation preference amount of such outstanding Preferred Securities. All guarantees and agreements contained in any Guarantee shall bind the successors, assigns, receivers, trustees and representatives of MidAmerican Energy and shall inure to the benefit of the Holders of the corresponding Preferred Securities then outstanding.

EVENTS OF DEFAULT

    An event of default under a Guarantee will occur upon the failure of MidAmerican Energy to perform any of its payment obligations thereunder. The Holders of Preferred Securities of an Issuer having a majority of the liquidation preference of such Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

    Any Holder of Preferred Securities may institute a legal proceeding directly against MidAmerican Energy to enforce its rights under a Guarantee without first instituting a legal proceeding against the applicable Issuer, the Guarantee Trustee or any other person or entity.

    MidAmerican Energy, as Guarantor, will be required to provide annually to the Guarantee Trustee a statement as to the performance by MidAmerican Energy of certain of its obligations under the Guarantees and as to any default in such performance and an officer's certificate as to MidAmerican Energy's compliance with all conditions under the Guarantees.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, prior to the occurrence of a default by MidAmerican Energy in performance of a Guarantee, has undertaken to perform only such duties as are specifically set forth in the Guarantees and, after default with respect to any Guarantee, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any Holder of Preferred Securities of a particular series unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. See "Description of the Preferred Securities -- Concerning the Property Trustee."

TERMINATION OF THE GUARANTEES

    A Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of all related Preferred Securities, the distribution of Debentures to Holders of such Preferred Securities in exchange for all of such Preferred Securities or full payment of the amounts payable upon liquidation of the related Issuer. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any such Holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the related Guarantee.

STATUS OF THE GUARANTEES

    Each Guarantee will constitute an unsecured obligation of MidAmerican Energy and will rank (i) subordinate and junior in right of payment to all liabilities of MidAmerican Energy (except liabilities that may be made PARI PASSU by their terms), (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by MidAmerican Energy and with any guarantee now or hereafter entered into by MidAmerican Energy in respect of any preferred or preference stock of any affiliate of MidAmerican Energy and (iii) senior to MidAmerican Energy's common stock. Each Trust Agreement provides that each Holder of Preferred Securities issued thereunder agrees, by acceptance thereof, to the subordination provisions and other terms of the related Guarantee.

    Each Guarantee will rank PARI PASSU with each other Guarantee and with any similar guarantees issued by the Guarantor on behalf of the holders of Preferred Securities issued by any other Issuer holding Debentures issued under the Indenture.

    Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the applicable Guarantee without first instituting a legal proceeding against any other person or entity).

GOVERNING LAW

    Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF THE DEBENTURES

    Set forth below is a description of certain terms of the Debentures which each of the Issuers will hold as trust assets. The following description does not purport to be complete and is qualified in its entirety by reference to the description in the Indenture, as supplemented by the Supplemental Indenture creating each series of Debentures, between MidAmerican Energy and the Trustee with respect to the Debentures (the "Debenture Trustee"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Indenture unless otherwise noted.

    The Indenture provides for the issuance of Debentures in an unlimited amount from time to time. Each series of Debentures will constitute a separate series under the Indenture, will be in a principal amount equal to the aggregate stated Liquidation Amount of the corresponding Preferred Securities plus MidAmerican Energy's concurrent investment in the Common Securities and will rank PARI PASSU with all other series of Debentures.

GENERAL

    Each series of Debentures will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the Preferred Securities of the applicable Issuer and the consideration paid by MidAmerican Energy for the Common Securities of such Issuer and will have terms similar to the terms of such Preferred Securities. The Debentures will be unsecured, subordinated obligations of MidAmerican Energy which rank junior to all of MidAmerican Energy's Senior Indebtedness (as defined under "--Subordination" below). Each series of Debentures will bear interest at the same rate, payable at the same times, as the distributions payable on the corresponding series of Trust Securities, and will have a maturity and redemption provisions correlative to those of such Trust Securities. The amounts payable as principal and interest on each series of Debentures will be sufficient to provide for payment of Distributions payable on the corresponding series of Trust Securities.

    Each series of Debentures may be distributed pro rata to the holders of the corresponding series of Trust Securities in connection with the dissolution of the applicable Issuer upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. If Debentures are distributed to Holders of Preferred Securities in connection with the dissolution of an Issuer, such

Debentures will be issued in fully registered certificated form in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Payments of principal of and interest on Debentures will be payable, the transfer of Debentures will be registrable, and Debentures will be exchangeable for Debentures of the same series with other denominations and a like aggregate principal amount, at the office or agency of the Company in [The City of New York]; provided that payment of interest may be made at the option of MidAmerican Energy by check mailed to the address of the persons entitled thereto and that the payment in full of principal with respect to any Debenture will be made only upon surrender of such Debenture to the Debenture Trustee.

OPTIONAL REDEMPTION

    MidAmerican Energy will have the right, at any time and from time to time on or after the date set forth in the applicable Supplemental Indenture, to redeem any series of Debentures, in whole or in part, at a redemption price as set forth in such Supplemental Indenture, together with any accrued but unpaid interest, including Additional Interest Attributable to Taxes (as defined below), if any, to the Redemption Date.

    Except as otherwise specified in the applicable Prospectus Supplement, if a Special Event shall occur and be continuing, MidAmerican Energy shall have the right to redeem any series of Debentures, in whole but not in part, at a redemption price equal to 100% of the principal amount of such series of Debentures then outstanding plus any accrued and unpaid interest, including Additional Interest Attributable to Taxes, if any, to the Redemption Date.

    For so long as an Issuer is the Holder of all the outstanding Debentures of a particular series, the proceeds of any such redemption will be used by such Issuer to redeem its Preferred Securities and Common Securities in accordance with their terms. MidAmerican Energy may not redeem any series of Debentures in part unless all accrued and unpaid interest (including any Additional Interest Attributable to Taxes) has been paid in full on all outstanding Debentures of such series for all quarterly interest periods terminating on or prior to the date of redemption.

    Any optional redemption of a series of Debentures shall be made upon not less than 30 nor more than 60 days' notice from the Debenture Trustee to the Holders of such Debentures, as provided in the Indenture. All notices of redemption shall state the Redemption Date; the redemption price plus accrued and unpaid distributions; if less than all of such Debentures are to be redeemed, the identification of those to be redeemed and the portion of the principal amount of any such Debentures to be redeemed in part; that on the Redemption Date, subject to the Debenture Trustee's receipt of the redemption monies, the redemption price plus accrued and unpaid distributions will become due and payable upon each such Debenture to be redeemed and that interest thereon will cease to accrue on and after said date; and the place or places where such securities are to be surrendered for payment of the redemption price plus accrued and unpaid distributions.

INTEREST

    The Debentures of a particular series will bear interest at the rate per annum set forth in the applicable Supplemental Indenture and from the date specified therein. Such interest is payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, an "Interest Payment Date"), to the person in whose name such Debentures are registered, by the close of business on the Business Day 15 days preceding such Interest Payment Date. It is anticipated that each Issuer will be the sole Holder of a particular series of Debentures.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed. (Section 310). In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day and without any interest or other payment in respect of any such delay, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. (Section 113).

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    MidAmerican Energy shall have the right, at any time and from time to time during the term of any of the Debentures, to extend the interest payment period on such Debentures to a period not exceeding 20 consecutive quarters during which period interest will be compounded quarterly. At the end of an Extension Period, MidAmerican Energy must pay all interest then accrued and unpaid (together with interest thereon at the rate specified for such Debentures compounded quarterly, to the extent permitted by applicable law). However, during any such Extension Period, MidAmerican Energy may not, and may not permit any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of MidAmerican Energy's capital stock or (ii) make any payment of principal of, interest or premium, if any, on, or repay, repurchase or redeem any debt securities of MidAmerican Energy (including other Debentures) that rank PARI PASSU with or junior in interest to the series of Debentures to which such Extension Period applies, or make any guarantee payments with respect to any guarantee by MidAmerican Energy of the debt securities of any of its subsidiaries if such guarantee ranks PARI PASSU or junior in interest to such Series of Debentures (other than (a) dividends or distributions in common stock of MidAmerican Energy, (b) payments under any Guarantee, and (c) purchases of common stock related to the issuance of common stock under any of MidAmerican Energy's benefit plans for its directors, officers or employees). This covenant effectively requires that any Extension Period with respect to payment of interest on a series of Debentures will apply to all other series of Debentures. Prior to the termination of any such Extension Period, MidAmerican Energy may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters at any one time or extend beyond the Maturity Date of the Debentures in question. Upon the termination of any such Extension Period and the payment of all amounts then due, MidAmerican Energy may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof; provided, however, that Additional Interest Attributable to Taxes, if any, shall not be deferred and shall be payable on the relevant Interest Payment Date. MidAmerican Energy shall give the Debenture Trustee and the Administrative Trustees of the Issuer notice of its election of an Extension Period no less than 15 Business Days prior to the later of (i) the Regular Record Date next preceding the first Interest Payment Date on which a distribution would occur but for such election and (ii) five Business Days prior to such Interest Payment Date. Upon receipt of any such notice, the Debenture Trustee shall give written notice of the Company's election by mail to the Holders of the affected series of Preferred Securities not less than 10 Business Days prior to such Interest Payment Date. MidAmerican Energy also shall make a public announcement of such election in accordance with New York Stock Exchange Rules not less than five Business Days prior to such Regular Record Date. (Section 311).

ADDITIONAL INTEREST ATTRIBUTABLE TO TAXES

    So long as Preferred Securities of any series remain outstanding, if the Issuer thereof would be required to pay, with respect to its income derived from the interest payments on the corresponding series of Debentures, any amounts for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States, or any other taxing authority, then, in any such case, MidAmerican Energy will pay as interest on such Debentures such additional interest (the "Additional Interest Attributable to Taxes") as may be necessary in order that the net amounts received and retained by such Issuer after the payment of such taxes, duties, assessments or governmental charges shall result in such Issuer having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges. (Section 312).

EXTENSION OR ADJUSTMENT OF STATED MATURITY

    If provided in the applicable Prospectus Supplement, MidAmerican Energy shall have the right to (i) extend or shorten the maturity of any series of Debentures at the time that MidAmerican Energy exercises its right to elect to liquidate the related Issuer and cause such Debentures to be distributed to the Holders of such Issuer's Preferred Securities and Common Securities in liquidation of the Issuer (see "Description of the Preferred Securities -- Termination of an Issuer and Distribution of Debentures"), and (ii) extend the maturity of any series of Debentures at any time; provided that in the case of both (i) and (ii) above, it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.

DEFEASANCE

    The principal amount of any series of Debentures issued under the Indenture will be deemed to have been paid for purposes of the Indenture and the entire indebtedness of MidAmerican Energy in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Debenture Trustee or any paying agent, in trust: (a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of such series of Debentures, Government Obligations (as defined herein), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Debenture Trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debentures of such series that are outstanding. For this purpose, Government Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof. (Section 701).

    Under current United States federal income tax law any deposit contemplated in the preceding paragraph would be treated as a taxable exchange of such outstanding Debentures for an issue of obligations of an Issuer or a direct interest in the cash and securities held by an Issuer. In that case, Holders of such outstanding Debentures would recognize a gain or loss for federal income tax purposes, as if their share of such Issuer obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Debentures. In addition, such Holders thereafter would be required to include in income a share of the income, gain or loss of such Issuer. The amount so required to be included in income could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of any such deposit.

SUBORDINATION

    The Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of MidAmerican Energy to the extent provided in the Indenture. No payment of principal of (including redemption and sinking fund payments), or interest on, the Debentures may be made (i) upon the occurrence of certain events of bankruptcy, insolvency or reorganization, (ii) if any Senior Indebtedness is not paid when due, (iii) if any other default has occurred pursuant to which the Holders of Senior Indebtedness have accelerated the maturity thereof and with respect to (ii) and (iii), such default has not been cured or waived, or (iv) if the maturity of any series of Debentures has been accelerated, because of an event of default with respect thereto, which remains uncured. Upon any payment or distribution of assets of MidAmerican Energy to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the Holders of the Debentures are entitled to receive or retain any payment thereon. (Section 1502). Subject to the prior payment of all Senior Indebtedness, the rights of the Holders of the Debentures will be subrogated to the rights of the Holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Debentures are paid in full. (Section 1504).

    The term Senior Indebtedness is defined in the Indenture to mean all obligations (other than non-recourse obligations and the indebtedness issued under the Indenture) of, or guaranteed or assumed by, MidAmerican Energy for borrowed money, including both senior and subordinated indebtedness for borrowed money (other than the Debentures), or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of MidAmerican Energy and its subsidiaries in accordance with generally accepted accounting principles as in effect from time to time, or evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of the Indenture or subsequently incurred by MidAmerican Energy unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is PARI PASSU with the Debentures; provided that MidAmerican Energy's obligations under the Guarantees shall not be deemed to be Senior Indebtedness. (Section 101).

    The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of September 30, 1996, MidAmerican Energy had approximately $1.2 billion principal amount of Senior Indebtedness.

CONSOLIDATION, MERGER, AND SALE OF ASSETS

    Under the terms of the Indenture, MidAmerican Energy may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless (i) the corporation formed by such consolidation or into which MidAmerican Energy is merged or the entity which acquires by conveyance or transfer, or which leases, the property and assets of MidAmerican Energy substantially as an entirety shall be an entity organized and validly existing under the laws of any domestic jurisdiction and such entity expressly assumes (by a Supplemental Indenture) MidAmerican Energy's obligations on all Debentures under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (iii) MidAmerican Energy shall have delivered to the Debenture Trustee an Officer's Certificate and an Opinion of Counsel as provided in the Indenture. (Section 1101).

EVENTS OF DEFAULT

    Each of the following will constitute an Event of Default under the Indenture with respect to any series of Debentures: (a) failure to pay any interest on the Debentures of such series within 30 days after the same becomes due and payable, provided that deferral of payment during an Extension Period will not constitute an Event of Default; (b) failure to pay principal or premium, if any, on the Debentures of such series when due and payable; (c) failure to perform, or breach of, any other covenant or warranty of MidAmerican Energy in the Indenture (other than a covenant or warranty of MidAmerican Energy in the Indenture solely for the benefit of one or more series of Debentures other than such series) for 60 days after written notice to MidAmerican Energy by the Debenture Trustee, or to MidAmerican Energy and the

Debenture Trustee by the Holders of at least 33% in principal amount of the Debentures of such series outstanding under the Indenture as provided in the Indenture (provided that such 60 day period shall be automatically extended if corrective action is initiated by MidAmerican Energy within such period and is being diligently pursued); (d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of MidAmerican Energy in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging MidAmerican Energy bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than MidAmerican Energy seeking reorganization, arrangement, adjustment or composition of or in respect of MidAmerican Energy under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for MidAmerican Energy or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; and (e) the commencement by MidAmerican Energy of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of MidAmerican Energy in a case or other similar proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it under any applicable Federal or state law or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of MidAmerican Energy or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors. (Section 801).

    An Event of Default with respect to the Debentures of a particular series may not necessarily constitute an Event of Default with respect to Debentures of any other series issued under the Indenture.

    If an Event of Default with respect to Debentures of any series at the time outstanding occurs and is continuing, then either the Debenture Trustee or the Holders of 33% in principal amount of the outstanding Debentures of such series may declare the principal of all of the Debentures of such series and interest accrued thereon to be due and payable immediately (subject to the subordination provisions of the Indenture), and, should the Debenture Trustee or such Holders of Debentures fail to make such declaration, the Holders of at least 33% in aggregate liquidation preference of the outstanding shares (if any) of the corresponding series of Preferred Securities shall have such right. (Section
802).

    At any time after the declaration of acceleration with respect to the Debentures of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

    (a) MidAmerican Energy has paid or deposited with the Debenture Trustee a sum sufficient to pay

       (1) all overdue interest on all Debentures of such series;

       (2) the principal of and premium, if any, on any Debentures of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debentures;

       (3) interest upon overdue interest at the rate or rates prescribed therefor in such Debentures, to the extent that payment of such interest is lawful; and

       (4) all amounts due to the Debenture Trustee under the Indenture; and

    (b) any other Event or Events of Default with respect to Debentures of such series, other than the nonpayment of the principal of the Debentures of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (Section 802).

    Subject to the provisions of the Indenture relating to the duties of the Debenture Trustee in case an Event of Default shall occur and be continuing, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Debentures, unless such Holders shall have offered to the Debenture Trustee reasonable indemnity. (Section 903). If an Event of Default has occurred and is continuing in respect of a series of Debentures, subject to such provisions for the indemnification of the Debenture Trustee, the Holders of a majority in principal amount of the outstanding Debentures of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee, with respect to the Debentures of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debentures, the Holders of a majority in aggregate principal amount of the outstanding Debentures of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Debentures of any one of such series; and provided, further, that such direction will not be in conflict with any rule of law or with the Indenture. (Section 812).

    No Holder of Debentures of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder unless (i) such Holder has previously given to the Debenture Trustee written notice of a continuing Event of Default with respect to the Debentures of such series, (ii) the Holders of not less than a majority in aggregate principal amount of the outstanding Debentures of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, have made written request to the Debenture Trustee, and such Holder or Holders have offered reasonable indemnity to the Debenture Trustee to institute such proceeding in respect of such Event of Default in its own name as trustee and (iii) the Debenture Trustee has failed to institute any proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Debentures of such series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 807). However, such limitations do not apply to (a) a suit instituted by a Holder of a Debenture for the enforcement of payment of the principal of or any premium or interest on such Debenture on or after the applicable due date specified in such Debenture, or (b) a Direct Action by a Holder of Preferred Securities as described under "-- Enforcement of Certain Rights by Holders of Preferred Securities." (Section 808).

    MidAmerican Energy will be required to furnish to the Debenture Trustee annually a statement by an appropriate officer as to such officer's knowledge of MidAmerican Energy's compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Indenture. (Section 606).

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If an Event of Default with respect to a series of Debentures has occurred and is continuing and such event is attributable to the failure of MidAmerican Energy to pay interest or principal on such Debentures on the date such interest or principal is otherwise payable, a Holder of the corresponding series of Preferred Securities may institute a legal proceeding directly against MidAmerican Energy for enforcement of payment to such Holder of the principal of or interest on such Debentures having a principal amount equal to the aggregate Liquidation Amount of the related Preferred Securities of such holder (a "Direct Action"). MidAmerican Energy may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the Holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. MidAmerican Energy shall have the right under the Indenture to set-off any payment made to a Holder of Preferred Securities by MidAmerican Energy in connection with a Direct Action. The Holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the related Debentures.

MODIFICATION AND WAIVER

    Without the consent of any Holder of Debentures, MidAmerican Energy and the Debenture Trustee may amend or supplement the Indenture for any of the following purposes: (a) to evidence the assumption by any permitted successor to MidAmerican Energy of the covenants of MidAmerican Energy in the Indenture and the Debentures; or (b) to add one or more covenants of MidAmerican Energy or other provisions for the benefit of the Holders of outstanding Debentures or to surrender any right or power conferred upon MidAmerican Energy by the Indenture; or (c) to add any additional Events of Default with respect to outstanding Debentures; or (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debentures of any series in any material respect, such change, elimination or addition will become effective with respect to such series only (1) when the consent of the Holders of Debentures of such series has been obtained in accordance with the Indenture, or (2) when no Debentures of such series remain outstanding under the Indenture; or (e) to provide collateral security for all but not part of the Debentures; or (f) to establish the form or terms of Debentures of any other series as permitted by the Indenture; or (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Debenture Trustee under the Indenture with respect to the Debentures of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Debentures of all or any series; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series of Debentures shall be payable, (2) all or any series of Debentures may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon MidAmerican Energy in respect of Debentures and the Indenture may be served; or (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debentures of any series in any material respect. (Section 1201).

    The Holders of at least a majority in aggregate principal amount of the Debentures of all series then outstanding may waive compliance by MidAmerican Energy with certain restrictive provisions of the Indenture. (Section 607). The Holders of not less than a majority in principal amount of the outstanding Debentures of any series may waive any past default under the Indenture with respect to such series (and should the holders of such Debentures fail to waive such default, the holders of a majority in aggregate liquidation preference of the outstanding shares (if any) of the corresponding series of Preferred Securities shall have such right), in each case except for a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the Holder of each outstanding Debenture of such series affected. (Section 813).

    Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the

Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and MidAmerican Energy and the Debenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment. (Section 1201).

    Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the Holders of such Debentures under the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debentures outstanding thereunder are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of outstanding Debentures of all series so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency or other property) in which any Debenture or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date of any Debenture (or, in the case of redemption, on or after the Redemption Date) without, in any such case, the consent of the Holder of such Debenture, (b) reduce the percentage in principal amount of the outstanding Debenture of any series, (or, if applicable, in liquidation preference of Preferred Securities) the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each outstanding Debenture of such series, or (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debenture of any series, without the consent of the Holder of each outstanding Debenture affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debentures, or modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Debentures of any other series. (Section 1202).

    The Indenture provides that in determining whether the Holders of the requisite principal amount of the outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the Holders of Debentures, Debentures owned by MidAmerican Energy or any other obligor upon the Debentures or any affiliate of MidAmerican Energy or of such other obligor (unless MidAmerican Energy, such affiliate or such obligor owns all Debentures outstanding under the Indenture, determined without regard to this provision) shall be disregarded and deemed not to be outstanding. (Section 101).

    If MidAmerican Energy shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other act, MidAmerican Energy may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other such act, but MidAmerican Energy shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding Debentures shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Debenture Trustee or MidAmerican Energy in reliance thereon, whether or not notation of such action is made upon such Debenture. (Section 104).

RESIGNATION OF DEBENTURE TRUSTEE

    The Debenture Trustee may resign at any time by giving written notice thereof to MidAmerican Energy or may be removed at any time by Act of the Holders of a majority in principal amount of all series of Debentures then outstanding delivered to the Debenture Trustee and MidAmerican Energy. No resignation or removal of the Debenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Debenture Trustee appointed by Act of the Holders, if MidAmerican Energy has delivered to the Debenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Debenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (Section 910).

NOTICES

    Notices to Holders of Debentures will be given by mail to the addresses of such Holders as they may appear in the security register therefor. (Section
106).

TITLE

    MidAmerican Energy, the Debenture Trustee, and any agent of MidAmerican Energy or the Debenture Trustee, may treat the Person in whose name Debentures are registered as the absolute owner thereof (whether or not such Debentures may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Section 308).

GOVERNING LAW

    The Indenture, the Supplemental Indentures and the Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112).

CONCERNING THE DEBENTURE TRUSTEE

    The Debenture Trustee under the Indenture is The First National Bank of Chicago. In addition, The First National Bank of Chicago acts as Property Trustee under the Trust Agreements and as Guarantee Trustee under the Guarantee. First Chicago Delaware Inc. acts as the Delaware Trustee under the Trust Agreements. See "Description of the Preferred Securities -- Concerning the Property Trustee."

                        RELATIONSHIP AMONG THE PREFERRED
                 SECURITIES, THE DEBENTURES AND THE GUARANTEES

    As long as payments of interest and other payments are made when due on each series of Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities of the corresponding series, because: (i) the aggregate principal amount of each series of Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the corresponding Trust Securities; (ii) the interest rate and interest and other payment dates on each series of Debentures will correspond to the Distribution rate and Distribution and other payment dates on the Preferred Securities of such series;
(iii) the Expense Agreements entered into by MidAmerican Energy pursuant to the Trust Agreements provide that MidAmerican Energy shall pay for all, and an Issuer shall not be obligated to pay, directly or indirectly, for any, costs, expenses or liabilities of such Issuer, including any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which such Issuer may become subject, except for United States withholding taxes and such Issuer's payment obligations to holders of the Preferred Securities of a particular series under such Preferred Securities; and (iv) each Trust Agreement further provides that the Trustees shall not cause or permit an Issuer to, among other things, engage in any activity that is not consistent with the limited purposes of each Issuer.

    Payments of Distributions and other amounts due on Preferred Securities of each series (to the extent an Issuer has funds sufficient for such payments) are guaranteed by MidAmerican Energy as and to the extent set forth under "Description of the Guarantees." The Debentures and the Guarantees, together with the obligations of MidAmerican Energy with respect to the Preferred Securities under the Indenture, the Trust Agreements, the Guarantees and the Expense Agreements constitute full and unconditional guarantees of the Preferred Securities by MidAmerican Energy. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantees. It is only the combined operation of these documents that has the effect of providing full and unconditional guarantees by MidAmerican Energy of the Preferred Securities. If and to the extent that MidAmerican Energy does not make payments on any series of Debentures, such Issuer will not pay Distributions or other amounts due on the Preferred Securities of the corresponding series.

    Notwithstanding anything to the contrary in the Indenture, MidAmerican Energy has the right to set-off any payment it is otherwise required to make thereunder with and to the extent MidAmerican Energy has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

    If the Guarantee Trustee fails to enforce any Guarantee, a Holder of a Preferred Security to which such Guarantee applies may institute a legal proceeding directly against MidAmerican Energy to enforce such Holder's rights under such Guarantee without first instituting a legal proceeding against the Issuer of such Preferred Security or any other person or entity.

    Each Issuer's Preferred Securities will evidence the rights of the Holders thereof to the benefits of such Issuer, a trust that exists for the sole purpose of issuing its Trust Securities and investing the proceeds of its Preferred Securities in corresponding series of Debentures of MidAmerican Energy while each series of Debentures represents indebtedness of MidAmerican Energy. A principal difference between the rights of a Holder of a Preferred Security and a Holder of a Debenture is that a Holder of a Debenture will accrue, and (subject to the permissible extensions of the interest payment period) is entitled to receive, interest on the principal amount of Debentures held, while a Holder of Preferred Securities is only entitled to receive Distributions if and to the extent the Issuer has funds sufficient for the payment of such Distributions.

    Upon any voluntary or involuntary dissolution, winding up or termination of any Issuer involving the distribution of a series of Debentures, the Holders of Trust Securities of the corresponding series will be entitled to receive, out of assets legally available for distribution to such Holders, a Liquidation Distribution; provided, however, that if an Event of Default under an applicable Trust Agreement shall have occurred and be continuing, the Holders of the Common Securities shall be entitled to receive, out of assets legally available for Distribution to such Holders, distributions only after the Holders of the corresponding Preferred Securities. See "Description of the Preferred Securities -- Liquidation, Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of MidAmerican Energy, each Issuer, as a Holder of Debentures, would be a subordinated creditor of MidAmerican Energy, junior in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any stockholders of MidAmerican Energy receive any payments or distributions. Since MidAmerican Energy has agreed to pay for all costs, expenses and liabilities of the Issuers (other than United States withholding taxes and other than the Issuers' obligations to the Holders of Preferred Securities under the Preferred Securities, which obligations are independently covered by the Guarantees), the positions of a Holder of Preferred Securities and a Holder of Debentures relative to other creditors and to stockholders of MidAmerican Energy in the event of a liquidation or bankruptcy of MidAmerican Energy would be substantially the same.

    A default or event of default under any Senior Indebtedness will not constitute a default or Event of Default under the Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Debentures provide that no payments may be made in respect of the Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived.

    Failure to make required payments on any series of Debentures would constitute an Event of Default under the Indenture.

                              PLAN OF DISTRIBUTION

    The Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. An Issuer may sell its Preferred Securities as soon as practicable after the effectiveness of the Registration Statement of which this Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Preferred Securities of a particular series in respect of which this Prospectus is delivered, the number of Preferred Securities to be purchased by any such underwriters or dealers and the applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

    Underwriters may offer and sell Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters will be deemed to have received compensation from MidAmerican Energy and/or an Issuer in the form of underwriting discounts or commissions. Underwriters may sell Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

    Any underwriting compensation paid by MidAmerican Energy to underwriters in connection with the offering of the Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters and dealers participating in the distribution of Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them, and any profit realized by them on resale of such Preferred Securities, may be deemed to constitute underwriting discounts and commissions under the Securities Act. Underwriters and dealers may be entitled, pursuant to their agreement with MidAmerican Energy and an Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by MidAmerican Energy for certain expenses.

    In connection with the offering of the Preferred Securities of a particular series, the Issuer thereof may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as set forth in the applicable Prospectus Supplement.

    Underwriters and dealers may engage in transactions with, or perform services for, MidAmerican Energy, an Issuer and any of their respective affiliates.

    An Issuer's Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom an Issuer's Preferred Securities are sold by such Issuer for public offering and sale may make a market in such Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. Such Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of meaningful trading markets for any Preferred Securities.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for MidAmerican Energy by John A. Rasmussen, Jr., Group Vice President and General Counsel of MidAmerican Energy, and by Richards, Layton & Finger, special Delaware counsel to MidAmerican Energy and the Issuers. The validity of the Preferred Securities will be passed upon for the underwriters by Sidley & Austin. Sidley & Austin regularly serves as special counsel to MidAmerican Energy and its affiliates on certain matters. Sidley & Austin will rely upon the opinion of John A. Rasmussen, Jr., as to matters of Iowa law. Mr. Rasmussen is an officer and full-time employee of MidAmerican Energy and at September 30, 1996, he owned directly and/or beneficially 6,200 shares of common stock of MidAmerican Energy and had been granted, pursuant to and subject to the terms of MidAmerican Energy's Long-Term Incentive Plan, options to purchase 40,000 shares of MidAmerican Energy common stock and 6,500 performance shares.

                                    EXPERTS

    The consolidated financial statements and supporting schedules included in or incorporated by reference in MidAmerican Energy's 1995 Annual Report on Form 10-K have been audited by Arthur Andersen LLP, independent public accountants, as set forth in its report. The consolidated financial statements and supporting schedules referred to above have been incorporated herein in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

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    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MIDAMERICAN ENERGY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                          PAGE
                                                     ---------
Risk Factors.......................................        S-4
MidAmerican Energy Financing I.....................        S-8
MidAmerican Energy, Inc............................        S-9
Ratios of Earnings To Fixed Charges................       S-10
Use of Proceeds....................................       S-11
Accounting Treatment...............................       S-11
Certain Terms of the Series A Preferred
  Securities.......................................       S-12
Certain Terms of the Series A Guarantee............       S-14
Certain Terms of the Series A Debentures...........       S-15
United States Federal Income Taxation..............       S-18
Underwriting.......................................       S-22

                          PROSPECTUS
Available Information..............................          2
Incorporation of Certain Documents by Reference....          2
The Issuers........................................          4
MidAmerican Energy Company.........................          4
Description of the Preferred Securities............          5
Description of the Guarantees......................         17
Description of the Debentures......................         19
Relationship Among the Preferred Securities, the
  Debentures and the Guarantees....................         29
Plan of Distribution...............................         30
Legal Matters......................................         31
Experts............................................         31

                                                            PREFERRED SECURITIES

                               MIDAMERICAN ENERGY
                                  FINANCING I

                                         %
                         PREFERRED SECURITIES, SERIES A

                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS SET FORTH HEREIN, BY

                               MIDAMERICAN ENERGY
                                    COMPANY

                                  ------------

                                     [LOGO]

                              --------------------

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                                  ----------------------------------------------
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                                  ----------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    An estimate of expenses, other than discounts or commissions of underwriters or agents, follows:

Securities and Exchange Commission registration fee...............  $ 151,515*
New York Stock Exchange listing fee...............................     58,300
Trustee's fees and expenses.......................................     18,500
Printing..........................................................    300,000
Legal fees and expenses...........................................    150,000
Accountants' fees and expenses....................................     15,000
Rating agencies fees..............................................     48,000
Blue Sky expenses.................................................      2,000
Miscellaneous expenses............................................     16,685
                                                                    ---------
    Total.........................................................  $ 760,000
                                                                    ---------
                                                                    ---------

------------------------

*Fees marked with an asterisk are actual, not estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 490.850-490.855 and 490.857 of the Iowa Business Corporation Act ("IBCA") permit corporations organized thereunder to indemnify directors, officers, employees and agents against liability under certain circumstances. The Restated Articles of Incorporation ("Articles of Incorporation") and the Restated Bylaws ("Bylaws") of the Company provide for indemnification of directors, officers and employees to the full extent provided by the IBCA. The Articles of Incorporation and the Bylaws state that the indemnification provided therein shall not be deemed exclusive. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the IBCA. Pursuant to Section 490.857 of the IBCA, the Articles of Incorporation and the Bylaws, the Company maintains directors' and officers' liability insurance coverage. The Company has also entered into indemnification agreements with certain directors and officers, and expects to enter into similar agreements with future directors and officers, to further assure such persons indemnification as permitted by Iowa law.

    As permitted by Section 490.832 of the IBCA, the Articles of Incorporation of the Company provide that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the directors's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional midconduct or a knowing violation of law, (iii) under Section 490.833 of the IBCA (relating to certain unlawful distributions to shareholders) or (iv) for any transaction from which the director derived an improper personal benefit.

    The forms of Underwriting Agreement and Distribution Agreement filed as Exhibits 1(a) and 1(b) hereto include provisions requiring the underwriters, dealers or agents to indemnify directors, officers and certain controlling persons of the Company in certain circumstances.

    The Trust Agreements filed as Exhibits 4(c) and 4(d) hereto provide that MidAmerican Energy shall indemnify each of the Issuer Trustees for, and to hold each Issuer Trustee harmless against, any and all loss, damage, claims, liability or expense incurred without negligence (gross negligence, in the case of any Administrative Trustee), bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

ITEM 16. EXHIBITS.

    The Exhibits to this Registration Statement are listed in the Exhibit Index on Page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrants hereby undertake:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement:

        a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of MidAmerican Energy' s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, MidAmerican Energy Company, on behalf of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, and State of Iowa as of this 31st day of October, 1996.

                                          MIDAMERICAN ENERGY COMPANY
                                          By          Stanley J. Bright*

                                            ------------------------------------
                                                     Stanley J. Bright*
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of this 31st day of October, 1996.

                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

               RUSSELL E. CHRISTIANSEN*
     -------------------------------------------        Chairman of the Board of Directors
               Russell E. Christiansen

                  STANLEY J. BRIGHT*
     -------------------------------------------        President and Chief Executive Officer and Director
                  Stanley J. Bright                       (Principal Executive Officer)

                  PHILIP G. LINDNER*                    Group Vice President and Chief Financial Officer
     -------------------------------------------          (Principal Financial Officer and Principal
                  Philip G. Lindner                       Accounting Officer)

                    JOHN W. AALFS*
     -------------------------------------------        Director
                    John W. Aalfs

                  ROBERT A. BURNETT*
     -------------------------------------------        Director
                  Robert A. Burnett

                 ROSS D. CHRISTENSEN*
     -------------------------------------------        Director
                 Ross D. Christensen

                  JOHN W. COLLOTON*
     -------------------------------------------        Director
                   John W. Colloton

                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                  FRANK S. COTTRELL*
     -------------------------------------------        Director
                  Frank S. Cottrell

                   JACK W. EUGSTER*
     -------------------------------------------        Director
                   Jack W. Eugster

                   MEL FOSTER, JR.*
     -------------------------------------------        Director
                   Mel Foster, Jr.

                    NOLDEN GENTRY*
     -------------------------------------------        Director
                    Nolden Gentry

                 JAMES M. HOAK, JR.*
     -------------------------------------------        Director
                  James M. Hoak, Jr.

                  RICHARD L. LAWSON*
     -------------------------------------------        Director
                  Richard L. Lawson

                 ROBERT L. PETERSON*
     -------------------------------------------        Director
                  Robert L. Peterson

                  NANCY L. SEIFERT*
     -------------------------------------------        Director
                   Nancy L. Seifert

                  W. SCOTT TINSMAN*
     -------------------------------------------        Director
                   W. Scott Tinsman

                 LEONARD L. WOODRUFF*
     -------------------------------------------        Director
                 Leonard L. Woodruff

          *By:          /s/ PAUL J. LEIGHTON
        --------------------------------------
                   Paul J. Leighton
                   ATTORNEY-IN-FACT

            MIDAMERICAN ENERGY FINANCING I
                      (Registrant)
            By: MidAmerican Energy Company
                      as Depositor

           By:           STANLEY J. BRIGHT*
       ---------------------------------------
                  Stanley J. Bright
        President and Chief Executive Officer

           MIDAMERICAN ENERGY FINANCING II
                      (Registrant)
            By: MidAmerican Energy Company
                      as Depositor

           By:           STANLEY J. BRIGHT*
       ---------------------------------------
                  Stanley J. Bright
        President and Chief Executive Officer

          *By:          /s/ PAUL J. LEIGHTON
        --------------------------------------
                   Paul J. Leighton
                   ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

EXHIBIT NUMBER                                                           EXHIBIT
---------------             -------------------------------------------------------------------------------------------------

         1(a)       --      Form of Underwriting Agreement relating to the Preferred Securities.

         1(b)       --      Form of Distribution Agreement for the Medium-Term Notes.

         3(a)       --      Restated Articles of Incorporation of MidAmerican Energy Company, as amended. (Filed as Exhibit 3 to MidAmerican's Registration Statement on Form 8-B, File No. 11505.)

         3(b)       --      Restated Bylaws of MidAmerican Energy Company, as amended. (Filed as Exhibit 3.1 to MidAmerican's
                              Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, File No. 1-11505.)

         4(c)       --      Trust Agreement for MidAmerican Energy Financing I ("MAEF I").

         4(d)       --      Trust Agreement for MidAmerican Energy Financing II ("MAEF II").

         4(e)       --      Form of Amended and Restated Trust Agreement relating to the Preferred Securities. (Agreements are substantially identical except for names and dates).

         4(f)       --      Form of Indenture relating to the Debentures.

         4(g)       --      Form of Supplemental Indenture to Indenture relating to Debentures.

         4(h)       --      Form of Debenture. (Included in Exhibit 4(g).)

         4(i)       --      Form of Guarantee Agreement. (Agreements are substantially identical except for names and dates).

         4(j)       --      Form of Agreement as to Expenses and Liabilities (Included in Exhibit 4(e).)

         4(k)       --      Form of Preferred Securities. (Included in Exhibit 4(e).)

         4(l)       --      Indenture dated as of            , 1996 between the Company and The First National Bank of
                              Chicago, as trustee, relating to the Medium-Term Notes.

         4(m)       --      Forms of Fixed Rate Medium-Term Note. (Included in Exhibit 4(l).)

         4(n)       --      Forms of Floating Rate Medium-Term Note. (Included in Exhibit 4(l).)

         4.1        --      General Mortgage Indenture and Deed of Trust dated as of January 1, 1993, between Midwest Power
                              Systems Inc. and Morgan Guaranty Trust Company of New York, Trustee. (Filed as Exhibit 4(b)-1
                              to Midwest Resources' Annual Report on Form 10-K for the year ended December 31, 1992, File No.
                              1-10654.)

         4.2        --      First Supplemental Indenture dated as of January 1, 1993, between Midwest Power Systems Inc. and
                              Morgan Guaranty Trust Company of New York, Trustee. (Filed as Exhibit 4(b)-2 to Midwest
                              Resources' Annual Report on Form 10-K for the year ended December 31, 1992, File No. 1-10654.)

         4.3        --      Second Supplemental Indenture dated as of January 15, 1993, between Midwest Power Systems Inc.
                              and Morgan Guaranty Trust Company of New York, Trustee. (Filed as Exhibit 4(b)-3 to Midwest
                              Resources' Annual Report on Form 10-K for the year ended December 31, 1992, File No. 1-10654.)

         4.4        --      Third Supplemental Indenture dated as of May 1, 1993, between Midwest Power Systems Inc. and
                              Morgan Guaranty Trust Company of New York, Trustee. (Filed as Exhibit 4.4 to Midwest Resources'
                              Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-10654.)

EXHIBIT NUMBER                                                           EXHIBIT
---------------             -------------------------------------------------------------------------------------------------

         4.5        --      Fourth Supplemental Indenture dated as of October 1, 1994, between Midwest Power Systems Inc. and
                              Harris Trust and Savings Bank, Trustee. (Filed as Exhibit 4.5 to Midwest Resources' Annual
                              Report on Form 10-K for the year ended December 31, 1994, File No. 1-10654.)

         4.6        --      Fifth Supplemental Indenture dated as of November 1, 1994, between Midwest Power Systems Inc. and
                              Harris Trust and Savings Bank, Trustee. (Filed as Exhibit 4.6 to Midwest Resources' Annual
                              Report on Form 10-K for the year ended December 31, 1994, File No. 1-10654.)

         4.7        --      Indenture of Mortgage and Deed of Trust, dated as of March 1, 1947. (Filed by Iowa-Illinois as
                              Exhibit 7B to File No. 2-6922.)

         4.8        --      Sixth Supplemental Indenture dated as of July 1, 1967. (Filed by Iowa-Illinois as Exhibit 1.08 to
                              File No. 2-228806.)

         4.9        --      Twentieth Supplemental Indenture dated as of May 1, 1982. (Filed as Exhibit 4.B.23 to
                              Iowa-Illinois' Quarterly Report on Form 10-Q for the period ended June 30, 1982, File No.
                              1-3573.)

         4.10       --      Resignation and Appointment of successor Individual Trustee. (Filed by Iowa-Illinois as Exhibit
                              4.B.30 to Commission File No. 33-39211.)

         4.11       --      Twenty-Seventh Supplemental Indenture dated as of October 1, 1991. (Filed as Exhibit 4.31.A to
                              Iowa-Illinois' Current Report on Form 8-K dated October 1, 1991, File No. 1-3573.)

         4.12       --      Twenty-Eighth Supplemental Indenture dated as of May 15, 1992. (Filed as Exhibit 4.31.B to
                              Iowa-Illinois' Current Report on Form 8-K dated May 21, 1992, File No. 1-3573.)

         4.13       --      Twenty-Ninth Supplemental Indenture dated as of March 15, 1993. (Filed as Exhibit 4.32.A to
                              Iowa-Illinois' Current Report on Form 8-K dated March 24, 1993, File No. 1-3573.)

         4.14       --      Thirtieth Supplemental Indenture dated as of October 1, 1993. (Filed as Exhibit 4.34.A to
                              Iowa-Illinois' Current Report on Form 8-K dated October 7, 1993, File No. 1-3573.)

         4.15       --      Sixth Supplemental Indenture dated as of July 1, 1995, between Midwest Power Systems Inc. and
                              Harris Trust and Savings Bank, Trustee. (Filed as Exhibit 4.15 to MidAmerican's Annual Report
                              on Form 10-K for the year ended December 31, 1995, File No. 1-11505.)

         4.16       --      Thirty-First Supplemental Indenture dated as of July 1, 1995, between Iowa-Illinois Gas and
                              Electric Company and Harris Trust and Savings Bank, Trustee. (Filed as Exhibit 4.16 to
                              MidAmerican's Annual Report on Form 10-K for the year ended December 31, 1995, File No.
                              1-11505.)

         5(a)       --      Opinion and Consent of John A. Rasmussen, Jr., Group Vice President and General Counsel of
                              MidAmerican Energy.

         5(b)       --      Opinion and Consent of Richards, Layton & Finger, Special Delaware Counsel to MidAmerican Energy,
                              MAEF I and MAEF II relating to the legality of the Preferred Securities.

         8(a)       --      Opinion and Consent of Sidley & Austin relating to tax matters concerning the Medium-Term Notes.

EXHIBIT NUMBER                                                           EXHIBIT
---------------             -------------------------------------------------------------------------------------------------

         8(b)       --      Opinion and Consent of Sidley & Austin relating to tax matters concerning the Preferred
                              Securities.

        12(a)       --      Computation of Ratio of Earnings to Fixed Charges and Supplemental Ratio of Earnings to Fixed
                              Charges and Preferred Dividend Requirements of MidAmerican Energy--Consolidated. (Filed as
                              Exhibit 12.1 to MidAmerican's Quarterly Report on Form 10-Q for the quarter ended September 30,
                              1996, File No. 1-11505.)

        12(b)       --      Computation of Ratio of Earnings to Fixed Charges and Supplemental Ratio of Earnings to Fixed
                              Charges and Preferred Dividend Requirements of MidAmerican Energy--Utility Only. (Filed as
                              Exhibit 12.2 to MidAmerican's Quarterly Report on Form 10-Q for the quarter ended September 30,
                              1996, File No. 1-11505.)

        23(a)       --      Consent of Arthur Andersen LLP.

        23(b)       --      Consent of Deloitte & Touche LLP.

        23(c)       --      Consents of John A. Rasmussen, Jr., Richards, Layton & Finger and Sidley & Austin are contained in Exhibits 5(a), 5(b) and 8, respectively.

        24          --      Powers of Attorney.

        25(a)       --      Statement Of Qualifications on Form T-1 of The First National Bank of Chicago as Indenture
                              Trustee under the Indenture relating to the Medium Term Notes.

        25(b)       --      Statement Of Qualifications on Form T-1 of The First National Bank of Chicago as Property Trustee
                              under the Amended and Restated Trust Agreement for MidAmerican Energy Financing I.

        25(c)       --      Statement of Qualifications on Form T-1 of The First National Bank of Chicago as Property Trustee
                              under the Amended and Restated Trust Agreement for MidAmerican Energy Financing II.

        25(d)       --      Statement Of Qualifications on Form T-1 of The First National Bank of Chicago as Indenture
                              Trustee under the Indenture relating to the Subordinated Debentures.

        25(e)       --      Statement Of Qualifications on Form T-1 of The First National Bank of Chicago as Guarantee
                              Trustee under the Guarantee Agreement for MidAmerican Energy Financing I.

        25(f)       --      Statement of Qualifications on Form T-1 of The First National Bank of Chicago as Guarantee
                              Trustee under the Guarantee Agreement for MidAmerican Energy Financing II.